UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Adobe Systems Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Adobe Systems Incorporated
345 Park Avenue
San Jose, California 95110-2704
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 10, 2014
Dear Stockholders:
You are cordially invited to attend our 2014 Annual Meeting of Stockholders to be held on Thursday, April 10, 2014 at 9:00 a.m. local time at our East Tower building located at 321 Park Avenue, San Jose, California 95110. We are holding the meeting to:

1.	Elect thirteen members of our Board of Directors named herein to serve for a one-year term;

2.	Approve an amendment to the 2003 Equity Incentive Plan to increase the available share reserve by 8.85 million shares;

3.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending on November 28, 2014;

4.	Approve, on an advisory basis, the compensation of our named executive officers; and

5.	Transact any other business that may properly come before the meeting.
If you owned our common stock at the close of business on February 14, 2014, you may attend and vote at the meeting. A list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our headquarters in San Jose, California for the ten days prior to the meeting for any purpose related to the meeting.
We are pleased to continue to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this proxy statement and our 2013 Annual Report. We believe that this process allows us to provide our stockholders with the information they need in a timelier manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access those documents over the internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2013 Annual Report and a form of proxy card. All stockholders who have previously requested a paper copy of our proxy materials will continue to receive a paper copy of the proxy materials by mail.

Your vote is important. Whether or not you plan to attend the meeting, we hope that you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the internet. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided.

Sincerely,

Michael Dillon Senior Vice President, General Counsel & Corporate Secretary
February 28, 2014
San Jose, California

ADOBE SYSTEMS INCORPORATED
Proxy Statement
for the
Annual Meeting of Stockholders
To Be Held April 10, 2014

i

____________________
ADOBE SYSTEMS INCORPORATED
____________________
PROXY STATEMENT
____________________
INFORMATION CONCERNING SOLICITATION AND VOTING
Our Board of Directors (the “Board”) is soliciting proxies for our 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”) to be held on Thursday, April 10, 2014, at 9:00 a.m. local time at our East Tower building located at 321 Park Avenue, San Jose, California 95110. Our principal executive offices are located at 345 Park Avenue, San Jose, California 95110, and our telephone number is (408) 536-6000.
The proxy materials, including this proxy statement, proxy card and our 2013 Annual Report, are being distributed and made available on or about February 28, 2014. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.
In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our stockholders access to our proxy materials over the internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about February 28, 2014 to most of our stockholders who owned our common stock at the close of business on the record date, February 14, 2014. Stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials be sent to them by following the instructions in the Notice.
The Notice will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election.
Choosing to receive future proxy materials electronically will allow us to provide you with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you and will conserve natural resources.
We will bear the expense of soliciting proxies. In addition to these proxy materials, our directors and employees (who will receive no compensation in addition to their regular salaries) may solicit proxies in person, by telephone or email. We have also retained Innisfree M&A Incorporated to help us solicit proxies from brokers, bank nominees and other institutional owners. We expect to pay Innisfree a fee of $12,500 for its services and will reimburse Innisfree for reasonable out-of-pocket expenses, for which we budget up to $20,000. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.
QUESTIONS AND ANSWERS

Q:	Who may vote at the meeting?

A:
Our Board set February 14, 2014 as the record date for the meeting. If you owned our common stock at the close of business on February 14, 2014, you may attend and vote at the meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of February 14, 2014, there were 499,466,920 shares of our common stock outstanding and entitled to vote at the meeting.

Q:	What is the quorum requirement for the meeting?

A:	A majority of our outstanding shares entitled to vote as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum.

Your shares will be counted as present at the meeting if you are entitled to vote and you:

• are present in person at the meeting; or
• have properly submitted a proxy card or voting instruction card, or voted by telephone or over the internet.

Both abstentions and broker non-votes (as described below) are counted for the purpose of determining the presence of a quorum.

Each proposal identifies the votes needed to approve or ratify the proposed action.

Q:	What proposals will be voted on at the meeting?

A:	There are four proposals scheduled to be voted on at the meeting:

• Election of thirteen members of our Board named herein to serve for a one-year term;

• Approval of an amendment to the 2003 Equity Incentive Plan to increase the available share reserve by 8.85 million shares;

• Ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending November 28, 2014; and

• Approval, on an advisory basis, of the compensation of our named executive officers.

We will also consider any other business that properly comes before the meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voter instruction card will vote the shares they represent using their best judgment.

Q:	Why did I receive a Notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

A:
We are pleased to continue to take advantage of the SEC rule that allows companies to furnish their proxy materials over the internet. Accordingly, we have sent to most of our stockholders of record and beneficial owners a Notice regarding internet availability of proxy materials. Instructions on how to access the proxy materials over the internet or to request a paper copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A stockholder’s election to receive proxy materials by mail or electronically by email will remain in effect until the stockholder terminates such election.

Q:	Why did I receive a full set of proxy materials in the mail instead of a Notice regarding the internet availability of proxy materials?

A:
We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of a Notice. If you would like to reduce the environmental impact and the costs incurred by us in mailing proxy materials, you may elect to receive all future proxy materials electronically via email or the internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card, to vote using the internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. Alternatively, you can go to https://www.icsdelivery.com/adobe and enroll for online delivery of annual meeting and proxy voting materials.

Q:	How can I get electronic access to the proxy materials?

A:
You can view the proxy materials on the internet at www.proxyvote.com. Please have your 12 digit control number available. Your 12 digit control number can be found on your Notice. If you received a paper copy of your proxy materials, your 12 digit control number can be found on your proxy card or voting instruction card.

Our proxy materials are also available on our Investor Relations website at www.adobe.com/adbe.

Q:	Can I vote my shares by filling out and returning the Notice?

A:
No. The Notice will, however, provide instructions on how to vote by internet, by telephone, by requesting and returning a paper proxy card or voting instruction card, or by submitting a ballot in person at the meeting.

Q:	How may I vote my shares in person at the meeting?

A:
If your shares are registered directly in your name with our transfer agent, Computershare Investor Services LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote in person at the meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, nominee, or trustee that holds your shares, giving you the right to vote the shares at the meeting. The meeting will be held at our East Tower building located at 321 Park Avenue, San Jose, California 95110. If you need directions to the meeting, please visit http://www.adobe.com/aboutadobe/maps/sj_map.html.

Q:	How can I vote my shares without attending the meeting?

A:
Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker, trustee or nominee. In most cases, you will be able to do this by telephone, by using the internet or by mail if you received a printed set of the proxy materials.

By Telephone or Internet.  If you have telephone or internet access, you may submit your proxy by following the instructions provided in the Notice, or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

By Mail.  If you received printed proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your stockbroker, trustee or nominee, and mailing it in the enclosed envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

Q:	What happens if I do not give specific voting instructions?

A:
Registered Stockholder of Record. If you are a registered stockholder of record and you indicate when voting on the internet or by telephone that you wish to vote as recommended by the Board, or sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their best judgment with respect to any other matters properly presented for a vote at the meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote at its discretion on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

Q:	Which ballot measures are considered “routine” or “non-routine?”

A:
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending November 28, 2014 (Proposal 3), is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 3. The election of directors (Proposal 1), the amendment of the 2003 Equity Incentive Plan to increase the available share reserve by 8.85 million shares (Proposal 2) and the advisory vote on executive compensation (Proposal 4) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and, therefore, there may be broker non-votes on Proposals 1, 2 and 4.

Q:	How can I revoke my proxy and change my vote?

A:
You may revoke your proxy and change your vote at any time before the final vote at the meeting. If you are a stockholder of record, you may do this by signing and submitting a new proxy card with a later date; by voting by telephone or by using the internet, either of which must be completed by 11:59 p.m. Eastern Time on April 9, 2014 (your latest telephone or internet proxy is counted); or by attending the meeting and voting in person by ballot. Attending the meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. If you hold shares through a bank or brokerage firm, you must contact that bank or firm directly to revoke any prior voting instructions.

Q:	Where can I find the voting results of the meeting?

A:
The preliminary voting results will be announced at the meeting. The final voting results will be reported in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the meeting. If our final voting results are not available within four business days after the meeting, we will file a Current Report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known. to us.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our Board of Directors
The following tables set forth the biographical information listed below for each nominee, such as relevant experience, qualifications, attributes and skills, and including other directorships held in public companies.
Nominees for Election for a One-Year Term Expiring in 2015

Name	Principal Occupation During Last Five Years and Relevant Experience, Qualifications, Attributes or Skills	Age	Director Since

Amy L. Banse	Ms. Banse serves as Managing Director and Head of Funds, Comcast Ventures and Senior Vice President, Comcast Corporation. Prior to this role, she was President of Comcast Interactive Media (CIM), a division of Comcast responsible for developing Comcast’s online strategy and operating Comcast’s digital properties, including Fandango, Xfinity.com and Xfinitytv.com. Ms. Banse joined Comcast in 1991 and spent the early part of her career at Comcast overseeing the development of Comcast’s cable network portfolio. She received a B.A. from Harvard and a J.D. from Temple University School of Law.	54	2012

As the Managing Director and Head of Funds for Comcast Ventures and Senior Vice President, Comcast Corporation, as well as her prior executive positions, including President of CIM, Ms. Banse has extensive executive leadership experience, as well as extensive knowledge of operations, financial and strategic issues. She also brings to the Board a deep expertise in global media and technology organizations in online business.

Kelly J. Barlow
Mr. Barlow has been a Partner of ValueAct Capital, an investment partnership engaged in public and private equity investing, since August 2003. Prior to joining ValueAct Capital, Mr. Barlow worked at EGM Capital from 1997 to 2003 where he served primarily as portfolio manager of the firm’s long/short equity fund. Prior to EGM Capital, Mr. Barlow worked at Wells Capital Management, a wholly owned subsidiary of Wells Fargo Bank, in the small capitalization equity department from 1993 to 1997. Mr. Barlow previously served as a director of KAR Auction Services, Inc. from December 2011 to September 2013, of Allscripts Healthcare Solutions, Inc. from October 2008 to August 2010 and of SIRVA, Inc. from September 2006 to December 2007. Mr. Barlow holds a B.S. from California State University, Chico and is a CFA Charterholder.
		45	2012

Mr. Barlow’s years of experience as a seasoned investor with financial expertise and public company board experience brings significant value to our Board. He also provides the Board a unique perspective as a representative of a major stockholder.

Name	Principal Occupation During Last Five Years and Relevant Experience, Qualifications, Attributes or Skills	Age	Director Since

Edward W. Barnholt
Mr. Barnholt served as President and Chief Executive Officer of Agilent Technologies, Inc., a measurement company, from March 1999 to March 2005 and as its Chairman of the Board from November 2002 until his retirement in March 2005. From 1990 to 1999, Mr. Barnholt served in several executive positions at Hewlett-Packard Company, a computer and electronics company, including serving as Executive Vice President and General Manager of its Measurements Organization. Mr. Barnholt currently serves on the board of directors of eBay Inc., a global online marketplace and as Chairman of the Board of KLA-Tencor Corporation, a provider of process control and yield management solutions. Mr. Barnholt holds a B.S. and a M.S. in Electrical Engineering from Stanford University.
		70	2005

As the former President, Chief Executive Officer and Chairman of the Board of Agilent, as well as a former senior executive with Hewlett-Packard, Mr. Barnholt possesses significant leadership and operational experience, including on matters particularly relevant to companies with complex technology and international issues. As a board member of two other public companies, Mr. Barnholt also has strong corporate governance expertise and a global business perspective.

Robert K. Burgess
Mr. Burgess has been an independent consultant since December 2005. He served as Chief Executive Officer of Macromedia, Inc., a provider of internet and multimedia software, from November 1996 to January 2005. He also served on the board of directors of Macromedia from November 1996 until December 2005, as Chairman of the Board of Macromedia from July 1998 until December 2005 and as Executive Chairman of Macromedia from January 2005 until December 2005, when Macromedia was acquired by Adobe. Prior to joining Macromedia, Mr. Burgess held key executive positions at Silicon Graphics, Inc., a graphics and computing company, and from 1991 to 1995 served as Chief Executive Officer and a member of the board of directors of Alias Research, Inc., a publicly traded 3D software company, prior to its acquisition by Silicon Graphics. Mr. Burgess currently serves on the board of NVIDIA Corporation, a provider of programmable graphics processing technologies. He previously served on the board of IMRIS Inc. from September 2010 to November 2013. Mr. Burgess holds a B.Com. from McMaster University in Canada.
		56	2005

As the former Executive Chairman, Chief Executive Officer and Chairman of the Board of Macromedia, as well as several other executive positions, Mr. Burgess has extensive executive leadership experience, as well as extensive knowledge of operational, financial and strategic issues. He also possesses significant experience with business issues in technology organizations as a result of his former executive roles. With more than 20 years experience as a board member of publicly traded companies, Mr. Burgess also has a broad understanding of the role and responsibilities of the Board and valuable insight on a number of significant issues in the technology industry.

Name	Principal Occupation During Last Five Years and Relevant Experience, Qualifications, Attributes or Skills	Age	Director Since

Frank A. Calderoni
Mr. Calderoni serves as Executive Vice President and Chief Financial Officer at Cisco Systems, Inc., a designer, manufacturer and seller of Internet Protocol (IP)-based networking and other products related to the communications and information technology industry, managing the company’s financial strategy and operations. He joined Cisco in 2004 from QLogic Corporation, a storage networking company where he was Senior Vice President and Chief Financial Officer. Prior to that, he was Senior Vice President, Finance and Administration and Chief Financial Officer for SanDisk Corporation, a flash data storage company. Before joining SanDisk, Mr. Calderoni spent 21 years at IBM, a global services, software and systems company, where he became Vice President and held controller responsibilities for several divisions within the company. Mr. Calderoni holds a B.S. in Accounting and Finance from Fordham University and an M.B.A. in Finance from Pace University.
		56	2012

As a result of his current position at Cisco, as well as his past service as chief financial officer of publicly traded global technology companies, Mr. Calderoni brings to the Board abundant financial expertise that includes extensive knowledge of the complex financial and operational issues facing large global companies, and a deep understanding of accounting principles and financial reporting rules and regulations. He provides the Board and Audit Committee with significant insight into the preparation of financial statements and knowledge of audit procedures. Through his senior executive positions, Mr. Calderoni has demonstrated his global leadership and business acumen.

Michael R. Cannon
Mr. Cannon served as President, Global Operations of Dell Inc., a computer systems manufacturer and services provider, from February 2007 until his retirement in January 2009, and as a consultant to Dell from January 2009 until January 2011. Prior to joining Dell, Mr. Cannon was the President and Chief Executive Officer of Solectron Corporation, an electronic manufacturing services company, from January 2003 until February 2007. From July 1996 until January 2003, Mr. Cannon served as the Chief Executive Officer of Maxtor Corporation, a disk drive and storage systems manufacturer. Prior to joining Maxtor, Mr. Cannon held senior management positions at IBM, a global services, software and systems company. Mr. Cannon also serves on the board of directors of Seagate Technology Public Limited Company, a disk drive and storage solutions company, Lam Research Corporation, a semiconductor wafer fabrication equipment company, and Dialog Semiconductor, a mixed signal semiconductor company. He previously served as a director of Elster Group SE from October 2010 to August 2012. Mr. Cannon studied mechanical engineering at Michigan State University and completed the Advanced Management Program at Harvard Business School.
		61	2003

Mr. Cannon’s career spans more than 35 years in technology. As a result of his former senior executive positions at Dell, Solectron and Maxtor, Mr. Cannon possesses a significant amount of leadership and worldwide operational experience with companies in high technology industries. In addition, as Chief Executive Officer with financial oversight responsibilities at both Solectron and Maxtor, Mr. Cannon possesses extensive financial expertise. Also, from his service as a board member with four other public companies, Mr. Cannon offers our Board a deep understanding of corporate governance matters.

Name	Principal Occupation During Last Five Years and Relevant Experience, Qualifications, Attributes or Skills	Age	Director Since

James E. Daley
Mr. Daley has been an independent consultant since his retirement in July 2003 from Electronic Data Systems Corporation (“EDS”), an information technology service company. Mr. Daley served as Executive Vice President and Chief Financial Officer of EDS from March 1999 to February 2003, and as its Executive Vice President of Client Solutions, Global Sales and Marketing from February 2003 to July 2003. From 1963 until his retirement in 1998, Mr. Daley was with Price Waterhouse, L.L.P., an accounting firm, where he served as Co-Chairman-Operations and Vice-Chairman-International from 1988 to 1998. Mr. Daley currently serves on the board of directors of The Guardian Life Insurance Company of America. Mr. Daley holds a B.B.A. from Ohio University.
		72	2001

With more than 35 years of service with the international accounting firm Price Waterhouse, L.L.P., as well as his past service as the Chief Financial Officer of a publicly traded global technology company, Mr. Daley brings to the Board extensive financial expertise related to the business and financial issues facing large global technology corporations, as well as a comprehensive understanding of international business and corporate governance matters.

Laura B. Desmond
Ms. Desmond is the Global Chief Executive Officer of Starcom MediaVest Group (SMG), a global marketing and media services company which is part of the Publicis Groupe. She is also a member of the Publicis Groupe P12, an executive committee comprised of the company’s top global leaders. Prior to her appointment as Global Chief Executive Officer in 2008, Ms. Desmond was Chief Executive Officer of SMG–The Americas from 2007 to 2008 where she managed a network spanning the United States, Canada and Latin America. She was Chief Executive Officer of MediaVest, based in New York, from 2003 to 2007, and from 2000 to 2002 she was Chief Executive Officer of SMG’s Latin America group. Ms. Desmond previously served as a director of Tremor Video, Inc. from January 2012 to September 2013. She holds a B.B.A. in Marketing from the University of Iowa.
		48	2012

With her experience as Global Chief Executive Officer of SMG as well as her prior senior executive positions at SMG, Ms. Desmond brings to the Board a deep expertise in global media and marketing technology organizations, leadership capabilities and business acumen. In addition, her past service on other boards gives her valuable knowledge and perspective.

Charles M. Geschke	Dr. Geschke was a founder of Adobe and has served as our Chairman of the Board since September 1997, sharing that office with John E. Warnock. He was our Chief Operating Officer from December 1986 until July 1994 and our President from April 1989 until his retirement in April 2000. Dr. Geschke holds a Ph.D. in Computer Science from Carnegie Mellon University.	74	1983

As a co-founder of Adobe and its former President and Chief Operating Officer, Dr. Geschke has experience growing Adobe from a start-up to a large publicly traded company. His nearly 20 years of executive and technological leadership at Adobe provides the Board with significant leadership, operations and technology experience, as well as important perspectives on innovation, management development, and global challenges and opportunities. As Chairman of the Board of Directors of Adobe, Dr. Geschke has a strong understanding of his role as a director and a broad perspective on key industry issues and corporate governance matters.

Name	Principal Occupation During Last Five Years and Relevant Experience, Qualifications, Attributes or Skills	Age	Director Since

Shantanu Narayen
Mr. Narayen currently serves as our President and Chief Executive Officer. He joined Adobe in January 1998 as Vice President and General Manager of our engineering technology group. In January 1999, he was promoted to Senior Vice President, Worldwide Products, and in March 2001 he was promoted to Executive Vice President, Worldwide Product Marketing and Development. In January 2005, Mr. Narayen was promoted to President and Chief Operating Officer, and effective December 2007, he was appointed our Chief Executive Officer and joined our Board of Directors. Mr. Narayen serves on the board of directors of Pfizer Inc., a multinational pharmaceutical corporation. He previously served as a director of Dell Inc. from September 2009 to October 2013. Mr. Narayen holds a B.S. in Electronics Engineering from Osmania University in India, a M.S. in Computer Science from Bowling Green State University and an M.B.A. from the Haas School of Business, University of California, Berkeley.
		50	2007

As our President and Chief Executive Officer and as an Adobe employee for more than 16 years, Mr. Narayen brings to the Board extensive leadership and industry experience, including a deep knowledge and understanding of our business, operations and employees, the opportunities and risks faced by Adobe, and management’s current and future strategy and plans. In addition, his service on other boards gives him a strong understanding of his role as a director and a broad perspective on key industry issues and corporate governance matters.

Daniel L. Rosensweig
Mr. Rosensweig is currently President, Chief Executive Officer and Chairman of the board of directors of Chegg.com, an online textbook rental company. Prior to joining Chegg.com in February 2010, Mr. Rosensweig served as President and Chief Executive Officer of RedOctane, a business unit of Activision Publishing, Inc., a developer, publisher and distributor of interactive entertainment and leisure products. Prior to joining RedOctane in March 2009, Mr. Rosensweig was an Operating Principal at the Quadrangle Group, a private investment firm. Prior to joining the Quadrangle Group in August 2007, Mr. Rosensweig served as Chief Operating Officer of Yahoo! Inc., an internet content and service provider, which he joined in April 2002. Prior to joining Yahoo!, Mr. Rosensweig was President of CNET Networks, Inc., an interactive media company, which he joined in October 2000. Mr. Rosensweig served for 18 years with Ziff-Davis, an integrated media and marketing services company, including roles as President and Chief Executive Officer of its subsidiary ZDNet, from 1997 until 2000 when ZDNet was acquired by CNET. Mr. Rosensweig holds a B.A. in Political Science from Hobart College.
		52	2009

As a result of his current executive position at Chegg.com, as well as his former positions as a senior executive at global media and technology organizations, Mr. Rosensweig provides the Board with extensive and relevant executive leadership, worldwide operations and technology industry experience.

Name	Principal Occupation During Last Five Years and Relevant Experience, Qualifications, Attributes or Skills	Age	Director Since

Robert Sedgewick	Dr. Sedgewick has been a Professor of Computer Science at Princeton University since 1985, where he was the founding Chairman of the Department of Computer Science and is now the William O. Baker Professor of Computer Science. From 1975 to 1985, he served on the faculty at Brown University. Dr. Sedgewick holds a Ph.D. in Computer Science from Stanford University.	67	1990

Professor Sedgewick has held visiting research positions at Xerox PARC in Palo Alto, Institute for Defense Analyses in Princeton and INRIA in Rocquencourt, France. He regularly serves on journal editorial boards and organizes program committees of conferences and workshops on data structures and the analysis of algorithms held throughout the world.

Professor Sedgewick’s research interests include mathematical analysis of algorithms, design of data structures and algorithms and program visualization. He has published widely in these areas and is the author of several books. His latest books are “An Introduction to Programming in Java - An Interdisciplinary Approach” (with Kevin Wayne), “Analytic Combinatorics” (with Philippe Flajolet) and a new fourth edition of “Algorithms,” the latest in a series that has sold over one-half million copies.

As a Professor and the founding Chairman of the Department of Computer Science, Dr. Sedgewick brings to the Board extensive leadership experience and expertise on technology issues in the software industry. Also, as the holder of a Ph.D. degree in Computer Science from Stanford University, and the author of numerous research papers and widely used series of textbooks on algorithms, Dr. Sedgewick offers relevant expertise on a broad range of technology issues. As a result of his membership on Adobe’s Board, Dr. Sedgewick also possesses experience with a range of corporate governance issues.

John E. Warnock	Dr. Warnock was a founder of Adobe and has been our Chairman of the Board since April 1989. Since September 1997, he has shared the position of Chairman with Charles M. Geschke. Dr. Warnock served as our Chief Executive Officer from 1982 until December 2000. From December 2000 until his retirement in March 2001, Dr. Warnock served as our Chief Technical Officer. Dr. Warnock currently serves as Chairman of the Board of Salon Media Group, Inc. Dr. Warnock holds a Ph.D. in Electrical Engineering from the University of Utah.	73	1983

As a co-founder of Adobe and its former Chief Executive Officer and Chief Technical Officer, Dr. Warnock has experience growing Adobe from a start-up to a large publicly traded company. His nearly 20 years of executive and technological leadership at Adobe provides the Board with significant leadership, operations and technology experience, as well as important perspectives on innovation, management development, and global challenges and opportunities. As Chairman of the Board of Directors of Adobe and Salon, Dr. Warnock has a strong understanding of his role as a director and a broad perspective on key industry issues and corporate governance matters.

Independence of Directors
As required by the NASDAQ Global Select Market’s (“NASDAQ”) listing standards, a majority of the members of our Board must qualify as “independent,” as affirmatively determined by our Board. Our Board consults with our legal counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the applicable NASDAQ listing standards.
After review of all relevant transactions and relationships between each director, any of their family members, Adobe, our executive officers and our independent registered public accounting firm, the Board has affirmatively determined that a majority of our Board is comprised of independent directors. Our independent directors include: Ms. Banse, Mr. Barlow, Mr. Barnholt, Mr. Burgess, Mr. Calderoni, Mr. Cannon, Mr. Daley, Ms. Desmond, Dr. Geschke, Mr. Rosensweig, Dr. Sedgewick and Dr. Warnock.
Committees of the Board
The Audit Committee’s role includes the oversight of our financial, accounting and reporting processes; our system of internal accounting and financial controls; our enterprise risk management program (in conjunction with the Board); and our compliance with related legal, regulatory and ethical requirements. The Audit Committee oversees the appointment, compensation, engagement, retention, termination and services of our independent registered public accounting firm, including conducting a review of its independence; reviewing and approving the planned scope of our annual audit; overseeing our independent registered public accounting firm’s audit work; reviewing and pre-approving any audit and non-audit services that may be performed by our independent registered public accounting firm; reviewing with management and our independent registered public accounting firm the adequacy of our internal financial and disclosure controls; reviewing our critical accounting policies and the application of accounting principles; monitoring the rotation of partners of our independent registered public accounting firm on our audit engagement team as required by regulation; reviewing the company’s policies and practices with respect to swaps transactions; and overseeing the performance of our internal audit function. The Audit Committee establishes procedures, as required under applicable regulation, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee’s role also includes meeting to review our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm. The Audit Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors, at Adobe’s expense. See “Report of the Audit Committee” contained in this proxy statement.
Each member of the Audit Committee meets the independence criteria prescribed by applicable regulations and the rules of the SEC for audit committee membership and is an “independent director” within the meaning of applicable NASDAQ listing standards. Each Audit Committee member meets NASDAQ’s financial sophistication requirements, and the Board has further determined that Mr. Burgess, Mr. Calderoni, Mr. Cannon and Mr. Daley are “audit committee financial experts” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC. The Audit Committee acts pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and NASDAQ, a copy of which can be found on our website at http://www.adobe.com/corporate-responsibility/governance-policies-guidelines.html.
The Nominating and Governance Committee’s primary purpose is to evaluate candidates for membership on our Board and make recommendations to our Board regarding candidates; make recommendations with respect to the composition of our Board and its committees; review and make recommendations regarding the functioning of our Board as an entity; recommend corporate governance principles applicable to Adobe; manage periodic review, discussion and evaluation of the performance of our Board, its committees and its members; assess the independence of our directors; consider and approve or disapprove any related-person transaction as defined under Item 404 of Regulation S-K promulgated by the SEC, after examining each such transaction for potential conflicts of interest and other improprieties; review the board memberships of other entities held by members of the Board and review and approve such memberships for our executive officers. The Nominating and Governance Committee also assists our Board in reviewing and assessing management development and succession planning for our executive officers. The Nominating and Governance Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors, at Adobe’s expense. The members of our Nominating and Governance Committee are all independent directors within the meaning of applicable NASDAQ listing standards. The Nominating and Governance Committee operates pursuant to a written charter, a copy of which can be found on our website at http://www.adobe.com/corporate-responsibility/governance-policies-guidelines.html.

In carrying out its function to nominate candidates for election to our Board, the Nominating and Governance Committee considers the Board’s mix of skills, experience, character, commitment and diversity—diversity being broadly construed to mean a variety of opinions, perspectives and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements and needs of our Board and Adobe at that point in time. In reviewing potential candidates, the Nominating and Governance Committee will also consider all relationships between any proposed nominee and any of Adobe’s stockholders, competitors, customers, suppliers or other persons with a relationship to Adobe. The Nominating and Governance Committee believes that each candidate should be an individual who has demonstrated integrity and ethics in such candidate’s personal and professional life, has an understanding of elements relevant to the success of a publicly traded company and has established a record of professional accomplishment in such candidate’s chosen field. Each candidate should be prepared to participate fully in Board activities, including attendance at, and active participation in, meetings of the Board, and not have other personal or professional commitments that would, in the Nominating and Governance Committee’s judgment, interfere with or limit such candidate’s ability to do so. Each candidate should also be prepared to represent the best interests of all of our stockholders and not just one particular constituency. Additionally, in determining whether to recommend a director for re-election, the Nominating and Governance Committee also considers such director’s past attendance at Board and committee meetings and participation in and contributions to the activities of our Board. The Nominating and Governance Committee has no stated specific minimum qualifications that must be met by a candidate for a position on our Board. The Nominating and Governance Committee does, however, believe it appropriate for at least one member of our Audit Committee to meet the criteria for an “audit committee financial expert” as defined by SEC rules, that each member of our Executive Compensation Committee be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and that a majority of the members of our Board meet the definition of “independent director” within the meaning of applicable NASDAQ listing standards.
The Nominating and Governance Committee’s methods for identifying candidates for election to our Board include the solicitation of ideas for possible candidates from a number of sources, including from members of our Board, our executive officers, individuals who our executive officers or Board members believe would be aware of candidates who would add value to our Board and through other research. The Nominating and Governance Committee, from time to time, retains for a fee one or more third-party search firms to identify suitable candidates.
Any of our stockholders may nominate one or more persons for election as a director at our annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Bylaws. In addition, the notice must include any other information required pursuant to Section 14 of the Exchange Act. In order for the director nomination to be timely for our 2015 Annual Meeting of Stockholders, a stockholder’s notice to our Corporate Secretary must be delivered to our principal executive offices no later than December 15, 2014 nor earlier than November 15, 2014. Our Bylaws specify additional requirements if stockholders wish to nominate directors at special meetings of stockholders.
The Nominating and Governance Committee will consider all candidates identified through the processes described above, and will evaluate each candidate, including incumbents, based on the same criteria.
The Executive Compensation Committee sets and administers the policies that govern, and reviews and approves, all compensation of our executive officers, including cash and non-cash compensation and equity compensation programs. The Executive Compensation Committee is also responsible for making recommendations to the Board concerning Board and committee compensation. The Executive Compensation Committee may also review and approve equity-based compensation grants to our non-executive officer employees and consultants; however, stock option, performance share and restricted stock unit grants to our non-executive officer employees are generally approved by a Management Committee for Employee Equity Awards appointed by the Board and currently consisting of our Chief Executive Officer and Senior Vice President, People and Places. In addition, the Executive Compensation Committee reviews our stock ownership guidelines for senior management, which are described below in “Compensation Discussion and Analysis—Ownership Guidelines and Policies—Stock Ownership Guidelines”. The Executive Compensation Committee is also responsible for oversight of our overall compensation plans and benefit programs, as well as the approval of all employment, severance and change of control agreements and plans applicable to our executive officers. In connection with this oversight, the Executive Compensation Committee reviews and certifies annual performance objectives and goals relevant to executive officers. The Executive Compensation Committee oversees all matters related to stockholder approval of executive compensation and evaluates the risk-taking incentives and risk management of our compensation policies and practices. The Executive Compensation Committee also has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors, at Adobe’s expense. The Executive Compensation Committee assesses the independence and any potential conflicts of interest of compensation advisors in accordance with applicable law and NASDAQ listing standards. The members of the Executive Compensation Committee are all independent directors within the meaning of applicable NASDAQ listing standards, and all of the members are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “outside directors” for purposes of Section 162(m) of the Code. The Executive Compensation Committee acts pursuant to a written charter, a copy of which can be found on our website at http://www.adobe.com/corporate-responsibility/governance-policies-guidelines.html.
Risk Analysis of Performance-Based Compensation Plans
Our Executive Compensation Committee believes that our employee compensation programs do not encourage excessive and unnecessary risk-taking that would be reasonably likely to have a material adverse effect on Adobe. The Executive Compensation Committee oversaw the performance of a risk assessment of our compensation programs as generally applicable to our employees to ascertain any potential material risks that may be created by our compensation programs. The Executive Compensation Committee considered the findings of the assessment conducted internally and concluded that our compensation programs are designed and administered with the appropriate balance of risk and reward in relation to our overall business strategy and do not encourage employees to take unnecessary or excessive risks, and that the level of risk that they do encourage is not reasonably likely to materially harm our business or financial condition, after considering mitigating controls.
Although the majority of target total direct compensation provided to our executive officers is incentive based, the Executive Compensation Committee believes that our executive compensation programs have been designed with appropriate controls and other mitigating measures to prevent excessive and unnecessary risk taking. Incentive-based employee compensation programs typically make up a smaller percentage of our other employees’ overall compensation and therefore provide even less motivation for risk taking. The design of these broad-based compensation programs is intended to encourage our employees to remain focused on both short- and long-term operational and financial goals of the company in several key respects:

•
While our Executive Bonus Plans for fiscal years 2013 and 2014 focus on the achievement of bookings and recurring revenue targets and customer advocacy goals, they also include an individual goal component with objectives for many of our executives relating to both operating and profitability metrics; together with our long-term equity incentive program for fiscal years 2013 and 2014 that motivate our executives to build stockholder value, our fiscal year 2013 and 2014 compensation programs (which are described further below in the “Compensation Discussion and Analysis” section of this proxy statement) continue to provide balanced objectives while driving our short- and long-term business strategies.

•
As described below under “Compensation Discussion and Analysis—Elements of Compensation,” our Executive Compensation Committee exercised its discretion under our fiscal year 2013 Executive Bonus Plan to adjust actual awards downward on account of certain factors, primarily related to the company’s profitability during the year. This demonstrates that the Committee closely monitors both Adobe’s quantitative and qualitative performance, focusing on both the top and bottom lines.

•
Our Performance Share Program is based on Adobe’s total stockholder return (“TSR”) over a three-year period relative to the NASDAQ 100, so unlike stock options, the program will not reward short-term spikes in the price of our stock, but instead requires sustained, measurable performance over a three-year period. In the event Adobe’s TSR places in the bottom 25% relative to the NASDAQ 100, no shares will be awarded, meaning our executives will be rewarded only when Adobe’s stock is performing relative to the market.

•
Our system of internal controls over financial reporting, standards of business conduct and compliance programs, among other things, reduce the likelihood of manipulation of our financial performance to enhance payments under our bonus and sales compensation plans.

•	Our performance-based plans include caps that in recent years have ranged from 150% to 200% of the target awards. We believe these caps limit the incentive for excessive risk-taking by our employees.

•
Equity incentive awards for our executive officers have included different types of equity instruments, which helps to diversify the executive officers’ interests and limit the potential value of excessive risk taking. For most of our non-executive employees, equity incentive awards are solely in the form of restricted stock units (“RSUs”) that vest over three or four years. Annual equity incentive awards for our executive officers and certain senior employees for fiscal year 2013 include RSUs that vest one-half each year over two years (and for fiscal year 2014 vest one-third each year over three years) and performance shares that vest 100% after a three-year cliff, encouraging executive officers and such other employees to focus on sustained stock price appreciation over the long term. Stock options have been eliminated from the mix of equity incentive awards granted to members of our Board, our executive officers and all other employees generally, which our Executive Compensation Committee believes further mitigates the potential value to our executive officers of unnecessary or excessive risk-taking.

•
Our officers at the Senior Vice President level and above are all subject to, and in compliance with, our stock ownership guidelines, described under “Compensation Discussion and Analysis—Ownership Guidelines and Policies—Stock Ownership Guidelines,” which encourage a level of stock ownership that we believe appropriately aligns their long-term interests with those of our stockholders. As described below under “Compensation Discussion and Analysis—Ownership Guidelines and Policies—Stock Ownership Guidelines,” the Executive Compensation Committee amended our stock ownership guidelines for senior executives in December 2013 to require threshold ownership levels to be maintained indefinitely, strengthening the alignment between our executives’ and stockholders’ interests.

Meetings of the Board and Committees
During fiscal year 2013, our Board held eight meetings, and its three standing committees—Audit Committee, Executive Compensation Committee, and Nominating and Governance Committee—collectively held 22 meetings. Each director attended at least 75% of the meetings (held during the period that such director served) of the Board and the committees on which such director served in fiscal year 2013. Members of our Board are encouraged to attend our annual meetings of stockholders. All thirteen of our Board members attended our 2013 Annual Meeting of Stockholders.
The following table sets forth the three standing committees of our Board, the members of each committee, and the number of meetings held by our Board and the committees during fiscal year 2013:

Name	Board	Audit	Executive Compensation(1)	Nominating and Governance

Ms. Banse	X		X
Mr. Barlow(1)	X		X
Mr. Barnholt	X		X	Chair
Mr. Burgess	X	X
Mr. Calderoni	X	X
Mr. Cannon	X	X
Mr. Daley	X	Chair		X
Ms. Desmond	X			X
Dr. Geschke	Chair
Mr. Narayen	X
Mr. Rosensweig	X		Chair	X
Dr. Sedgewick	X		X
Dr. Warnock	Chair
Number of meetings held in fiscal year 2013	8	11	8	3
_________________________

(1)	Mr. Barlow was appointed to our Board on December 4, 2012, at which time he was added as a member of the Executive Compensation Committee.
The members of the respective committees satisfy the applicable qualification requirements of the SEC, NASDAQ and the Code.
Communications with the Board
Any stockholder who desires to contact our Board, or specific members of our Board, may do so electronically by sending an email to the following address: directors@adobe.com. Alternatively, a stockholder may contact our Board, or specific members of our Board, by writing to: Stockholder Communications, Adobe Systems Incorporated, 345 Park

Avenue, San Jose, California 95110-2704 USA. All such communications will be initially received and processed by the office of our Corporate Secretary. Accounting, audit, internal accounting controls and other financial matters will be referred to the Chair of the Audit Committee. Other matters will be referred to the Board, the non-employee directors or individual directors as appropriate.
Board Leadership Structure
We separate the roles of Chief Executive Officer and Chairmen of our Board. Our Board is currently chaired by Dr. Geschke and Dr. Warnock, Adobe’s founders and former President and Chief Executive Officer, respectively. The duties of the Chairmen of our Board include:

•	presiding over all meetings of the Board;

•	preparing the agenda for Board meetings in consultation with the Chief Executive Officer, other members of our executive management and other members of our Board;

•	calling and presiding over meetings of the independent directors;

•	managing the Board’s evaluation of the Chief Executive Officer; and

•	presiding over all meetings of stockholders.
Accordingly, the Chairmen have substantial ability to shape the work of our Board. We believe that separation of the positions of Chairmen and Chief Executive Officer reinforces the independence of our Board in its oversight of our business and affairs. In addition, such separation helps create an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board to monitor whether management’s actions are in the best interests of Adobe and its stockholders.
Our Board also believes that there may be advantages to having independent chairmen for matters such as communications and relations between our Board, the Chief Executive Officer and other senior management, and in assisting our Board in reaching consensus on particular strategies and policies. Dr. Geschke’s and Dr. Warnock’s past service as executive officers helps ensure our Board and management act with a common purpose, making them best positioned to act as a bridge between management and the Board. Having Chairmen separate from the Chief Executive Officer also allows the Chairmen to focus on assisting the Chief Executive Officer and senior management in seeking and adopting successful business strategies and risk management policies and in making successful choices in management succession. The Board also believes that it is advantageous to have Chairmen with extensive history and knowledge of Adobe, our corporate culture and the industries in which we compete, as is the case with Dr. Geschke and Dr. Warnock.
The Board’s Role in Risk Oversight
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that actively manages risks as a part of Adobe’s corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing Adobe. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.
Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee has the responsibility to oversee our major financial risk exposures and the steps our management has taken to monitor and control these exposures as well as oversight of our enterprise risk management program. The Audit Committee also monitors compliance with legal and regulatory requirements and oversees the performance of our internal audit function. Our Nominating and Governance Committee monitors the effectiveness of our corporate governance guidelines and considers and approves or disapproves any related-persons transactions. Our Executive Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, which determination is reviewed by our Audit Committee.

Corporate Governance Guidelines
We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted these Corporate Governance Guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines set forth the practices our Board follows with respect to Board and committee composition and selection, Board meetings, Chief Executive Officer performance evaluation and management development and succession planning for senior management, including the Chief Executive Officer position. A copy of our Corporate Governance Guidelines is available on our website at http://www.adobe.com/corporate-responsibility/governance-policies-guidelines.html.
Code of Ethics
We adopted a Code of Ethics applicable to our Chief Executive Officer, Chief Financial Officer, Corporate Controller, Treasurer and certain other finance department executives, which is a “code of ethics” as defined by applicable SEC rules. The Code of Ethics is publicly available on our website at http://www.adobe.com/corporate-responsibility/governance-policies-guidelines.html. If we make any amendments to the Code of Ethics other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of this Code of Ethics to our Chief Executive Officer, Chief Financial Officer, Corporate Controller, Treasurer or certain other finance department executives, we will disclose the nature of the amendment or waiver, its effective date, and to whom it applies, on our website at http://www.adobe.com/corporate-responsibility/governance-policies-guidelines.html or in a Current Report on Form 8-K filed with the SEC. There were no waivers of the Code of Ethics during fiscal year 2013.
Code of Business Conduct
We have also adopted a Code of Business Conduct applicable to all officers, directors and employees of Adobe as required by applicable NASDAQ listing standards. The Code of Business Conduct includes an enforcement mechanism, and any waivers for directors or executive officers must be approved by our Board and disclosed in a Current Report on Form 8-K with the SEC. This Code of Business Conduct is publicly available on our website at http://www.adobe.com/corporate-responsibility/governance-policies-guidelines.html. There were no waivers of the Code of Business Conduct for any of our directors or executive officers during fiscal year 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of February 14, 2014 by each entity or person who is known to beneficially own 5% or more of our common stock, each of our directors, each named executive officer (“NEO”) identified in “Executive Compensation—Summary Compensation Table” contained in this proxy statement and all of our directors and current executive officers as a group.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)(3)		Percent of Class

PRIMECAP Management Company	39,384,554	(4)	7.89%
225 South Lake Avenue, No. 400 Pasadena, CA 91101
The Bank of New York Mellon Corporation	30,068,939	(5)	6.02%
One Wall Street, 31st Floor New York, New York 10286
FMR LLC	26,699,532	(6)	5.35%
245 Summer Street Boston, MA 02210
ValueAct Capital Master Fund, L.P. and related entities	25,310,116	(7)	5.07%
435 Pacific Avenue, Fourth Floor San Francisco, California 94133
Shantanu Narayen	1,470,370	(8)	*
Mark Garrett	201,167	(9)	*
Matthew Thompson	71,583	(10)	*
David Wadhwani	64,505	(11)	*
Bradley Rencher	109,968	(12)	*
Amy L. Banse	11,820		*
Kelly J. Barlow	—	(13)	*
Edward W. Barnholt	112,599	(14)	*
Robert K. Burgess	105,712	(15)	*
Frank A. Calderoni	6,820		*
Michael R. Cannon	151,341	(16)	*
James E. Daley	99,790	(17)	*
Laura B. Desmond	6,820		*
Charles M. Geschke	471,759	(18)	*
Daniel L. Rosensweig	44,156	(19)	*
Robert Sedgewick	184,153	(20)	*
John E. Warnock	978,863	(21)	*
All directors and current executive officers as a group (23 persons)	4,348,131	(22)	0.87%
_________________________

*	Less than 1%.

(1)	The address of each person named in the table, unless otherwise indicated, is c/o Adobe Systems Incorporated, 345 Park Avenue, San Jose, California 95110.

(2)
This table is based upon information supplied by executive officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. None of the shares beneficially owned by our executive officers and directors are pledged as security. Applicable percentages are based on 499,466,920 shares outstanding on February 14, 2014, adjusted as required by rules promulgated by the SEC.

(3)	Holdings reported include any equity awards deferred under our deferred compensation plan.

(4)
Includes 39,384,554 shares beneficially held by PRIMECAP Management Company (“PRIMECAP”) as of December 31, 2013, with sole dispositive power as to all shares and sole voting power as to 9,787,772 shares. Of those shares beneficially held by PRIMECAP, Vanguard-related entities have sole voting power over 28,800,270 shares. This information is based on a Schedule 13G/A filed with the SEC on February 14, 2014 by PRIMECAP and additional information provided by a representative of PRIMECAP on February 19, 2014.

(5)
Reflects the beneficial ownership of The Bank of New York Mellon Corporation as of December 31, 2013, with sole dispositive power as to 28,755,906 shares and shared dispositive power as to 145,118 shares, and with sole voting power as to 24,319,644 shares and shared voting power as to 70,256 shares. The shares reported are beneficially owned by the following direct or indirect subsidiaries of The Bank of New York Mellon Corporation: The Bank of New York Mellon, BNY Mellon, National Association, BNY Mellon Trust of Delaware, The Boston Company Asset Management LLC, The Dreyfus Corporation, Lockwood Advisors, Inc., Mellon Capital Management Corporation, Newton Capital Management Limited, Newton Investment Management Limited, Walter Scott & Partners Limited, BNY Mellon Wealth Management, Advisory Services, Inc., BNY Mellon Trust Company (Cayman) Limited, MBSC Securities Corporation, Pershing LLC, The Bank of New York Mellon Corporation, B.N.Y. Holdings (Delaware) Corporation, MAM (MA) Holding Trust, MBC Investments Corporation, BNY Mellon Investment Management (Jersey) Ltd., BNY Mellon Investment Management (Europe) Ltd., BNY Mellon Investment Management Europe Holdings Ltd., BNY Mellon International Asset Management Group Limited, Newton Management Limited, Pershing Group LLC, The Bank of New York Mellon SA/NV, BNY Mellon International Asset Management (Holdings) Limited, BNY Mellon International Asset Management (Holdings) No. 1 Limited, Mellon Canada Holding Company and BNY International Financing Corporation. The foregoing information is based on Amendment No. 2 to Schedule 13G filed by The Bank of New York Mellon corporation on January 28, 2014 reporting beneficial ownership as of December 31, 2013.

(6)
Based on information disclosed in a Schedule 13G/A filed by FMR LLC and Edward C. Johnson 3d on February 14, 2014. FMR LLC and Edward C. Johnson 3d, through their control of the subsidiaries of FMR LLC, have the sole power to dispose of or direct the disposition of all 26,699,532 shares and the sole power to vote or direct the voting of 1,707,480 of these shares. According to this Schedule 13G/A, Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, beneficially owns 23,173,023 of these shares; Fidelity SelectCo, LLC, a wholly owned subsidiary of FMR LLC, beneficially owns 1,501,333 of these shares; Fidelity Management Trust Company, a wholly owned subsidiary of FMR LLC, beneficially owns 146,783 of these shares; Strategic Advisers, Inc., a wholly owned subsidiary of FMR LLC, beneficially owns 54,113 of these shares; Pyramis Global Advisors, LLC, a wholly owned subsidiary of FMR LLC, beneficially owns 866,900 of these shares; and Pyramis Global Advisors Trust Company, a wholly owned subsidiary of FMR LLC, beneficially owns 902,280 of these shares. Additionally, FIL Limited, an international entity in which FMR LLC holds a voting interest of more than 25% but less than 50%, beneficially owns 55,100 of these shares.

(7)
Reflects shared voting and dispositive power with respect to 25,310,116 shares (and sole voting and dispositive power with respect to 0 shares) for each of (a) ValueAct Capital Master Fund, L.P. (“ValueAct Master Fund”), (b) VA Partners I, LLC (“VA Partners I”), (c) ValueAct Capital Management, L.P. (“ValueAct Management L.P.”), (d) ValueAct Capital Management, LLC (“ValueAct Management LLC”), (e) ValueAct Holdings, L.P. (“ValueAct Holdings”) and (f) ValueAct Holdings GP, LLC (“ValueAct Holdings GP”) (collectively, “ValueAct”). ValueAct Master Fund is a limited partnership organized under the laws of the British Virgin Islands. VA Partners I is a Delaware limited liability company, the principal business of which is to serve as the General Partner to ValueAct Master Fund. ValueAct Management L.P. is a Delaware limited partnership which renders management services to ValueAct Master Fund. ValueAct Management LLC is a Delaware limited liability company, the principal business of which is to serve as the General Partner to ValueAct Management L.P. ValueAct Holdings is a Delaware limited partnership and is the sole owner of the limited partnership interests of ValueAct Management L.P. and the membership interests of ValueAct Management LLC and is the majority owner of the membership interest of VA Partners I. ValueAct Holdings GP is a Delaware limited liability company, the principal business of which is to serve as the General Partner to ValueAct Holdings. Shares reported as beneficially owned by ValueAct Master Fund are also reported as beneficially owned by: (i) ValueAct Management L.P. as the manager of each such investment partnership;

(ii) ValueAct Management LLC, as General Partner of ValueAct Management L.P.; (iii) ValueAct Holdings, as the sole owner of the limited partnership interests of ValueAct Management L.P. and the membership interests of ValueAct Management LLC and as the majority owner of the membership interests of VA Partners I; and (iv) ValueAct Holdings GP, as General Partner of ValueAct Holdings. Shares reported as beneficially owned by ValueAct Master Fund are also reported as beneficially owned by VA Partners I, as General Partner of ValueAct Master Fund. VA Partners I, ValueAct Management L.P., ValueAct Management LLC, ValueAct Holdings and ValueAct Holdings GP also, directly or indirectly, may own interests in one or more than one of the partnerships from time to time. By reason of such relationship ValueAct Master Fund is reported as having shared power to vote or to direct the vote, and shared power to dispose or direct the disposition of, such shares of common stock, with VA Partners I (only with respect to ValueAct Master Fund), ValueAct Management L.P., ValueAct Management LLC, ValueAct Holdings and ValueAct Holdings GP. The foregoing information is based on Amendment No. 3 to Schedule 13D jointly filed by the ValueAct entities with the SEC on October 30, 2013 that reported beneficial ownership as of October 22, 2013, and additional information provided by a representative of ValueAct on February 20, 2014.

(8)
Consists of 258,737 shares held by the Narayen Family Trust, of which Mr. Narayen is a trustee, and 1,211,633 shares issuable upon exercise of outstanding options held by Mr. Narayen exercisable within 60 days of the date of this table.

(9)
Consists of 50,000 shares held by the Garrett Living Trust, of which Mr. Garrett is a trustee; 32,502 shares held by Mr. Garrett; and 118,665 shares issuable upon exercise of outstanding options held by Mr. Garrett exercisable within 60 days of the date of this table.

(10)	Includes 20,708 shares issuable upon exercise of outstanding options held by Mr. Thompson exercisable within 60 days of the date of this table.

(11)	Includes 38,630 shares issuable upon exercise of outstanding options held by Mr. Wadhwani exercisable within 60 days of the date of this table.

(12)	Includes 67,787 shares issuable upon exercise of outstanding options held by Mr. Rencher exercisable within 60 days of the date of this table.

(13)
Mr. Barlow was appointed to our Board on December 4, 2012. As a partner of ValueAct Capital, Mr. Barlow may be deemed to be the beneficial owner of shares held by the ValueAct entities as described in footnote 7. Mr. Barlow disclaims beneficial ownership except to the extent of his pecuniary interest in each applicable ValueAct entity.

(14)
Consists of 25,124 shares held by a family trust, of which Mr. Barnholt is a trustee; and 87,475 shares issuable within 60 days of the date of this table upon vesting of restricted stock units or the exercise of outstanding exercisable options held by Mr. Barnholt.

(15)
Consists of 48,504 shares held by the Burgess Family Trust, of which Mr. Burgess is a trustee; 1,620 shares, for which Mr. Burgess has shared voting and dispositive power, held in trust for the benefit of his children; and 55,588 shares issuable within 60 days of the date of this table upon vesting of restricted stock units or the exercise of outstanding exercisable options held by Mr. Burgess.

(16)
Consists of 35,753 shares held by the Michael Cannon 2004 Trust, of which Mr. Cannon is a trustee; and 115,588 shares issuable within 60 days of the date of this table upon vesting of restricted stock units or the exercise of outstanding exercisable options held by Mr. Cannon.

(17)	Includes 84,704 shares issuable within 60 days of the date of this table upon vesting of restricted stock units or the exercise of outstanding exercisable options held by Mr. Daley.

(18)
Consists of 255,574 shares held by the Geschke Family Trust, of which Dr. Geschke is a trustee; and 216,185 shares issuable upon exercise of outstanding options held by Dr. Geschke exercisable within 60 days of the date of this table.

(19)	Consists of 38,568 shares held by The Rosensweig 2012 Irrevocable Children’s Trust, of which Mr.

Rosensweig is a trustee and 5,588 shares issuable within 60 days of the date of this table upon vesting of restricted stock units held by Mr. Rosensweig.

(20)	Includes 117,806 shares issuable within 60 days of the date of this table upon vesting of restricted stock units or the exercise of outstanding exercisable options held by Dr. Sedgewick.

(21)
Consists of 768,123 shares held by the Warnock Family Trust, of which Dr. Warnock is a trustee; 16,088 shares held by Dr. Warnock; and 194,652 shares issuable upon vesting of restricted stock units or the exercise of outstanding options held by Dr. Warnock exercisable within 60 days of the date of this table.

(22)
Includes 2,395,794 shares issuable within 60 days of the date of this table upon vesting of restricted stock units or the exercise of outstanding exercisable options held by our directors and current executive officers. See also footnotes 8 through 21.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our executive officers and directors, as well as any person or entity who owns more than 10% of a registered class of our common stock or other equity securities, to file with the SEC certain reports of ownership and changes in ownership of our securities. Executive officers, directors and stockholders who hold more than 10% of our outstanding common stock are required by the SEC to furnish us with copies of all required forms filed under Section 16(a). We prepare Section 16(a) forms on behalf of our executive officers and directors based on the information provided by them.
Based solely on review of this information and written representations by our executive officers and directors that no other reports were required, we believe that, during fiscal year 2013, no reporting person failed to file the forms required by Section 16(a) of the Exchange Act on a timely basis.

EQUITY COMPENSATION PLAN INFORMATION
The following table shows information related to our common stock which may be issued under our existing equity compensation plans as of November 29, 2013, including our 1997 Employee Stock Purchase Plan, 2003 Equity Incentive Plan, and 1994 Performance and Restricted Stock Plan, plus certain non-stockholder-approved equity compensation plans and awards assumed by us (and which were not subsequently voted on by Adobe’s stockholders) in connection with our acquisitions of Macromedia, Inc. in December 2005, Omniture, Inc. in October 2009, Day Software Holding AG in October 2010, Demdex, Inc. in January 2011, EchoSign, Inc. in July 2011, Typekit, Inc. in September 2011, Auditude, Inc. in October 2011, Efficient Frontier, Inc. in January 2012, Behance, Inc. in December 2012 and Neolane in July 2013:

Plan Category	Number of securities to be issued upon exercise of outstanding options, performance shares and restricted stock units	Weighted-average exercise price of outstanding options, performance shares and restricted stock units(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)

Equity compensation plans approved by Adobe’s stockholders	24,111,386(2)	$8.10	59,830,460(3)
Equity compensation plans not approved by Adobe’s stockholders(4)	3,764,504	$6.61	559,760
Total	27,875,890	$7.90	60,390,220
_________________________

(1)	Weighted-average exercise prices include performance shares and RSUs, which do not have any exercise price and therefore drive down the reported average.

(2)
Includes 1,707,150 shares of common stock issuable pursuant to the terms of our 2013 Performance Share Program at maximum levels (200%) as of November 29, 2013. This number does not include 183,850 shares at maximum levels (200%) under our 2013 Performance Share Program that were forfeited due to participants’ departure from Adobe prior to the certification date.

(3)
Includes 15,786,145 shares that are reserved for issuance under the 1997 Employee Stock Purchase Plan as of November 29, 2013 and 44,044,315 shares that are reserved for issuance under the 2003 Equity Incentive Plan.

(4)
We assumed the outstanding stock awards, and in certain situations described below shares remaining available for future issuance, under various equity incentive plans maintained by companies we acquired, as follows:

Company	Date of Acquisition
Macromedia, Inc.	December 3, 2005
Omniture, Inc.	October 23, 2009
Day Software Holding AG	October 28, 2010
Demdex, Inc.	January 18, 2011
EchoSign, Inc.	July 15, 2011
Typekit, Inc.	September 28, 2011
Auditude, Inc.	October 18, 2011
Efficient Frontier, Inc.	January 13, 2012
Behance, Inc.	December 20, 2012
Neolane	July 22, 2013
As part of the assumption of the Macromedia plans, effective December 3, 2005, our Board adopted the Adobe Systems Incorporated 2005 Equity Incentive Assumption Plan (the “Assumption Plan”). The Assumption Plan

permits the grant of non-statutory stock options, stock appreciation rights, stock purchase rights, stock bonuses, restricted stock, restricted stock units, performance shares and performance units using shares reserved under certain of the assumed Macromedia plans (as described below). In connection with our assumption of the Omniture plans, on November 16, 2009, the Assumption Plan was amended by the Board to include shares reserved under certain of the assumed Omniture plans (as described below). The Assumption Plan has not been approved by our stockholders. The terms and conditions of stock awards under the Assumption Plan are substantially similar to those under our 2003 Equity Incentive Plan. In accordance with applicable NASDAQ listing requirements, we may grant new stock awards under the Assumption Plan to our employees who were not employed by or providing services to us or any of our affiliates prior to December 3, 2005 (other than employees of Macromedia before December 3, 2005, and Omniture before October 23, 2009, and their respective affiliates and subsidiaries).
Under the Assumption Plan, an aggregate of 559,760 shares of our common stock were reserved for issuance as of November 29, 2013. Such share reserve consists solely of the unused and converted share reserves and potential reversions to the share reserves with respect to certain Macromedia and Omniture plans (as described below). The share reserve is divided into Reserves A through E. As of November 29, 2013, the reserves were as follows:

Reserve(1)	Shares of Common Stock, Including Unused Share Reserve and Reversions (#)	Acquired Plans from which Unused Share Reserve and Reversions Are Comprised	Last Day Stock Can Be Awarded from Reserve

B	94,124	Macromedia, Inc. 2002 Equity Incentive Plan	November 10, 2014
		Allaire Corporation 1997 Stock Incentive Plan
		Allaire Corporation 1998 Stock Incentive Plan
		Allaire Corporation 2000 Stock Incentive Plan
C	318,435	Omniture, Inc. 2006 Equity Incentive Plan	March 23, 2016
D	27,695	Omniture, Inc. 2007 Equity Incentive Plan	June 30, 2015
E	119,506	Omniture, Inc. 2008 Equity Incentive Plan	July 14, 2014
_________________________________________

(1)	Reserve A, which comprised shares from the Andromedia, Inc. 1999 Stock Plan acquired in connection with the Macromedia acquisition, expired on August 1, 2009.
The Assumption Plan limits the number of shares that may be issued from Reserve B in the form of stock purchase rights, stock bonuses, restricted stock units, performance shares, or performance units to 100,000 shares of our common stock. For each award granted under Reserves C, D or E, the applicable reserve will be reduced by one share of common stock for each stock option or stock appreciation right, and by 1.77 shares of common stock for all other awards. If an award for any reason expires, terminates or is canceled without having been exercised or settled in full, or if shares of stock acquired pursuant to an award are forfeited or repurchased by us, those shares will be added back to the applicable reserve in the amount corresponding to the original reduction and will again be available for issuance under the Assumption Plan.
Our Board may terminate or amend the Assumption Plan at any time subject to applicable rules. In the event of a sale of substantially all of our voting stock, a merger involving us, the sale of substantially all of our assets, or a liquidation or dissolution of us, stock awards covered by the Assumption Plan may be assumed or substituted by a successor entity. In the event that a successor entity elects not to assume or substitute for such stock awards, the stock awards will become fully vested.
In addition to the Assumption Plan, as of the fiscal year ended November 29, 2013, we maintained equity compensation plans covering stock awards that were assumed by us as follows: eight plans in connection with the Macromedia acquisition; nine plans in connection with the Omniture acquisition; two plans in connection with the Day Software acquisition; one plan in connection with the Demdex acquisition; two plans in connection with the EchoSign acquisition; one plan in connection with the Typekit acquisition; two plans in connection with the Auditude acquisition; one plan and one non-plan stock option agreement in connection with the Efficient Frontier acquisition; one plan in connection with the Behance acquisition; and two plans in connection with the Neolane acquisition, in each case under which stock awards had been granted by these predecessor entities that remained outstanding at the time of the Macromedia, Omniture, Day Software, Demdex, EchoSign, Typekit, Auditude, Efficient Frontier, Behance and Neolane acquisitions, respectively. The “Equity compensation plans not approved by Adobe’s stockholders” row in the “Equity Compensation Plan Information” table above shows aggregated share reserve information for these plans and awards. Other than through the Assumption Plan, no future awards may be granted under any of our acquired plans.
Please see Part II, Item 8 “Financial Statements and Supplementary Data” of our 2013 Annual Report on Form 10-K in the notes to Consolidated Financial Statements at Note 12, “Stock-based Compensation” for further information regarding our equity compensation plans and awards.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides information regarding our executive compensation programs during fiscal year 2013 for the following executive officers of Adobe:

•	Shantanu Narayen, President and Chief Executive Officer

•	Mark Garrett, Executive Vice President and Chief Financial Officer

•	Matthew Thompson, Executive Vice President, Worldwide Field Operations

•	David Wadhwani, Senior Vice President and General Manager, Digital Media

•	Bradley Rencher, Senior Vice President and General Manager, Digital Marketing

These executive officers are referred to in this Compensation Discussion and Analysis and in the accompanying compensation tables as our named executive officers, or “NEOs.”
This Compensation Discussion and Analysis describes the material elements of our executive compensation programs for our executive officers during fiscal year 2013. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why the Executive Compensation Committee of our Board arrived at the material compensation decisions for our executive officers, including our NEOs, in fiscal year 2013.
Executive Summary
Adobe’s vision is to change the world through digital experiences. To support our product and technical innovation with strong execution, we strive to create a dynamic work environment that attracts and retains great people who drive successful business outcomes, growth, innovation and customer focus for Adobe. Our executive compensation programs play a fundamental role in creating this environment by rewarding our senior management, including our NEOs, for the successful execution of our short- and long-term business objectives.

Business and Compensation Highlights
In fiscal year 2013 our executive officers successfully executed on the promise of a vital transformation of our business model. With the continued growth of Creative Cloud, a subscription-based offering that reimagines the creative process for our customers, Adobe’s leadership team is driving a shift in our core business toward subscription revenue that is recognized over time, increasing the predictability of our revenues and financial results. Creative Cloud is a comprehensive offering of our Creative Suite desktop applications combined with creative services and community features that together are redefining the content creation process, enabling Adobe to reach a broader customer base by lowering the cost of entry and providing frequent product and feature enhancements as soon as they become available. At the same time, our NEOs have continued to invest in the high-growth Digital Marketing area—including our strategic acquisitions of Omniture, Day Software, Efficient Frontier and Neolane—building a business that has quickly become a leader in Digital Marketing. In the midst of navigating these transformations successfully and at a pace that exceeded the Board’s expectations, our NEOs have continued to deliver strong financial results and achieve target financial milestones. For the fiscal year ended November 29, 2013:

•	Adobe added 1.1 million paid Creative Cloud subscriptions, exiting the fiscal year with over 1.4 million paid subscriptions;

•	Our Creative Annualized Recurring Revenue (“ARR”) grew to $768 million, and our total Digital Media ARR grew to $911 million;

•	Adobe Marketing Cloud revenue achieved 26 percent year-over-year growth and achieved revenue of more than $1 billion;

•	We exited the fiscal year with record deferred revenue of $829 million and unbilled deferred revenue backlog of approximately $1.0 billion, as discussed in our 2013 Annual Report on Form 10-K;

•	Adobe achieved revenue of $4.06 billion and generated $1.15 billion in cash flow from operations during the fiscal year;

•	Adobe repurchased 21.6 million shares during the fiscal year, returning approximately $1 billion of cash to stockholders; and

•	Adobe’s stock price increased approximately 64% during the fiscal year, reaching all-time highs at year end.
During the fiscal year, our executive officers also exceeded expectations in their achievement of key strategic performance objectives established by the Executive Compensation Committee for fiscal year 2013 and other corporate initiatives. These achievements included:

•	shipping over 500 new and enhanced features to our Creative Cloud members in fiscal year 2013, delivering immediate value and innovation to our community;

•	offering the most comprehensive set of marketing solutions available for chief marketing officers, chief revenue officers, advertising agencies, publishing executives and digital marketers;

•	executing a strategic business acquisition of Neolane and successfully integrating Neolane’s offering into our Adobe Marketing Cloud, resulting in the launch of our Adobe Campaign solution;

•	sustained growth in our emerging Digital Publishing Suite, Adobe EchoSign and Adobe Primetime businesses;

•	increasing awareness of Adobe’s leadership in Digital Marketing through social media engagements and brand campaigns, including our successful “Click Baby Click” ad campaign in the U.S.;

•
continued emphasis on key corporate social responsibility objectives as Adobe continues to impact our community, including exiting the year with 70% of Adobe’s global office space having obtained LEED Certified status, reaching over 30,000 youth through the Adobe Youth Voices program, and serving in the community through our employees, who contributed thousands of hours volunteering through pro bono initiatives and Adobe-sponsored programs; and

•	executing upon key people objectives specific to internal hiring and growth, key talent integration and retention, and transforming Adobe’s performance management approach.
Consistent with these results, the Executive Compensation Committee determined that, based on strong ARR in our Digital Media business and new business bookings (“NBB”) in our Digital Marketing business, as well as achievement of key customer advocacy objectives, the annual cash incentive awards for our NEOs were paid out at 116% of their target award opportunity (for more discussion of cash awards, see section captioned “Cash Incentives” below). Because our Performance Share Program transitioned to a three-year performance period in fiscal year 2013, those awards will not be eligible to be earned or vest until the beginning of 2016. Accordingly, no performance shares were earned this year.
Our executive compensation programs are designed to tie the outcomes of our incentive compensation awards for our executive officers to the achievement of our key strategic performance objectives and returns to our stockholders. As a practical matter, because approximately 85% of our CEO’s target compensation in fiscal year 2013 was comprised of equity awards (and approximately 77% for our other NEOs as a group), this means that, unless we achieve our financial and other performance objectives each year and over the long-term, our executive officers will not realize the potential value of their annual and long-term incentive compensation. Further, because Adobe common stock underlies our equity-based compensation awards, the immediate value of these awards is wholly subject to fluctuations in our stock price, strongly aligning the interests of our executive officers with our stockholders.
Response to 2013 Say-on-Pay Vote
Adobe and the Executive Compensation Committee value the input of our stockholders on our executive compensation programs. We regularly communicate with our stockholders to better understand their opinions on our business strategy and objectives, as well as to gather feedback regarding other matters of investor interest such as executive compensation. Throughout 2013 we engaged in a focused outreach effort to many of our institutional stockholders to solicit their feedback on our pay programs, including the changes we made for fiscal year 2013 as well as potential changes for fiscal year 2014. The Executive Compensation Committee carefully considers this feedback as part of its annual review of our executive compensation programs for our NEOs. Stockholders are invited to express their views to the Executive Compensation Committee as described under the heading “Communications with the Board” in the “Board of Directors and Corporate Governance” section of this proxy statement. Finally, the advisory vote on the compensation of our NEOs contained in Proposal 4 of this proxy statement provides stockholders with an opportunity to communicate their views on our executive compensation policies and practices. In April 2013, we held an advisory vote on the compensation of our NEOs and over 80% of votes received approved our executive pay programs for our 2012 fiscal year. While we strive to further improve our future say-on-pay results, this outcome marked a significant improvement from the advisory votes on our compensation programs from previous years. When we reached out to several of our key stockholders to discuss our executive compensation programs, both before and after our 2013 Annual Meeting, we learned that the improvement in our fiscal year 2012 say-on-pay result was driven in large part by the changes made to our fiscal year 2013 pay programs. Those changes included: (1) lengthening the performance period under our Performance Share Program to three years; (2) basing our Performance Share Program on a single objective metric—relative total stockholder return (“TSR”)—to more closely align the compensation opportunity of our NEOs to long-term stockholder interests; and (3) basing our short-term cash incentive program on financial metrics that align with our corporate growth strategy.
Our Fiscal Year 2014 Compensation Programs
The Executive Compensation Committee regularly reviews the compensation programs for our executive officers, including our NEOs, to ensure they achieve the desired goal of aligning our executive compensation structure with our stockholders’ interests. This includes using our incentive compensation awards to support our strategic and operating plans. We also closely monitor the compensation programs and pay levels of executives from companies of similar size and complexity, so that we may ensure that our compensation programs are within the norm of market practices. This aids in the retention of our NEOs in a competitive market for executive talent.
We believe our executive compensation program has been effective at driving the achievement of our target financial and strategic results, appropriately aligning executive pay and corporate performance and enabling us to attract and retain top executives within our industry.
In addition to taking stockholder feedback into account, the Executive Compensation Committee evaluated our compensation philosophy in light of our long-term objectives, competitive issues we face in the marketplace, and compensation trends identified by Compensia, Inc., the Committee’s independent compensation consultant. Taking these considerations together, and in order to continue to motivate our executives to drive Adobe’s long-term strategic priorities and build stockholder value, the Committee determined not to make significant changes to our executive cash bonus plan or equity compensation programs for fiscal year 2014. These programs were designed to align with our three-year operating plan and the multi-year growth strategy of our Digital Media and Digital Marketing businesses as our executives guide Adobe through a significant business transformation. The Committee believes it is important to maintain consistency in our compensation programs for executives in the midst of this transformation. For fiscal year 2014, the Committee increased the percentage of of Mr. Narayen’s total direct compensation (TDC) opportunity comprised of equity awards to approximately 90%, further aligning Mr. Narayen’s economic interests with those of Adobe’s stockholders.
We believe continuing to emphasize our transition to recurring revenue and the company’s long-term stock performance will (1) keep our executive officers’ interests aligned with those of our stockholders, and (2) motivate our management to drive Adobe’s ongoing business model transformation for our Creative business from perpetual licenses to a subscription-based cloud offering, as well as focusing our investment in the areas of Digital Media and Digital Marketing.
In order to more closely align the long-term interest of our NEOs with those of our stockholders, the Board amended Adobe’s stock ownership guidelines for our executive officers, increasing the holding requirement from 25% of net shares acquired to 50% of net shares acquired. The Board also amended the two-year holding period to now require that threshold ownership levels be maintained indefinitely, as long as the individual remains an executive officer of Adobe. For more information, see the section below captioned “Ownership Guidelines and Policies—Stock Ownership Guidelines.”
These decisions included input from a representative of one of the company’s 5% stockholders who serves as a director and member of our Executive Compensation Committee, bringing a key stockholder voice into our executive compensation process and enabling us to better align the incentives of our NEOs with our stockholders’ long-term interests.
Additional information regarding our fiscal year 2014 executive compensation programs is available in our Current Report on Form 8-K filed with the SEC on January 29, 2014.
Role of Our Executive Compensation Committee, External Compensation Consultant and Management
Executive Compensation Committee
The Executive Compensation Committee (the “Committee”) oversees and provides strategic direction to management regarding many elements of our executive compensation programs. It reviews and approves the compensation and severance benefits of Adobe’s executive officers, including our NEOs. As part of this review, the Committee regularly solicits input from its independent compensation consultant. In fiscal year 2013, the Committee met regularly in executive session with its independent compensation consultant and without management present. The Chair of the Committee also met separately with the consultant, both with and without management present. The Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors, at Adobe’s expense. The Committee also discusses Mr. Narayen’s performance with the Board and remains solely responsible for making the final decisions on compensation for our executive officers, including our NEOs.

Executive Compensation Consultant
Since 2008, the Executive Compensation Committee has engaged Compensia, Inc. to advise it on executive compensation matters due to Compensia’s expertise in the software industry, its knowledge of our peer group, and its geographical proximity, enabling frequent in-person attendance at Committee meetings. Compensia provided the following services on behalf of the Committee during fiscal year 2013:

•	reviewed and provided recommendations on the composition of our peer group, and provided compensation data relating to executives at the selected companies in our peer group;

•	conducted a comprehensive review of the total compensation arrangements for all of our executive officers;

•	provided advice on our executive officers’ compensation;

•	provided advice on stock ownership guidelines for executive officers and directors;

•	assisted with executive equity program design, including analysis of equity mix and target grant levels;

•	assisted with design changes for our fiscal year 2014 equity program and Executive Annual Incentive Plan;

•	provided updates on NASDAQ listing standards, Say-on-Pay results, and Dodd-Frank regulatory developments;

•	conducted a comprehensive review of compensation paid to the Board and provided recommendations to the Committee and the Board regarding future director pay structure;

•	updated the Committee on emerging trends/best practices in the area of executive and board compensation; and

•	reviewed the Compensation Discussion and Analysis for inclusion in the 2013 proxy statement.
The Committee conducted a formal review of Compensia’s independence and is satisfied with the qualifications, performance and independence of Compensia. Other than providing limited guidance to our People Resources department regarding Adobe’s broad-based equity compensation design for all employees (as approved by the Committee), Compensia does not provide any other services to Adobe. Adobe pays for the cost for Compensia’s services.
Management
Our People Resources, Finance and Legal departments work with our Chief Executive Officer and Compensia to design and develop new compensation programs applicable to our NEOs and other executive officers, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer group compensation comparisons and other Committee briefing materials and, ultimately, to implement the decisions of the Committee. Members of these departments and our Chief Executive Officer also meet with Compensia separately from the Committee to convey information on proposals that management may make to the Committee, as well as to allow Compensia to collect information about Adobe to develop its own proposals.
In addition, our Chief Executive Officer conducted reviews of the performance and compensation of the other NEOs, and based on these reviews, made his recommendations for fiscal year 2013 target compensation levels (including adjustments to base salary and target cash and equity incentive levels) directly to the Committee. No NEO was present or participated in the final determinations or deliberations of the Committee regarding the amount of any component of his own fiscal year 2013 compensation package.
Comparative Framework
Adobe regularly reviews relevant market and industry practices on executive compensation. We do so to balance our need to compete for talent with the need to maintain a reasonable and responsible cost structure while aligning our executive officers’ interests with those of our stockholders.
Peer Group
Each year, to assist the Committee in its deliberations on executive compensation, the Committee reviews and updates our list of peer companies as points of comparison, as necessary, to ensure that the comparisons are meaningful. Compensia, using the Committee’s criteria (described in the table below), provides recommendations on the composition of our “peer group.” Based on the factors described in the table below and management’s input, for fiscal year 2013, Compensia recommended, and the Committee approved, adding Broadcom Corporation and removing eBay, Inc. from our peer group.
Peer Group for Fiscal Year 2013

General Description	Criteria Considered	Peer Group List

High-technology companies at which our NEOs’ positions would be analogous in scope and complexity, which operate in similar or related businesses to Adobe, and with which Adobe competes for talent
Companies revenues within 0.5x to 2.0x of Adobe’s and market capitalization within 0.3x to 3.0x of Adobe’s, and at least three of the following criteria: (i) global multi-faceted software/internet company; (ii) profit margin within 0.5x to 2.0x of Adobe’s; (iii) number of employees within 0.5x to 2.0x of Adobe’s; (iv) company names Adobe as peer; and (v) shareholder advisory firm names company as Adobe’s peer

Activision Blizzard, Inc.
Autodesk, Inc.
BMC Software, Inc.
Broadcom Corporation
CA, Inc.
Citrix Systems Inc.
Electronic Arts Inc.
Intuit, Inc.
Juniper Networks, Inc.
NetApp, Inc.
NVIDIA Corporation
Salesforce.com, inc.
Symantec Corporation
VMWare, Inc.
Yahoo! Inc.

Compensia then prepares a compensation analysis compiled from both executive compensation surveys and data gathered from publicly available information for our peer group companies. As this reported compensation data may be up to two fiscal years old (that is, it may reflect decisions made by peer companies 24 months before the Committee is making its decisions), Compensia adjusts the cash compensation data to bring it to presumed levels that our peer companies will be awarding for the coming year. For fiscal year 2013, Compensia adjusted the cash compensation data using an annualized factor of 3% based on industry surveys and market projection. The Committee uses this data to compare the current compensation of our NEOs to the peer group and to determine the relative market value for each NEO position, based on direct, quantitative comparisons of pay levels.
Elements of Compensation
Our executive compensation programs include base salary, an annual cash incentive opportunity, equity incentive awards and employee benefits, as well as potential benefits in connection with a change of control. The percentage of performance-based compensation, or “at-risk” pay, for Adobe’s management and other employees increases with job responsibility, reflecting our view of internal pay equity and the ability of a given employee to contribute to our results. We also generally align our compensation strategy with the practices of our peer group when possible and to the extent consistent with our business model. Our executive compensation programs focus on linking pay to performance, reinforcing the alignment of our executives’ interests with those of our stockholders. When results do not meet our expectations, our NEOs receive compensation that is below our target levels and may be below market in comparison to our peer group. Similarly, when superior results are achieved, our NEOs may receive compensation that is above our target levels and above market. For more information, see the section captioned “Realizable Pay” below.

Compensation Objectives

Objectives
Compensation Element	Description	Attract/Retain Key Performers	Reward Short-Term Performance	Reward Long-Term Performance

Base Salary	Base salary provides market competitive compensation in recognition of role and responsibilities.	✓
Cash Incentives
Cash incentives are earned in full or in part only if (1) we achieve certain pre-established one-year company performance targets, (2) the recipient achieves individual performance levels or objectives, and (3) the recipient remains employed with Adobe for the performance period.
		✓	✓
Equity Incentives	Equity incentives are awarded upon hire and then typically annually thereafter. Awards vest over multiple years while also aligning employee interests with stockholder interests.	✓	✓	✓
Employee Benefits and Perquisites	Benefits programs for all Adobe employees provide protection for health, welfare and retirement.	✓
Change of Control Benefits
Change of control benefits in the form of severance and accelerated vesting provide some certainty to executives so that they can remain focused on business operations and transactions that are in the best interests of our stockholders.
✓
Competitive Positioning
The fiscal year 2013 target total direct compensation, or TDC, for our NEOs was set by the Committee based predominantly on competitive pay practices, as reflected in the peer group data, with additional adjustments made based on an individual NEO’s importance to Adobe, tenure, company and individual performance, anticipated future contributions, internal pay equity and historical pay levels, as well as the level of an NEO’s unvested equity awards and incentives that we believed were necessary to enable us to retain the NEO in light of potential competing offers from other companies. We also reviewed the positioning of the total target cash and equity elements of compensation against levels at our peer companies, but these individual elements of NEO compensation may vary based on the importance of the other factors in any given year with respect to any given NEO. Because our fiscal year begins earlier than most of our peer companies, our target TDC attempts to foresee what the competitive compensation positioning for each role will be for the coming fiscal year.

Pay Mix
In setting the mix among the different elements of executive compensation, we do not target specific allocations, but generally weight target TDC more heavily toward performance-based compensation, both cash and equity. In determining base salary, cash incentive opportunity and equity incentives, the total target cash compensation opportunity (base salary and cash incentive opportunity) was weighted less than the total target equity compensation opportunity, to increase alignment with our stockholders’ interests. The target compensation mix for our Chief Executive Officer and the average compensation mix for the other NEOs at target is illustrated in the following table:
Mr. Narayen’s and Other NEOs’ Target Pay Mix(1)

% of Target Total Direct Compensation
100%
75%
50%
25%
0%
CEO Total Equity 85%
NEO Total Equity 77%
CEO
All Other NEOs

	CEO	All Other NEOs
Performance Shares	46%	42%
RSUs	39%	35%
Cash Incentive Target	9%	11%
Base Salary	6%	12%

_______________________________________________________________________________________________________

(1)
The mechanism for calculating the target equity award values is described in detail below under “Equity Incentives—Equity Compensation Mix.” The amounts shown for our other NEOs presents their average target pay mix.

These allocations reflect our belief that a significant portion of our NEOs’ compensation should be performance based and therefore “at risk” based on company and individual performance, as well as NEO service requirements. Since our cash incentive opportunities and equity incentive awards have both upside opportunities and downside risks and our actual performance can deviate from the target goals, the amount of compensation actually earned will differ from the target allocations.
Base Salary
For fiscal year 2013, the Committee reviewed the base salaries of our NEOs, comparing these salaries to the base salary levels at the companies in our peer group, as well as considering the roles and responsibilities, performance and potential performance of the NEOs and their mix of other compensation elements (cash and equity incentives). Following its review, the Committee determined to moderately increase the base salaries of our NEOs as shown in the table below. The moderate increases were based on performance as well as Compensia’s survey of comparable salaries at our peer companies. Moreover, the Committee had made no changes to the NEOs’ base salaries in our 2012 fiscal year, so the majority of our NEOs’ salaries had not been raised for two years. Mr. Thompson’s increase additionally reflects his promotion to Executive Vice President at the outset of our 2013 fiscal year.

Fiscal Years 2012 and 2013 Base Salaries

Name	2012 Salary ($)	Increase (%)	2013 Salary(1) ($)

Shantanu Narayen	900,000	6	950,000
Mark Garrett	575,000	9	625,000
Matthew Thompson	525,000	14	600,000
David Wadhwani	475,000	11	525,000
Bradley Rencher (2)	—	—	500,000
_________________________

(1)
The salaries for 2013 shown in the table above were effective as of February 2013. Actual base salaries earned during the fiscal year are shown below in the “Fiscal Year 2013 Executive Bonus Plan Target Cash Incentives” table.

(2)	Mr. Rencher was not a NEO in fiscal year 2012.
Cash Incentives
Annual Cash Incentive Plan
At the outset of 2013, the Committee approved the Fiscal Year 2013 Executive Annual Incentive Plan (the “Executive Bonus Plan”), which operates under the terms of a stockholder-approved 2011 Executive Cash Performance Bonus Plan (Master Bonus Plan), to provide cash compensation opportunities to our NEOs based on the company’s achievement of pre-established performance goals. The Committee set threshold, target and maximum performance levels for these goals that were based on our Board-approved operating plan for fiscal year 2013 (the “Operating Plan”).
Plan Design and Target Annual Incentive Opportunity
The Committee set the target annual cash incentive opportunity for fiscal year 2013 (expressed as a percentage of base salary earned during the year) for each NEO early in our 2013 fiscal year. In setting the target levels, the Committee considered each NEO’s fiscal year 2013 target total cash opportunity against the peer group data provided by Compensia and internal pay equity. The Committee set Mr. Narayen’s cash incentive target for fiscal year 2013 at the same percentage as his target opportunity in fiscal year 2012, resulting in a modest increase to the dollar value of the target on account of his salary increase described above. With regard to internal pay equity, the Committee believes that the target annual cash incentive opportunity should make up a larger portion of an NEO’s target TDC and total target cash compensation as the executive’s level of responsibility increases.
At the outset of our 2013 fiscal year, the Committee overhauled the Executive Bonus Plan, aligning our NEOs’ cash bonus incentives with the company’s strategic priorities of driving annualized recurring revenue (“ARR”) growth in Digital Media and new business bookings (“NBB”) in Digital Marketing in order to build significant recurring revenue streams as we continue to transition our business towards subscriptions and cloud-based services, such as Creative Cloud and Adobe Marketing Cloud. Under the redesigned plan, portions of the cash opportunity for each NEO are also tied to a customer advocacy objective and an individual goal component tailored to each executive, including in appropriate circumstances, objectives related to profitability.
The Committee determined that, for purposes of earning any award in fiscal year 2013 under the Executive Bonus Plan for fiscal year 2013, we must have achieved a threshold “GAAP Revenue” goal of 85% of the GAAP Revenue set forth in the Operating Plan. If the threshold goal was not achieved, none of the participants in the Executive Bonus Plan would be eligible to earn any annual cash incentive award.
If we achieved the GAAP Revenue threshold, each participant would be eligible to earn a maximum benefit of 200% of such participant’s bonus target. The Committee may then exercise its discretion to reduce each participants bonus based on the company and individual factors described below.

Actual awards earned by each participant (which are a reduction from the maximum award funded once the GAAP Revenue Threshold is met) are based on a formula with the company’s achievement of its performance goals (referred to as the Corporate Result) weighted at 75% of the participant’s target award, and achievement of the participant’s individual goals weighted at 25% of the participant’s target award.
Corporate Result
The Corporate Result percentage is based on the Final Business Units Achievement (weighted at 80%) and the Customer Advocacy Achievement (weighted at 20%). The Preliminary Business Units Achievement is comprised of ARR and NBB achievement, based on the following formula:
Preliminary Business Units Achievement = (ARR Payout Percentage * 50%) + (NBB Payout Percentage * 50%)
The payout percentages for Adobe’s Digital Media ARR and Digital Marketing NBB are based upon the company’s percentage of achievement with respect to the fiscal year targets as set forth in the Operating Plan. A detailed list of payout percentages based on ARR and NBB achievement is included in Exhibit 10.5 to our Current Report on Form 8-K filed with the SEC on January 28, 2013.
In finalizing the Business Units Achievement percentage, the Committee may make a discretionary adjustment (not to exceed 20% in either direction) to the Preliminary Business Units Achievement percentage based on the Committee’s assessment of the company’s qualitative performance for the Performance Period.
The Committee determines the Customer Advocacy Achievement based on a number of customer advocacy objectives designed to improve the end-to-end experience of Adobe’s customers. If the Final Business Units Achievement is at or below 100%, then the maximum percentage of the Customer Advocacy Achievement permitted will be 100%. If the Final Business Units Achievement is above 100%, then the maximum percentage of the Customer Advocacy Achievement permitted will be equal to the Final Business Units Achievement, up to a maximum of 200%.
Once the Committee determines the Customer Advocacy Achievement, the Corporate Result is determined based on the following formula:
Corporate Result = (Final Business Units Achievement * 80%) + (Customer Advocacy Achievement * 20%)
Individual Goals
As noted above, each NEO’s achievement of individual goals constitutes 25% of the NEO’s target award opportunity under the Executive Bonus Plan. Each participant’s individual goal achievement percentage is capped at the Final Business Units Achievement (no more than 200%). These individual goals were selected by the Committee in consultation with our CEO (other than with respect to his own goals) at the outset of fiscal 2013 and the Committee reviewed the achievement of such individual goals for each NEO to determine the NEO’s individual goals percentage. For our CEO, these individual goals in fiscal 2013 included driving the strategic direction of the company. For our other NEOs, the individual goals in fiscal 2013 were specifically tailored to the functions led by each NEO and aligned to the achievement of our overall Operating Plan, as shown in the table below:

Executive Officer	Individual Goal

Mark Garrett	Drive profitability and process improvements
Matthew Thompson	Improve sales productivity
David Wadhwani	Innovate in Digital Media
Bradley Rencher	Drive Digital Marketing business
Fiscal Year 2013 Payouts
At the time the corporate and individual goals were set for fiscal year 2013, the Committee believed that the Executive Bonus Plan goals were achievable, but only with significant effort.
In fiscal year 2013 we exceeded our GAAP Revenue threshold level, and our business generated ARR at a rate significantly ahead of expectations at 114% of the Operating Plan target, driven primarily by overachievement in

Creative Cloud adoption. This resulted in an ARR payout percentage of 175% under the Executive Bonus Plan. In our Digital Marketing business, NBB performance was slightly below our Operating Plan target at 95%, resulting in an NBB payout percentage of 82%. These results yielded a Preliminary Business Units Achievement percentage of 128.5% based on the matrix set forth in our 2013 Executive Bonus Plan. As described above, the Committee has discretion to adjust the Preliminary Business Units Achievement percentage up to 20% in either direction. In determining the fiscal year 2013 payouts the Committee chose to exercise this discretion, adjusting the percentage downward and resulting in a Final Business Units Achievement of 121.5%. The Committee made this discretionary adjustment primarily due to the fact that the company did not achieve certain profitability goals for the year. The Committee then certified the Customer Advocacy Achievement at 85% of the goal, weighing successes in customer immersion programs and measurable progress in resolving a number of high-priority initiatives against certain issues related to cloud services and attacks on our network initially detected in September 2013. Based on these percentages, the Corporate Result for fiscal year 2013 under our Executive Bonus Plan was 114.2%.
The Committee monitored each NEO’s progress toward their individual goals on a periodic basis during the year and measured total achievement at year end. The Committee determined that our NEOs successfully drove the accelerated transformation of our business model to emphasize recurring revenue through ARR in our Digital Media business and NBB in our Digital Marketing business, which generated growth and value for the company’s stockholders. In assessing each NEO’s individual goals achievement at the maximum percentage of 121.5% (equal to the Final Business Units Achievement percentage), the Committee focused on the strength of our Corporate Result and the NEOs’ key roles in driving that result.
Based on a Corporate Result of 114.2% (accounting for 75% of each NEO’s bonus opportunity) and an individual goals achievement percentage of 121.5% for each NEO (accounting for the remaining 25% of the bonus opportunity), the actual payout percentage for each NEO under our 2013 Executive Bonus Plan was 116%. This resulted in the Committee awarding the cash bonuses shown in the following table:
Fiscal Year 2013 Executive Bonus Plan Target Cash Incentives

Name	Salary(1) ($)	Target Cash Incentive Percentage (%)	Target Cash Incentive(2) ($)	Actual Payout Percentage (%)	Actual Cash Incentive Earned ($)

Shantanu Narayen	941,667	150	1,412,500	116	1,638,500
Mark Garrett	616,667	100	616,667	116	715,334
Matthew Thompson	587,500	100	587,500	116	681,500
David Wadhwani	516,667	85	439,167	116	509,434
Bradley Rencher	491,667	85	417,917	116	484,784
_________________________

(1)	Actual base salary earned during fiscal year 2013 shown.

(2)	Target cash incentive amount is calculated based on base salary amounts earned during the fiscal year at 100% payout.
Other Cash Incentives
The Committee retains authority to pay additional discretionary bonuses outside the Executive Bonus Plan but declined to grant any such awards in fiscal year 2013.
Equity Incentives
Goals of Equity Compensation
We use equity compensation to motivate and reward strong corporate performance and to retain valued executive officers. We also use equity incentive awards as a means to attract and recruit qualified executives. We believe that equity awards serve to align the interests of our NEOs with those of our stockholders by rewarding them for stock price growth and the achievement of key operational goals. By having a significant percentage of our NEOs’

target TDC payable in the form of multi-year equity and, thus, subject to higher risk and longer vesting than cash compensation, our NEOs are motivated to take actions that will benefit Adobe and its stockholders in the long term.

Equity Compensation Mix
Each year, the Committee, with input from management, our Chief Executive Officer, legal counsel and Compensia, determines the mix of annual equity incentive awards. For fiscal year 2013, the mix of equity incentive awards to our NEOs consisted of 50% performance shares and 50% time-based RSUs. The Committee determined that this mix of equity compensation would appropriately balance and meet our compensation objectives, as described in the table below. The Committee calculated the target values for equity to achieve this desired mix, based on a price of $37.88 per share, the 30-day average of our stock price as of January 15, 2013, the period just prior to the development of the equity compensation award recommendations. Based on this price per share, the total desired number of targeted shares was determined, was then rounded up to the nearest 5,000 shares and split equally between performance shares and time-based RSUs.

Fiscal Year 2013 Mix of Annual Equity Incentive Awards

Type of Equity/Fiscal Year 2013 Award Value Allocation Percentage	Description	Objectives/Dilutive Effect	Vesting(1)

Performance Shares (50%)
Stock-settled awards subject to performance- and time-based vesting conditions; three-year performance period determines the total number of shares eligible to be earned, with significant benefits for overachievement and significant consequences for underachievement, including the potential for no award being earned; no purchase cost to executive, so awards always have value if earned

Focus NEOs on a three-year performance goal tied to long-term stockholder returns while also providing a strong retention incentive, requiring continuous employment to vest; provide significant incentive to grow our stock price
Performance shares vest upon the certification of performance results following the third anniversary of the grant date

RSUs (50%)	Stock-settled awards subject to time-based vesting conditions; no purchase cost to executive, so awards always have value
Provide a strong incentive for our NEOs to remain employed with us, as they require continuous employment while vesting; provide moderate reward for growth in our stock price; and use fewer shares than stock options, so less dilution
Vest in equal annual installments over a period of two years(2)
_________________________

(1)
Our NEOs’ equity awards are also subject to certain acceleration provisions as described below under “Severance and Change of Control Compensation” below and “Executive Compensation—Grants of Plan-Based Awards in Fiscal Year 2013—Narrative Summary to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal Year 2013 Table—Effect of Retirement, Death and Disability on Equity Compensation Awards.”

(2)
As we transitioned to a three-year performance period under our 2013 Performance Share Program, annual RSU awards to our senior executives for fiscal year 2013 were structured to vest over a two-year period. For fiscal year 2014 awards, annual RSU grants will vest over a three-year period.

Target Value and Award Determination
For fiscal year 2013, the Committee, with input from Compensia, management and our Chief Executive Officer, took a number of factors into account in determining the target value of the equity compensation opportunity for each of our NEOs. Among these factors were the desired peer group positioning, internal pay equity, individual performance of executives, employee retention and the other factors for determining compensation discussed under “Elements of Compensation” above. With regard to peer pay positioning, the Committee reviews the value of equity awards in the aggregate because of the different mix of equity awards granted by our peers, and the aggregated manner in which this data is presented in the peer group surveys. The Committee set Mr. Narayen’s target equity opportunity for fiscal year 2013 at exactly the same number of shares as his target opportunity in fiscal year 2012, as disclosed in our Summary Compensation Table. For our other NEOs, the Committee: decreased the target value for Mr. Garrett on account of the one-time retention award granted to Mr. Garrett during fiscal year 2012, as shown on the Summary Compensation Table; increased the target value for Mr. Thompson on account of his promotion to Executive Vice President and leadership in driving sales during the company’s transition to a recurring revenue model; and increased the target value for Mr. Wadhwani on account of his leadership in delivering on the promise of Creative Cloud to Adobe’s customers and driving a fundamental transformation of our Digital Media business. As with cash incentives, the Committee believes that the target equity incentive compensation opportunity should make up a greater portion of an NEO’s potential TDC as the individual’s level of responsibility increases.
The following table sets forth the total target value determined by the Committee, and the resulting number of performance shares (target, maximum and earned) and RSUs granted to each of our NEOs at the outset of fiscal year 2013.
Equity Awards Granted by the Committee at the outset of Fiscal Year 2013

	Performance Share Program
Name	Target Award (#)	Maximum Award (#)	Actual Achievement (#)(1)	RSUs Award(s) (#)	Total Target Value of Equity Award ($)(2)

Shantanu Narayen	157,500	315,000	—	157,500	$11,910,000
Mark Garrett	35,000	70,000	—	35,000	$2,500,000
Matthew Thompson	55,000	110,000	—	55,000	$4,000,000
David Wadhwani	47,500	95,000	—	47,500	$3,500,000
Bradley Rencher	40,000	80,000	—	40,000	$3,000,000
_________________________

(1)	Achievement of performance shares granted in 2013 will be certified by the Committee following the three-year performance period.

(2)	Amount of performance shares and RSUs awarded to each NEO based on target value of equity award is described above under “Equity Compensation Mix.”
2013 Performance Share Program
The Committee established a Performance Share Program for fiscal year 2013 (the “2013 Program”), which was subject to the terms of our Adobe Systems Incorporated 2003 Equity Incentive Plan (the “2003 Plan”).
Total Stockholder Return: A Single Performance Goal
Based on stockholder feedback regarding our previous programs, the Committee made fundamental changes to our 2013 Program to better link our NEOs’ target TDC to the longer-term performance of the company. The 2013 Program eliminated the use of qualitative performance objectives, with 100% of the shares to be earned based on a single objective financial measure—relative TSR—over a three-year performance period. All performance share awards will vest upon the Committee’s certification of results, which will occur following the expiration of the three-year performance period. Accordingly, the performance shares will align our NEOs’ interests with those of our stockholders over the long term, while also providing key retention incentives, as the shares will only be awarded if an NEO remains providing service to Adobe (or an affiliate) upon the date of the Committee’s certification of results following the end of the three-year performance period. Moreover, the economics of our Performance Share Program will result in strengthened retention incentives for our executives during periods over which the company is delivering favorable returns to its investors.
Under the 2013 Program, the participants can earn between 0% and 200% (the payout cap under our program) of the target amount of performance shares. The cumulative three-year TSR measure compares the TSR of our common stock against the TSR of the companies included in the NASDAQ 100 Index as of December 1, 2012 during the course of the three-year period. The number of performance shares awarded will increase or decrease 2.5% for every percentile that Adobe’s TSR percentile rank is above or below, respectively, the NASDAQ 100 companies’ 50th percentile, and no shares will be awarded if our performance ranks below the 25th percentile for the three-year performance period. Additionally, regardless of our relative position with respect to the NASDAQ 100 companies, the award will be capped at 100% of target in the case of Adobe having a negative absolute TSR over the measurement period.
Because our 2013 Program is based on a three-year performance period (whereas performance periods under our previous performance share programs were one year), none of the performance shares will be earnable until the performance period closes at the outset of our 2016 fiscal year.
For more information on performance shares granted during fiscal year 2013, see the “Executive Compensation—Grants of Plan-Based Awards in Fiscal Year 2013” table and accompanying narrative.
2013 RSU Program

Recognizing that a substantial portion of our NEOs’ compensation is performance based, and therefore inherently at risk, the Committee granted time-based RSUs to our NEOs in order to promote retention and continuity in our business. In fiscal year 2013, as we transitioned to the three-year Performance Share Program described above, these time-based, stock-settled RSUs were subject to vesting at a rate of 50% per year on each of the first two anniversaries of the grant date, subject to the NEO’s continued service to Adobe. For fiscal year 2014, our time-based RSUs will vest 1/3 per year over three years to provide additional retention incentives. We anticipate that in future years we will continue to grant RSU awards to our NEOs that vest over a three-year period. Accordingly, our RSU program provides our NEOs with strong incentives to remain employed by Adobe, while providing additional rewards for growth in our stock price with less dilution to the company than time-based stock options, which were not granted by Adobe to any executive officer in fiscal year 2013.
Realizable Pay
Realizable pay reflects the real value of equity awards and increases or decreases with fluctuations in market value.  When determining the annual equity grants to our executives in January of each year, the Committee believes it is important to take into account not only the grant date values included in our Summary Compensation Table, but also to consider the effect of the value of our stock on those awards at the end of our fiscal year.
Given that approximately 80 percent of our CEO’s and other NEOs’ target pay is equity based, we consider it especially important to focus on realizable pay when evaluating pay for performance.  If stock options awarded in previous years were “out of the money,” they could expire without any realized value or dilutive effect to the company.  In addition, decreases in our stock price could cause other stock-based awards to have realizable values that are less than was targeted at the time of grant.
As the table below illustrates, when the company’s stock price increases and generates positive returns for Adobe’s stockholders, the increase impacts an executive’s realizable pay during the present fiscal year and for past fiscal years during which the executive received equity awards that are held or still subject to vesting. Accordingly, a significant portion of our NEOs’ TDC is closely linked to the performance of Adobe’s stock over time, motivating our executives to generate positive returns to Adobe’s stockholders.
The following chart demonstrates the relationship between the target and realizable values of our CEO’s total direct compensation and Adobe's indexed TSR for fiscal years 2011, 2012 and 2013:

CEO Target and Realizable TDC vs. Indexed TSR
Target TDC:  Target TDC is calculated using (1) our CEO’s target base salary as disclosed in the “Fiscal Years 2012 and 2013 Base Salaries” table (or, in the case of fiscal year 2011, in our definitive proxy statement dated March 1, 2013), (2) cash bonus targets, which are based on a percentage of target base salary, and (3) equity award target values, as disclosed in the “Summary Compensation Table” using grant date fair value.  No target value for All Other Compensation is included.
Realizable TDC:  Realizable TDC is calculated using (1) our CEO’s actual earned base salary, (2) cash bonus and all other non-equity compensation as disclosed in the “Summary Compensation Table,” (3) equity award values of all restricted stock units and performance shares granted in each year multiplied by the stock price on the last day of fiscal year 2013 of $56.78, and (4) in the case of stock options, the paper value of all vested and unvested awards granted in each year calculated by subtracting the exercise price from the stock price on the last day of fiscal year 2013 of $56.78.
Indexed TSR:  Indexed TSR is calculated by taking the stock price on the last day of fiscal years 2011, 2012, and 2013 of $27.11, $34.61 and $56.78 respectively, and dividing each by the stock price on the last day of fiscal year 2010 of $29.14.
Retirement and Deferred Compensation Plan Benefits
We do not provide our employees, including our NEOs, with a defined benefit pension plan, any supplemental executive retirement plans or retiree health benefits, except as required by local law or custom for employees outside the United States. Our NEOs may participate on the same basis as other U.S. employees in our Section 401(k) Retirement Savings Plan (the “401(k) Plan”). The 401(k) Plan provides for a matching contribution by Adobe of 50% of the first 6% of the employee’s eligible compensation up to a maximum matching cash contribution of $7,650 for the 2013 plan year. We also provide a “true-up” for participants who did not receive their maximum matching contribution during a 401(k) Plan year as a result of meeting their contribution limits early in the year. Adobe makes a matching contribution to help attract and retain employees and to provide an additional incentive for our employees to save for their retirement in a tax-advantaged manner.
We also maintain an unfunded, nonqualified deferred compensation plan (the “Deferred Compensation Plan”) for our executives and our Board. The Deferred Compensation Plan allows certain executives, including our NEOs, the ability to defer receipt of income to a later date, which may be an attractive tax planning opportunity. We offer this Deferred Compensation Plan to remain attractive to current and potential NEOs in a highly competitive market for executive talent. We generally do not contribute to the Deferred Compensation Plan on behalf of the participants; therefore, our cost to maintain the Deferred Compensation Plan is limited to administration expenses, which are minimal. No NEOs participated in or had an accrued balance under the Deferred Compensation Plan in fiscal year 2013.

Perquisites and Additional Benefits and Programs
We provide limited perquisites to our executives, including our NEOs. In considering potential perquisites, the Committee considers the cost to Adobe as compared to the perceived value to our employees. We offer our executives at the director level and above, including our NEOs, an annual physical exam paid for by us. We believe that the good health of our executives is important to our business.
In addition, we maintain a limited membership in a Marquis Jet Card Program. Our policy related to this program, adopted to allow for efficient travel by the participating executive officers, allows our Chief Executive Officer the use of a private jet for business travel only. A limited number of other executive officers and employees may accompany our Chief Executive Officer only if required for business purposes, and none of our executives or employees are permitted to use our private jet program for personal or other non-business-related travel. Our policy allows family members to accompany a participating executive during business travel only if additional costs for the family members are paid for by the executive officer. Our participating executives complied with this policy at all times during fiscal year 2013.
We also provide the following benefits to our NEOs, on the same terms and conditions as provided to all other eligible employees:

•	health, dental and vision insurance;

•	life insurance;

•	an Employee Stock Purchase Plan;

•	medical and dependent care flexible spending account; and

•	short- and long-term disability, accidental death and dismemberment.
We believe these benefits are consistent with benefits provided by companies with which we compete for executive-level talent.
Granting Guidelines for Equity Compensation
Adobe maintains written equity grant guidelines setting forth our grant practices and procedures for all equity awards, as described below under “Executive Compensation—Grants of Plan-Based Awards in Fiscal Year 2013—Narrative Summary to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal Year 2013 Table—Granting Guidelines for Equity Compensation.”
Ownership Guidelines and Policies
Stock Ownership Guidelines
As part of our overall corporate governance and compensation practices, in 2003, our Board adopted stock ownership guidelines for our executive officers and directors, which the Committee reviews periodically. The Board amended the guidelines in December 2013 for our executive officers to require that threshold ownership levels be maintained indefinitely, as long as the individual remains an executive officer of Adobe. These guidelines are designed to align our executive officers’ interests with our stockholders’ long-term interests by promoting long-term share ownership, which reduces the incentive for excessive short-term risk taking. The Committee reviews quarterly reports of the stock activity of our executive officers and directors. As of November 29, 2013, each of our NEOs was in compliance with the applicable guidelines. The guidelines currently state that the executives in the following positions should hold 50% of the net shares acquired from Adobe unless, following the sale of such shares, the total number of Adobe shares held by that executive equals or exceeds the following amounts:

Position	Shares (#)

Chief Executive Officer	150,000
President, Executive Vice President or Chief Financial Officer	50,000
Senior Vice President	25,000
For purposes of these guidelines, an “acquired share” includes shares of vested restricted stock, shares of stock issued from RSUs, performance shares and performance units, and shares issued upon the exercise of vested options. “Net shares acquired” means acquired shares remaining after deducting acquired shares sold to cover the exercise price and withheld taxes, and excluding shares acquired through our Employee Stock Purchase Plan. Shares that count toward the minimum share ownership include shares owned outright or beneficially owned, shares acquired through the Employee Stock Purchase Plan, vested restricted stock, vested RSUs, performance shares and performance units in our Deferred Compensation Plan, and shares issued from the exercise of vested options.
Our Board may evaluate whether exceptions should be made in the case of any covered person who, due to his or her unique financial circumstances, would incur a hardship by complying with these guidelines. No such exceptions were granted or were in place in fiscal year 2013 and all directors and officers were in compliance with the guidelines during fiscal year 2013.
Hedging Policy
Our policies explicitly prohibit any employee, including our NEOs, from “hedging” their ownership by engaging in short sales or trading in any derivatives involving Adobe securities.
Employment Agreements
Each of our NEOs is employed “at will.” Except in limited circumstances, such as when an employment agreement that provides for severance is assumed or renegotiated as part of a corporate transaction, we only enter into agreements providing for severance benefits with our U.S. executive officers in relation to a change of control of Adobe or an executive transition plan.
Severance and Change of Control Compensation
Each of our NEOs is, or could be, an eligible participant in our Executive Severance Plan for Prior Participants in the Event of a Change of Control (the “Prior Participant Change of Control Plan”), which provides for severance payments and fully accelerated vesting of outstanding equity awards to our NEOs and other members of senior management upon an involuntary termination of employment upon or following a qualifying change of control. The Prior Participant Change of Control Plan replaces the former executive change of control severance plan (the “Former Plan”), which expired in December 2011, for all employees who were eligible under the Former Plan upon its expiration, on substantially the same terms as the Former Plan. We also adopted a change of control severance plan for members of senior management who were not eligible under the Former Plan upon its expiration, but all of our NEOs were eligible and therefore would be covered by the Prior Participant Change of Control Plan. The Committee believes that change of control vesting and severance benefits, if structured appropriately, serve to minimize the distraction caused by a potential transaction and reduce the risk that an executive departs Adobe before an acquisition is consummated. We believe that a pre-existing plan will allow our executives to focus on continuing normal business operations and on the success of a potential business combination, rather than on seeking alternative employment. We further believe that the two plans ensure stability and will enable our executives to maintain a balanced perspective in making overall business decisions during a potentially uncertain period. Severance payments and benefits under both plans are provided only upon a qualifying termination of employment upon or following a change of control so that an acquirer that wishes to retain our management team during a transition period or over the long term will have an opportunity to do so.
We have also entered into a Retention Agreement with Mr. Narayen (unchanged since December 2010), which provides similar benefits but does not require termination of his employment in order for him to receive the equity acceleration, as described below under “Executive Compensation—Change of Control—Chief Executive Officer Retention Agreement.”

The two change of control plans and the individual Retention Agreement with Mr. Narayen do not provide for reimbursements or “gross-ups” of excise tax amounts under Section 4999 of the Code. Rather, under all of these arrangements, benefits would be reduced if doing so would result in a better after-tax economic position for the affected executive. We believe this is an appropriate allocation of the tax cost of these arrangements between Adobe and the executive and is consistent with market practice.
Our change of control arrangements are designed to be competitive with the pay practices of our peer group. The Committee periodically reviews the terms and conditions of our change of control arrangements and will make adjustments when and to the extent it deems appropriate. The Committee approved the Prior Participant Change of Control Plan effective as of December 13, 2011 upon the automatic expiration of the Former Plan on December 12, 2011. The Prior Participant Change of Control Plan will expire on December 13, 2014.
Additional details regarding our Prior Participant Change of Control Plan, the Former Plan, and the individual Retention Agreement with Mr. Narayen, including estimates of amounts payable in specified circumstances as of the last day of fiscal year 2013, are disclosed in the “Executive Compensation—Change of Control—Potential Payments upon Termination and/or a Change of Control” table contained in this proxy statement.
Tax Considerations and Compensation Recovery Policies
Tax Deductibility
Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation greater than $1 million paid for any fiscal year to the corporation’s Chief Executive Officer and the three other most highly compensated executive officers as of the end of any fiscal year, other than the Chief Financial Officer. However, certain types of performance-based compensation are excluded from the $1 million deduction limit if specific requirements are met. The Committee considers the impact of Section 162(m) when designing our executive compensation program and structured our Executive Bonus Plan, stock plans and performance share programs so that a number of awards would be granted under these plans and programs in a manner that complies with the requirements imposed by Section 162(m). Tax deductibility is not the primary factor used by the Committee in setting compensation, however, and corporate objectives may not necessarily align with the requirements for full deductibility under Section 162(m). In addition, the Committee from time to time has granted and may continue to grant awards, such as time-based RSU awards and one-time discretionary cash awards under which payments may not be deductible under Section 162(m) when it determines that such non-deductible arrangements are otherwise in the best interests of Adobe and its stockholders.
Compensation Recovery Policies
As a public company subject to Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financial results as the result of misconduct or due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or incentive-based or equity-based compensation they receive. In addition, we will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and anticipate that we will adopt a compensation recovery policy once final regulations on the subject have been adopted. Our fiscal year 2014 compensation plans explicitly provide for any such required recovery.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE*
The Executive Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on this review and discussion, the Executive Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended November 29, 2013 and in this proxy statement.
Respectfully submitted,
EXECUTIVE COMPENSATION COMMITTEE
Daniel Rosensweig, Chair
Amy Banse
Kelly Barlow
Edward Barnholt
Robert Sedgewick

_________________________

*
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Adobe under the Securities Act of 1933 or the Securities Exchange Act of 1934, except our Annual Report on Form 10-K for the fiscal year ended November 29, 2013, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information regarding the compensation for services performed during fiscal years 2013, 2012 and 2011 awarded to, paid to or earned by the NEOs, which include (i) our Chief Executive Officer, (ii) our Chief Financial Officer and (iii) our three other most highly compensated executive officers, as determined by reference to total compensation for fiscal year 2013, who were serving as executive officers at the end of fiscal year 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation (4) ($)	Total ($)

Shantanu Narayen	2013	941,667	—	13,148,100	—	1,638,500	19,211	15,747,478
President and Chief Executive Officer	2012	893,182	227,761(5)	9,749,250	—	1,112,011	30,747	12,012,951
	2011	896,434	—	6,295,550	2,403,773	1,198,980	30,373	10,825,110
Mark Garrett	2013	616,667	—	2,921,800	—	715,334	8,967	4,262,768
Executive Vice President and Chief Financial Officer	2012	570,644	97,009(5)	11,440,000(6)	—	473,635	7,782	12,589,070
	2011	568,844	—	2,007,770	777,691	608,663	9,180	3,972,148
Matthew Thompson	2013	587,500	—	4,591,400	—	681,500	33,372	5,893,772
Executive Vice President, Worldwide Field Operations	2012	521,023	88,574(5)	3,868,750	—	432,449	29,427	4,940,223
	2011	519,042	—	1,803,590	680,480	555,375	27,992	3,586,479
David Wadhwani	2013	516,667	—	3,965,300	—	509,434	8,685	5,000,086
Senior Vice President, Digital Media	2012	471,402	60,104(5)	3,404,500	—	293,447	8,967	4,238,420
	2011	457,605	—	1,803,590	680,480	364,116	8,312	3,314,103
Bradley Rencher (7)	2013	491,667	—	3,339,200	—	484,784	9,119	4,324,770
Senior Vice President, Digital Marketing
___________________

(1)
These amounts do not reflect the actual economic value realized by the NEO. In accordance with SEC rules, this column represents the grant date fair value of performance shares, assuming the probable outcome of related performance conditions at target levels, and RSUs. Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures.

(2)	No option awards were granted in fiscal years 2012 or 2013 pursuant to the Committee’s actions to eliminate the use of stock options for all employees.
Prior year amounts do not reflect the actual economic value realized by the NEO. In accordance with SEC rules, this column represents the grant date fair value of stock options, in accordance with applicable accounting guidance related to stock-based compensation. Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions. No stock options reflected in this table were forfeited by any of our NEOs. For additional information on the valuation assumptions, see Part II, Item 8 “Financial Statements and Supplementary Data” of our 2011 Annual Report on Form 10-K and the Notes to Consolidated Financial Statements at Note 12, “Stock-based Compensation.”

(3)
These amounts consist solely of amounts earned under our Executive Bonus Plans, each of which is a cash bonus plan adopted under our Master Bonus Plan. Amounts earned under the Executive Bonus Plan are payable in the subsequent fiscal year.

(4)
These amounts for fiscal year 2013 include matching contributions under Adobe’s 401(k) Plan (including an additional matching contribution made by Adobe early in the applicable fiscal year to eligible participants who did not previously receive the maximum matching contribution during the prior 401(k) Plan year), and life insurance premiums for all NEOs. The amounts also include the cost of an executive physical for Messrs. Narayen, Garrett, Wadhwani and Rencher. In addition, for Messrs. Narayen and Thompson, they include the taxable value of the sales club trip for Mr. Narayen and for Mr. Thompson and his spouse ($9,473 for Mr. Narayen and $25,551 for Mr. Thompson).

(5)	One-time bonus awarded by the Committee in an amount equal to 17% of each NEO’s Target Cash Incentive under the 2012 Executive Bonus Plan.

(6)
Includes a one-time retention award of 225,000 RSUs, which had a $7.0 million target value at the time of grant by the Committee. This one-time retention award was granted by the Committee on August 16, 2012 in response to Mr. Garrett receiving a competitive offer for his services.

(7)	Mr. Rencher was not a named executive officer in fiscal years 2012 and 2011.

Grants of Plan-Based Awards in Fiscal Year 2013
The following table shows all plan-based awards granted to the NEOs during fiscal year 2013. The equity awards granted in fiscal year 2013 identified in the table below are also reported in “Outstanding Equity Awards at 2013 Fiscal Year End.” For additional information regarding incentive plan awards, please refer to the cash incentives and equity incentives sections of our “Compensation Discussion and Analysis.”

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (% of target)	Target (#)	Maximum (#)	Units(3) (#)	Options (#)	Awards ($/Share)	Awards(4) ($)

Shantanu Narayen	—	—	1,412,500	2,825,000	—	—	—	—	—	—	—
	1/24/2013	—	—	—	37.5%	157,500	315,000	—	—	—	7,147,350(5)
	1/24/2013	—	—	—	—	—	—	157,500	—	—	6,000,750
Mark Garrett	—	—	616,667	1,233,334	—	—	—	—	—	—	—
	1/24/2013	—	—	—	37.5%	35,000	70,000	—	—	—	1,588,300(5)
	1/24/2013	—	—	—	—	—	—	35,000	—	—	1,333,500
Matthew Thompson	—	—	587,500	1,175,000	—	—	—	—	—	—	—
	1/24/2013	—	—	—	37.5%	55,000	110,000	—	—	—	2,495,900(5)
	1/24/2013	—	—	—	—	—	—	55,000	—	—	2,095,500
David Wadhwani	—	—	439,167	878,333	—	—	—	—	—	—	—
	1/24/2013	—	—	—	37.5%	47,500	95,000	—	—	—	2,155,550(5)
	1/24/2013	—	—	—	—	—	—	47,500	—	—	1,809,750
Bradley Rencher	—	—	417,917	835,834	—	—	—	—	—	—	—
	1/24/2013	—	—	—	37.5%	40,000	80,000	—	—	—	1,815,200(5)
	1/24/2013	—	—	—	—	—	—	40,000	—	—	1,524,000
_________________________

(1)
These columns represent awards granted under our Executive Bonus Plan for performance in fiscal year 2013. These columns show the awards that were possible at the threshold, target and maximum levels of performance. Minimum performance under the Executive Bonus Plan could have resulted in a threshold amount equal to $0. Actual cash incentive awards earned in fiscal year 2013 by the NEOs under the Executive Bonus Plan are shown in the column titled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table.”

(2)
These columns represent awards granted under our 2013 Performance Share Program, which was adopted under our 2003 Plan. These columns show the awards that were possible at the threshold, target and maximum levels of performance. The percentage in the threshold column indicates the percentage of the target number of shares to be earned if a threshold performance metric is achieved. If the company does not achieve the threshold performance metric, zero shares will be earned. Because our 2013 Program is based on a three-year performance period, none of the performance shares will be earnable until the performance period closes at the outset of our 2016 fiscal year. See “Equity Awards Granted by the Committee at the outset of Fiscal Year 2013” in the “Compensation Discussion and Analysis” section of this proxy statement for additional discussion.

(3)	This column represents awards of RSUs granted under our 2003 Plan.

(4)
These amounts do not reflect the actual economic value realized by the NEO. In accordance with SEC rules, this column represents the grant date fair value of each equity award. For additional information on the valuation assumptions, see Part II, Item 8 “Financial Statements and Supplementary Data” of our 2013 Annual Report on Form 10-K and the Notes to Consolidated Financial Statements at Note 12, “Stock-based Compensation.”

(5)
The grant date fair value included in this column for awards granted under our 2013 Performance Share Program is based on the target award amount listed in this table, as this amount was estimated to be the probable outcome of the performance conditions associated with these grants determined as of the grant date, excluding the effect of estimated forfeitures.

Narrative Summary to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal Year 2013 Table
The material terms of the NEOs’ annual compensation, including base salaries, the Executive Bonus Plan (which is a cash plan adopted under our Master Bonus Plan), the Performance Share Program, the time-based RSUs and the explanations of the amounts of salary, cash incentives and equity values in proportion to total compensation are described under “Compensation Discussion and Analysis” in this proxy statement. Our equity award granting practices are described below and our severance benefits are described under “Change of Control” in this proxy statement. None of our NEOs have entered into a written employment agreement with Adobe.
As discussed in greater detail in “Compensation Discussion and Analysis,” the fiscal year 2013 non-equity incentive awards were granted pursuant to the Executive Bonus Plan, with amounts earned based on the achievement of certain financial and customer advocacy targets as well as individual performance goals applicable to each respective NEO. Cash incentives were fully vested when earned.
As discussed in greater detail in “Compensation Discussion and Analysis,” the fiscal year 2013 performance share awards will be settled in stock, subject to the terms of our 2013 Performance Share Program. Actual awards earned under the 2013 Performance Share Program will be determined based on the results achieved during the three-year performance period, as certified by the Committee at the outset of our 2016 fiscal year, contingent upon each NEO’s continued service to Adobe.
The RSUs granted to our NEOs pursuant to our 2003 Plan at the outset of fiscal year 2013 vest over two years with 50% vesting on each anniversary of the grant date. There is no purchase price associated with performance share or RSU awards. We did not pay dividends on our common stock during fiscal year 2013.
Granting Guidelines for Equity Compensation
Adobe has adopted written guidelines setting forth our grant practices and procedures for all equity awards. Pursuant to these guidelines:

•
the effective grant date for our annual equity awards granted to our employees, including the NEOs, is January 24 of each year, or the first trading day thereafter, unless another date is approved and documented by the Committee;

•
the effective grant date for executive officer new hire RSU and performance share awards is the executive officer’s hire date (subject to compliance with Section 162(m), as deemed advisable by the Committee), unless the performance share program for the applicable fiscal year has not yet been adopted (in which case the performance share award and any accompanying RSU award will be granted when the program is adopted); and

•
the effective grant date for non-executive officer new hire stock option, performance share and RSU awards is the 15th day of the month following the month of the employee’s hire date, or, if that is not a trading day, the first trading day thereafter, unless the Performance Share Program for the applicable fiscal year has not yet been adopted (in which case the performance share award and any accompanying RSU award will be granted when the program is adopted).

Because the grant dates are pre-established, the timing of the release of material nonpublic information does not affect the grant dates for equity awards, and Adobe does not time the release of material nonpublic information based on equity award grant dates.
The Committee approves all grants made to our executive officers on or before the grant date. The Committee also has the authority to approve non-executive officer stock option, performance share and RSU awards on or before the grant date. Our Board has also delegated to a Management Committee for Employee Equity Awards the authority to approve stock option, performance share and RSU awards to non-executive officer employees in accordance with the granting guidelines described above. Pursuant to its charter, the Committee has the authority to establish the terms and conditions of our equity awards; therefore, the Committee may make exceptions to Adobe’s granting guidelines.
In the event we award stock options, all stock option awards would be granted with an exercise price equal to or greater than (in some instances for awards outside the United States) the fair market value of the underlying stock on the effective grant date or, in accordance with the terms of our approved equity plans, the fair market value of the underlying stock on the last trading day prior to the effective grant date, if an award is granted on a non-trading day.
Effect of Retirement, Death and Disability on Equity Compensation Awards
The terms and conditions of our stock option and RSU awards provide that if a recipient’s employment is terminated due to death or disability, the recipient will be given credit for an additional 12 months of service, resulting in vesting for the applicable award accelerating by 12 months. In addition, our U.S. and certain other stock option agreements provide that if a recipient’s employment terminates on or after age 65, the individual will be given credit for an additional 12 months of service, resulting in vesting for the applicable award accelerating by 12 months. The terms and conditions of our performance share awards granted prior to fiscal year 2013 (which were subject to time-based vesting following the certification of one-year performance goals) provide that if a recipient’s employment is terminated due to death or disability before certification of the performance goals, the recipient will receive a pro-rated target award based on the number of months of service provided during the performance period, for which the vesting will be accelerated by an amount equal to the percentage amount scheduled to vest on the next annual vesting date for each award. For our performance share awards granted prior to fiscal year 2013, if a recipient’s employment is terminated due to death or disability after certification of the performance goals, the recipient will receive accelerated vesting of the actual award equal to the percentage amount scheduled to vest on the next annual vesting date for each award. The terms and conditions of our performance share awards granted in fiscal year 2013 (which vest upon the certification of the performance goals, if achieved, following the end of a three-year performance period) provide that if a recipient’s employment is terminated due to death or disability before certification of the performance goals, the recipient will receive a pro-rated target award based on the number of months of service provided during the performance period.

Outstanding Equity Awards at 2013 Fiscal Year End
The following table sets forth information regarding outstanding equity awards as of November 29, 2013, for each NEO. All vesting is contingent upon continued employment with Adobe. Market values and payout values in this table are calculated based on the closing market price of our common stock as reported on NASDAQ on November 29, 2013, which was $56.78 per share.

	Option Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Shantanu Narayen	387,000	—	34.64	1/24/2015	—	—	—	—
	268,000	—	34.64	1/24/2015	—	—	—	—
	201,300	—	19.93	1/26/2016	—	—	—	—
	277,916	12,084(3)	34.16	1/25/2017	—	—	—	—
	—	—	—	—	23,750(4)	1,348,525	—	—
	192,666	79,334(5)	34.03	1/24/2018	—	—	—	—
	—	—	—	—	47,000(6)	2,668,660	—	—
	—	—	—	—	39,433(7)	2,239,006	—	—
	—	—	—	—	118,125(8)	6,707,138	—	—
	—	—	—	—	121,800(9)	6,915,804	—	—
	—	—	—	—	157,500(10)	8,942,850	—	—
	—	—	—	—	—	—	315,000	17,885,700
Mark Garrett	46,957	2,043(3)	34.16	1/25/2017	—	—	—	—
	—	—	—	—	4,250(4)	241,315	—	—
	—	—	—	—	12,500(11)	709,750	—	—
	62,332	25,668(5)	34.03	1/24/2018	—	—	—	—
	—	—	—	—	15,000(6)	851,700	—	—
	—	—	—	—	12,566(7)	713,497	—	—
	—	—	—	—	46,875(8)	2,661,563	—	—
	—	—	—	—	48,332(9)	2,744,291	—	—
	—	—	—	—	168,750(12)	9,581,625	—	—
	—	—	—	—	35,000(10)	1,987,300	—	—
	—	—	—	—	—	—	70,000	3,974,600
Matthew Thompson	4,479	1,793(3)	34.16	1/25/2017	—	—	—	—
	—	—	—	—	3,750(4)	212,925	—	—
	—	—	—	—	12,500(11)	709,750	—	—
	8,020	22,460(5)	34.03	1/24/2018	—	—	—	—
	—	—	—	—	13,500(6)	766,530	—	—
	—	—	—	—	11,266(7)	639,683	—	—
	—	—	—	—	46,875(8)	2,661,563	—	—
	—	—	—	—	48,332(9)	2,744,291	—	—
	—	—	—	—	55,000(10)	3,122,900	—	—
	—	—	—	—	—	—	110,000	6,245,800

	Option Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David Wadhwani	12,669	—	25.41	2/11/2015	—	—	—	—
	25,000	—	39.69	1/24/2014	—	—	—	—
	—	—	—	—	7,500(13)	425,850	—	—
	2,985	1,194(3)	34.16	1/25/2017	—	—	—	—
	—	—	—	—	3,487(4)	197,992	—	—
	—	—	—	—	5,000(14)	283,900	—	—
	15,365	22,460(5)	34.03	1/24/2018	—	—	—	—
	—	—	—	—	13,500(6)	766,530	—	—
	—	—	—	—	11,266(7)	639,683	—	—
	—	—	—	—	41,250(8)	2,342,175	—	—
	—	—	—	—	42,532(9)	2,414,967	—	—
	—	—	—	—	47,500(10)	2,697,050	—	—
	—	—	—	—	—	—	95,000	5,394,100
Bradley Rencher	387	—	22.13	7/30/2019	—	—	—	—
	5,209	—	36.81	11/16/2016	—	—	—	—
	22,425	975(3)	34.16	1/25/2017	—	—	—	—
	—	—	—	—	4,100(4)	232,798	—	—
	—	—	—	—	7,500(15)	425,850	—	—
	34,708	14,292(5)	34.03	1/24/2018	—	—	—	—
	—	—	—	—	8,500(6)	482,630	—	—
	—	—	—	—	6,933(7)	393,656	—	—
	—	—	—	—	33,750(8)	1,916,325	—	—
	—	—	—	—	34,800(9)	1,975,944	—	—
	—	—	—	—	40,000(10)	2,271,200	—	—
	—	—	—	—	—	—	80,000	4,542,400
_________________________

(1)
All stock option awards were granted pursuant to our 2003 Plan, except certain stock option grants to Mr. Rencher and Mr. Wadhwani. Mr. Rencher’s grant for 387 shares was made pursuant to the Omniture, Inc. 2006 Equity Incentive Plan and Mr. Wadhwani’s grant for 12,669 shares was made pursuant to the Macromedia, Inc. 2002 Equity Incentive Plan.

(2)
These amounts represent the maximum number of shares that could be earned under our 2013 Performance Share Program. The performance period will end at the end of fiscal year 2015, and the certification to be completed thereafter. The awards shall fully vest as of the later of January 24, 2016 or the certification date.

(3)	Four-year vesting in equal monthly installments. Options fully vested on January 25, 2014.

(4)	RSUs granted pursuant to our 2003 Plan. Four-year vesting with 25% vesting on each anniversary of the grant date. Shares fully vested on January 25, 2014.

(5)	Four-year vesting in equal monthly installments. Options fully vest on January 24, 2015.

(6)	RSUs granted pursuant to our 2003 Plan. Four-year vesting with 25% vesting on each anniversary of the grant date. Shares fully vest on January 24, 2015.

(7)
These amounts represent awards actually earned under our 2011 Performance Share Program. Three-year vesting with 1/3 vesting on each anniversary of the grant date. Shares fully vested on January 24, 2014.

(8)	RSUs granted pursuant to our 2003 Plan. Four-year vesting with 25% vesting on each anniversary of the grant date. Shares fully vest on January 24, 2016.

(9)
These amounts represent awards actually earned under our 2012 Performance Share Program. Three-year vesting with 1/3 vesting on each anniversary of the grant date. Shares fully vest on January 24, 2015.

(10)	RSUs granted pursuant to our 2003 Plan. Two-year vesting with 50% vesting on each anniversary of the grant date. Shares fully vest on January 24, 2015.

(11)
RSUs granted pursuant to our 2003 Plan. Four-year vesting with 50% vesting on the second anniversary of the grant date and 25% vesting on the third and fourth anniversaries of the grant date. Shares fully vested on January 25, 2014.

(12)	RSUs granted pursuant to our 2003 Plan. Four-year vesting with 25% vesting on each anniversary of the grant date. Shares fully vest on August 16, 2016.

(13)
RSUs granted pursuant to our 2003 Plan. Four-year vesting with 50% vesting on the second anniversary of the vesting commencement date and thereafter as to 25% on each of the third and fourth anniversaries of the vesting commencement date. Shares fully vested on December 15, 2013.

(14)	RSUs granted pursuant to our 2003 Plan. Four-year vesting with 25% vesting on each anniversary of the grant date. Shares fully vest on June 22, 2014.

(15)	RSUs granted pursuant to our 2003 Plan. Four-year vesting with 25% vesting on each anniversary of the grant date. Shares fully vest on August 15, 2014.

Option Exercises and Stock Vested in Fiscal Year 2013
The following table sets forth information regarding each exercise of stock options and the vesting during fiscal year 2013 of time-based stock-settled RSUs, and performance-based stock-settled awards granted under our 2010, 2011 and 2012 Performance Share Programs for each of the NEOs, on an aggregate basis. The value realized on the exercise of option awards is calculated as follows (i) if the exercise involves a sale of some or all of the exercised shares, the difference between the actual price at which the exercised shares were sold and the exercise price of the options, or (ii) in all other cases, the difference between the closing market price of our common stock as reported on NASDAQ on the date of exercise and the exercise price of the options. The value realized on vesting of stock awards is based on the closing market price of our common stock as reported on NASDAQ on the vesting date of the stock-settled awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Shantanu Narayen	525,000	6,182,832	273,595	10,441,215
Mark Garrett	521,600	5,025,094	145,335	5,954,318
Matthew Thompson	526,248	6,340,967	84,485	3,224,747
David Wadhwani	163,676	1,954,146	70,980	2,734,836
Bradley Rencher	56,790	740,293	58,806	2,395,824

Nonqualified Deferred Compensation
Under the terms of our Deferred Compensation Plan, eligible employees, including each of the NEOs, and directors may elect to defer the receipt of a portion of cash and equity compensation they would otherwise have received when earned. Amounts deferred under the Deferred Compensation Plan are deemed invested in the investment funds selected by the participant with similar options as available under the Adobe 401(k) Plan. We do not contribute to the Deferred Compensation Plan on behalf of our employees, or match the deferrals made by participants, with the exception of situations in which an election to defer under the Deferred Compensation Plan would prevent a participant from receiving the full 401(k) company match as described in the “Compensation Discussion and Analysis—Retirement and Deferred Compensation Plan Benefits” section of this proxy statement. In those situations, we make a contribution to the Deferred Compensation Plan equal to the foregone 401(k) company match. No such contribution was made in fiscal year 2013. As a result, amounts payable under the Deferred Compensation Plan generally are entirely determined by participant contributions and fund elections.
Employee participants in the Deferred Compensation Plan may elect to contribute 1% to 75% of their base salary and 1% to 100% of other specified compensation, including commissions and bonuses. Participants may also contribute 100% per vesting tranche of their RSU and performance share awards. Participants elect the payment of benefits to begin on a specified date at least three years in the future in the form of a lump sum or annual installments of 5, 10 or 15 years. Upon termination of a participant’s employment with Adobe, the participant will receive a distribution in the form of a lump sum payment. Each participant shall elect whether to keep his or her account balance in the Deferred Compensation Plan or to receive a lump sum distribution upon a change of control. In addition, if a participant experiences an unforeseeable emergency during the deferral period, the participant may petition to receive a partial or full payout from the Deferred Compensation Plan. All distributions are made in cash, except that deferred RSUs and performance shares are settled in Adobe stock.
No NEOs participated in, or had an accrued balance under, the Deferred Compensation Plan in fiscal year 2013.

Change of Control
Each of the NEOs is eligible to receive severance benefits in the event of certain terminations of employment upon or after a change of control of Adobe, pursuant to the terms of our Prior Participant Change of Control Plan applicable to each of our current NEOs or, in the case of our Chief Executive Officer, upon or after a change of control of Adobe, in some cases whether or not his employment is terminated, pursuant to his individual Retention Agreement. Mr. Narayen would need to waive all benefits under his Retention Agreement to receive any benefits under the Prior Participant Change of Control Plan.
On December 12, 2011, the Former Plan expired by its terms; our Executive Compensation Committee approved the Prior Participant Change of Control Plan effective as of December 13, 2011, and our NEOs became eligible participants under this new plan at that time. The material terms of, and payments due under, the Prior Participant Change of Control Plan are similar to the Former Plan. Participants of the Former Plan are eligible to participate in the Prior Participant Change of Control Plan. The Prior Participant Change of Control Plan will expire on December 13, 2014, unless extended by Adobe or unless a change of control occurs prior thereto, in which case the Prior Participant Change of Control Plan will terminate following the later of the date which is at least two years after the occurrence of a change of control or the payment of all severance benefits due under the Prior Participant Change of Control Plan. The Committee also approved an additional change of control severance plan that would apply to certain employees who were not eligible under the Former Plan upon its expiration or the Prior Participant Change of Control Plan.
Pursuant to the terms of the Prior Participant Change of Control Plan and Mr. Narayen’s Retention Agreement, a “change of control” of Adobe is generally defined as one of the following:

•
a person or entity becomes the beneficial owner of Adobe securities representing 30% or more of the combined voting power of our then outstanding securities entitled to vote in the election of directors;

•	during any period of two consecutive years, a majority of our directors who were nominated by a vote of at least 3/4 of the directors in office at the beginning of the period cease to be directors;

•
as a result of a reorganization, merger, consolidation or other corporate transaction involving Adobe, our stockholders immediately prior to the transaction do not retain ownership of more than 50% of the combined voting power of Adobe or resulting entity;

•	all or substantially all of our assets are sold, liquidated or distributed; or

•	a “change of control” or a “change in the effective control” of Adobe within the meaning of Section 280G of the Code occurs.
Executive Severance Plans
Pursuant to the Prior Participant Change of Control Plan, if there is a qualifying change of control of Adobe, and within two years following the change of control, Mr. Garrett, Mr. Thompson, Mr. Wadhwani or Mr. Rencher experiences a separation from service as a result of Adobe (or any successor) terminating the executive officer’s employment without cause, or as a result of his disability, or if he resigns for good reason, the executive officer would be eligible to receive:

•	24 months of salary and target bonus plus one month of salary and target bonus per year of service up to an additional 12 months;

•	pro-rata target bonus for the fiscal year of termination;

•
COBRA premiums for the eligible executive and covered dependents until the earlier of (i) the last month in which the executive and his covered dependents are eligible for and enrolled in COBRA coverage and (ii) 24 months plus one month per year of service with Adobe (up to a maximum of 12); and

•	accelerated vesting of all outstanding equity awards (including, to the extent credited, for performance shares).
In the event that any amount under the Prior Participant Change of Control Plan would constitute an excess parachute payment within the meaning of Section 280G of the Code, the amounts payable will not exceed the amount which produces the greatest after-tax benefit to the affected individual. All of the benefits under the Prior Participant Change of Control Plan are conditioned upon the executive officer signing a release of claims.
Chief Executive Officer Retention Agreement
Effective January 12, 1998, Adobe entered into a Retention Agreement with Mr. Narayen, which was amended twice, the first time effective February 11, 2008, based on his promotion to Chief Executive Officer, and the second on December 17, 2010, in order to clarify the manner of compliance with, or exemption from, Section 409A of the Code, in light of updates to, and interpretations of, applicable tax regulations.
Pursuant to his Retention Agreement, if there is a qualifying change of control of Adobe, and within two years following the change of control Mr. Narayen experiences a separation from service as a result of Adobe (or any successor) terminating his employment without cause, or as a result of his disability, or if he resigns for good reason, Mr. Narayen would be eligible to receive:

•	36 months of salary and target bonus;

•	pro-rata target bonus for the fiscal year of termination; and

•	COBRA premiums for him and covered dependents until the earlier of (i) the last month in which he and his covered dependents are eligible for and enrolled in COBRA coverage and (ii) 36 months.
Upon a change of control, regardless of whether his employment is terminated, or his death or disability, Mr. Narayen would be eligible to receive accelerated vesting of all outstanding equity awards (including, to the extent credited, for performance shares) and all stock options will become fully exercisable.
In the event that any amount under Mr. Narayen’s Retention Agreement would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, the amounts payable will not exceed the amount which produces the greatest after-tax benefit to Mr. Narayen. All benefits provided under the Retention Agreement are conditioned upon his signing a release of claims. The Retention Agreement has no expiration date.
2003 Plan
See “Proposal 2—Summary of the 2003 Plan—Change of Control” for a description of the treatment of awards under the 2003 Plan in the event of a change of control.
Performance Share Programs
Pursuant to our Performance Share Programs, in the event of a change of control prior to the certification date, there will be an automatic crediting to each NEO of a pro-rated (based on time elapsed during the performance period) target award immediately prior to the date of the change of control, but the applicable time-based service vesting requirements will continue to apply. The Prior Participant Change of Control Plan and Mr. Narayen’s Retention Agreement may provide for acceleration of some or all of the awards held by the NEOs, as described above.
Potential Payments upon Termination and/or a Change of Control
The following table sets forth the estimated potential payments and benefits payable to each NEO under the Prior Participant Change of Control Plan (which was in effect on November 29, 2013), and in the case of Mr. Narayen, his Retention Agreement, in the event of a termination of employment and/or a change of control of Adobe (“COC”), as if such termination or COC event had occurred on November 29, 2013, the last day of fiscal year 2013. The value of the stock awards is based on the closing market price of our common stock as reported on NASDAQ on November 29, 2013, which was $56.78 per share. Each NEO must sign a release of claims to receive any of the benefits below except those for Death/Disability, COC Only (continued employment), or COC Only/Equity Not Assumed or Substituted.

Triggering Event (1)	Target Bonus (2) ($)	Lump Sum Severance (3)($)	Accelerated Stock Options (4) ($)	Accelerated Performance Awards (5) ($)	Accelerated Restricted Stock Units ($)	Cont. Health Insurance Coverage (present value) (6) ($)	Total (7) ($)

Shantanu Narayen
Death/Disability(8)	—	—	1,820,317	8,677,858	9,389,993	—	19,888,168
Voluntary Termination/Involuntary Termination with Cause	—	—	—	—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason	—	—	—	—	—	—	—
Involuntary Termination/Resignation for Good Reason upon COC(9)	1,425,000	7,125,000	2,078,143	12,135,760	19,667,173	45,493	42,476,569
COC Only (continued employment)(10)	—	—	2,078,143	12,135,760	19,667,173	—	33,881,076
COC Only/Equity Not Assumed or Substituted(11)	—	—	2,078,143	12,135,760	19,667,173	—	33,881,076
Mark Garrett
Death/Disability(8)	—	—	546,713	2,748,095	6,451,628	—	9,746,436
Voluntary Termination/Involuntary Termination with Cause	—	—	—	—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason	—	—	—	—	—	—	—
Involuntary Termination/Resignation for Good Reason upon COC(9)	625,000	3,125,000	630,160	4,120,241	16,033,253	31,956	24,565,610
COC Only (continued employment)(10)	—	—	—	—	—	—	—
COC Only/Equity Not Assumed or Substituted(11)	—	—	630,160	4,120,241	16,033,253	—	20,783,654
Bradley Rencher
Death/Disability(8)	—	—	300,742	2,138,675	2,674,338	—	5,113,755
Voluntary Termination/Involuntary Termination with Cause	—	—	—	—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason	—	—	—	—	—	—	—
Involuntary Termination/Resignation for Good Reason upon COC(9)	425,000	2,235,417(12)	347,198	3,126,647	5,328,803	33,454	11,496,519
COC Only (continued employment)(10)	—	—	—	—	—	—	—
COC Only/Equity Not Assumed or Substituted(11)	—	—	347,198	3,126,647	5,328,803	—	8,802,648
Matthew Thompson
Death/Disability(8)	—	—	478,495	3,052,777	3,754,578	—	7,285,850
Voluntary Termination/Involuntary Termination with Cause	—	—	—	—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason	—	—	—	—	—	—	—
Involuntary Termination/Resignation for Good Reason upon COC(9)	600,000	3,000,000	551,523	4,424,922	7,473,668	44,987	16,095,100
COC Only (continued employment)(10)	—	—	—	—	—	—	—
COC Only/Equity Not Assumed or Substituted(11)	—	—	551,523	4,424,922	7,473,668	—	12,450,113

Triggering Event (1)	Target Bonus (2) ($)	Lump Sum Severance (3)($)	Accelerated Stock Options (4) ($)	Accelerated Performance Awards (5) ($)	Accelerated Restricted Stock Units ($)	Cont. Health Insurance Coverage (present value) (6) ($)	Total (7) ($)
David Wadhwani
Death/Disability(8)	—	—	464,946	2,746,165	3,420,257	—	6,631,368
Voluntary Termination/Involuntary Termination with Cause	—	—	—	—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason	—	—	—	—	—	—	—
Involuntary Termination/Resignation for Good Reason upon COC(9)	446,250	2,312,725(12)(13)	537,973	3,953,648	6,713,497	45,493	14,009,586
COC Only (continued employment)(10)	—	—	—	—	—	—	—
COC Only/Equity Not Assumed or Substituted(11)	—	—	537,973	3,953,648	6,713,497	—	11,205,118
_________________________

(1)
While Adobe’s standard form of stock option agreement under the 2003 Plan provides for the acceleration of 12 months of vesting in the event the person is age 65 or older upon terminating employment with Adobe, the table does not reflect this retirement vesting because none of the NEOs is at least age 65.

(2)
This amount represents the fiscal year 2013 target annual cash incentive opportunity under the Executive Bonus Plan calculated according to the terms of the Prior Participant Change of Control Plan, which means it is based on the then-current base salary of the NEO (not the actual amount of salary earned during the fiscal year). The cash incentive opportunity amount is pro-rated for the elapsed time in the current incentive period, assuming that all performance targets have been met; therefore, the amount reported is 100% of the target annual cash incentive opportunity. Actual fiscal year 2013 bonuses earned by each NEO’s are reported in the column titled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table.”

(3)	Based on the base salary and target bonus on November 29, 2013.

(4)
This amount is calculated by aggregating the sums determined by multiplying, for each award, (i) the number of accelerated stock options times (ii) the difference between the closing price per share ($56.78) of our common stock on November 29, 2013, and the option exercise price per share.

(5)
This amount includes (i) certified performance shares from our 2011 and 2012 Performance Share Programs that were not yet fully vested as of November 29, 2013, and (ii) pro-rated shares under the 2013 Performance Share Program based on the elapsed time in the three-year performance period; because this table is as of November 29, 2013, before performance could be certified, the amount reported is based on 100% of target award amount.

(6)
Amounts reported represent the present value of 18 months of COBRA payments with an estimated 5% premium increase every 12 months. The present value is calculated by using 120% of the short term applicable federal rate of 0.32%.

(7)
In accordance with the terms of the Prior Participant Change of Control Plan and Mr. Narayen’s Retention Agreement, all of the benefits in this table are subject to a reduction in the event the amounts payable would constitute an excess parachute payment within the meaning of Section 280G of the Code, to the extent the amounts payable do not exceed the amount which produces the greatest after-tax benefit to the NEOs. Only Mr. Wadhwani’s benefits were so reduced. See footnote 13 below.

(8)
For an explanation of benefits to be received by our NEOs as a result of death or disability, see “Executive Compensation—Grants of Plan-Based Awards in Fiscal Year 2013—Narrative Summary to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal Year 2013 Table—Effect of Retirement, Death and Disability on Equity Compensation Awards” above.

(9)	For an explanation of benefits received by our NEOs as a result of an involuntary termination or resignation for good reason upon a COC, see “Change of Control” above.

(10)
Assumes that all equity awards were assumed or substituted by the hypothetical acquiring company. No benefits are payable to the NEOs pursuant to the terms of the Prior Participant Change of Control Plan and there is no accelerated vesting pursuant to the terms of the applicable equity award agreements if the NEOs’ employment continues after a COC; however, Mr. Narayen’s Retention Agreement provides that all outstanding equity awards (to the extent credited, for performance shares) accelerate and are immediately exercisable and vested in full upon a COC, regardless of whether his employment is terminated.

(11)
Assumes that equity awards were not assumed or substituted by the hypothetical acquiring company. Pursuant to the terms of the applicable equity plans, any unexercised and/or unvested portions of any outstanding equity awards that are not assumed or substituted by the acquiring company are immediately exercisable and vested in full as of the date immediately prior to the effective date of the COC.

(12)
Mr. Rencher received credit under the Prior Participant Change of Control Plan for his service time at Omniture, Inc., which was acquired by Adobe in 2009, and Mr. Wadhwani received credit under the Prior Participant Change of Control Plan for his service time at Macromedia, Inc., which was acquired by Adobe in 2005. Mr. Rencher’s service began in January 2008, and Mr. Wadhwani’s service began in April 2002.

(13)
Mr. Wadhwani’s severance amount exceeded the 280G threshold and therefore triggered a reduction pursuant to the Prior Participant Change of Control Plan. His lump sum severance amount would have been $2,832,813 without this provision.

DIRECTOR COMPENSATION
The following table sets forth certain information with respect to compensation awarded to, paid to or earned by each of Adobe’s non-employee directors during fiscal year 2013:

Name	Fees Earned or Paid in Cash(1)(2)(3) ($)	Stock Awards(4)(5)(6) ($)	Option Awards(4)(7)(8) ($)	Total ($)

Charles M. Geschke	110,000	—	144,875	254,875
John E. Warnock	110,000	125,814	72,437	308,251
Amy L. Banse	75,000	—	—	75,000
Kelly J. Barlow	74,381(9)	476,797(9)	—	551,178
Edward W. Barnholt	90,000	251,628	—	341,628
Robert K. Burgess	80,000	251,628	—	331,628
Frank A. Calderoni	80,000	—	—	80,000
Michael R. Cannon	80,000	251,628	—	331,628
James E. Daley	107,500	251,628	—	359,128
Laura B. Desmond	67,500	—	—	67,500
Daniel L. Rosensweig	97,500	251,628	—	349,128
Robert Sedgewick	75,000	251,628	—	326,628
_________________________

(1)	Director fees were paid at the end of the quarter for which services were provided.

(2)	The following table provides a breakdown of the annual retainers and committee fees earned or paid in cash:

Name	Annual Board Retainers ($)	Audit Committee Fees ($)	Executive Compensation Committee Fees ($)	Nominating and Governance Committee Fees ($)	Total ($)

Dr. Geschke	110,000*	—	—	—	110,000
Dr. Warnock	110,000*	—	—	—	110,000
Ms. Banse	60,000	—	15,000	—	75,000
Mr. Barlow**	59,505		14,876		74,381
Mr. Barnholt	60,000	—	15,000	15,000	90,000
Mr. Burgess	60,000	20,000	—	—	80,000
Mr. Calderoni	60,000	20,000	—	—	80,000
Mr. Cannon	60,000	20,000	—	—	80,000
Mr. Daley	60,000	40,000	—	7,500	107,500
Ms. Desmond	60,000	—	—	7,500	67,500
Mr. Rosensweig	60,000	—	30,000	7,500	97,500
Dr. Sedgewick	60,000	—	15,000	—	75,000

*	Includes $60,000 annual Board member fee and $50,000 annual Board Chair fee.
** Retainer and fee for Mr. Barlow was pro-rated based on joining the Board on December 4, 2012. Executive compensation committee fee for Mr. Barlow was pro-rated based on his appointment to the committee on December 4, 2012.

(3)	Mr. Burgess, Mr. Cannon and Mr. Daley each deferred all cash fees pursuant to Adobe’s Deferred

Compensation Plan. For more information on this plan, see “Deferred Compensation Plan” below.

(4)
On April 12, 2013, each non-employee director (other than Ms. Banse, Mr. Barlow, Mr. Calderoni and Ms. Desmond) then sitting on Adobe’s Board received a grant of stock options, RSUs or a 50% combination of each (as elected by each director in his or her discretion prior to the end of the previous fiscal year), per the terms of the Board’s 2013 Non-Employee Director Compensation Policy, as described below. Mr. Burgess, Mr. Cannon, Mr. Daley and Mr. Warnock elected to defer their 2013 RSU grants pursuant to Adobe’s Deferred Compensation Plan. For more information on this plan, see “Deferred Compensation Plan” below. Ms. Banse, Mr. Barlow, Mr. Calderoni and Ms. Desmond were not eligible for an annual stock award under our 2013 Non-Employee Director Compensation Policy, as their initial RSU grants were still subject to vesting. See “Equity Awards” below for further explanation.

(5)
These amounts do not reflect the actual economic value realized by the director for these awards. In accordance with SEC rules, this column reflects the grant date fair value of 5,588 RSUs for each director (other than Mr. Warnock, Ms. Banse, Mr. Barlow, Mr. Calderoni and Ms. Desmond) electing to receive 100% of their equity award in the form of RSUs, disregarding estimates of forfeitures related to service-based vesting conditions. For Mr. Warnock, who elected only 50% of his award in RSUs as permitted by our 2013 Non-Employee Director Compensation Policy, this amount reflects the grant date fair value of 2,794 RSUs. For the assumptions and methodology used to calculate these amounts, please see Part II, Item 8 “Financial Statements and Supplementary Data” of our 2013 Annual Report on Form 10-K and the Notes to Consolidated Financial Statements at Note 12, “Stock-based Compensation.”

(6)	At 2013 fiscal year end, each non-employee director held the following aggregate number of unvested RSUs:

Name	Aggregate Shares Subject to Unvested RSUs (#)

Dr. Geschke	—
Dr. Warnock	2,794
Ms. Banse	6,819
Mr. Barlow	13,507
Mr. Barnholt	5,588
Mr. Burgess	5,588
Mr. Calderoni	6,819
Mr. Cannon	5,588
Mr. Daley	5,588
Ms. Desmond	6,819
Mr. Rosensweig	5,588
Dr. Sedgewick	5,588

(7)
These amounts do not reflect the actual economic value realized by the director for these awards. In accordance with SEC rules, this column reflects for Dr. Geschke the grant date fair value of 16,764 stock options, and for Dr. Warnock the grant date fair value of 8,382 stock options, in each case with an exercise price of $45.03 in fiscal year 2013, in accordance with applicable accounting guidance related to stock-based compensation, disregarding estimates of forfeitures related to service-based vesting conditions. For the methodology of how this amount is calculated, please see Part II, Item 8 “Financial Statements and Supplementary Data” of our 2013 and 2012 Annual Reports on Form 10-K and the Notes to Consolidated Financial Statements at Note 12, “Stock-based Compensation.”

(8)	At 2013 fiscal year end, each non-employee director held stock options, including vested and unvested options, to purchase the following aggregate number of shares of our common stock:

Name	Aggregate Shares Subject to Outstanding Options (#)

Dr. Geschke	216,185
Dr. Warnock	191,858
Ms. Banse	—
Mr. Barlow	—
Mr. Barnholt	131,887
Mr. Burgess	106,887
Mr. Calderoni	—
Mr. Cannon	110,000
Mr. Daley	89,116
Ms. Desmond	—
Mr. Rosensweig	—
Dr. Sedgewick	112,218

(9)
Mr. Barlow joined the Board on December 4, 2012, and he received an initial grant of RSUs in an amount valued (based on the estimated value on the grant date) at $450,000 according to our 2013 Non-Employee Director Compensation Policy, described below under “Equity Awards.”

Compensation Philosophy
The general philosophy of our Board is that compensation for non-employee directors should be a mix of cash and equity-based compensation to reward directors for a year of service in fulfilling their oversight responsibilities. Adobe does not compensate its management director (our Chief Executive Officer) for Board service in addition to his regular employee compensation. Each year, the Executive Compensation Committee evaluates the appropriate level and form of compensation for non-employee directors and recommends changes, if any, to the Board. The Executive Compensation Committee considers advice from Compensia, when appropriate. Our Board reviews the Executive Compensation Committee’s recommendations and then determines the amount of director compensation.
Fees Earned or Paid in Cash
In fiscal year 2013, each non-employee director received an annual retainer of $60,000 (and in addition, each Chairman of the Board received a Board Chair fee of $50,000) plus committee fees for each committee on which he or she served, as follows:

Committee	Chair ($)	Members ($)

Audit	40,000	20,000
Executive Compensation	30,000	15,000
Nominating and Governance	15,000	7,500
Our Board retained the same levels of cash compensation for fiscal year 2014.
Equity Awards
Our Board approved a fiscal year 2013 Non-Employee Director Compensation Policy, effective December 1, 2012, which included equity award grants to non-employee directors as follows:

•
an initial grant of RSUs in an amount valued (based on the estimated value on the grant date) at $450,000 that is converted into a number of RSUs based on the average closing market price over the 30 calendar days ending the day prior to the grant date. The award vests 50% each year on the anniversary of the grant date over a two-year period. Directors receiving an initial grant will not be eligible to receive an annual grant until the second annual meeting of stockholders after joining the Board; directors who first join our Board upon being elected at an annual meeting of stockholders will receive the initial award and will also receive an annual award at the next annual meeting; and

•
an annual grant of stock options, RSUs or a 50% combination of each (to be elected by each director in his or her discretion in the previous fiscal year), which vests 100% on the day immediately preceding our next annual meeting of stockholders. The annual award is valued at $240,000 (based on the estimated value on the date of grant), and is converted into a number of RSUs based on the average closing market price over the 30 calendar days ending the day prior to the grant date. If the director elects to receive the annual award partially or entirely in the form of stock options, the RSU award amount (either 50% or 100%, depending on the mix the director previously elected) is multiplied by three to determine the number of stock options.

For fiscal year 2014, our Board increased the annual equity award to a value of $260,000 based on market data presented by Compensia. The Board also eliminated the choice of stock options under our fiscal year 2014 Non-Employee Director Compensation Policy. Accordingly, all equity awards granted to our non-employee directors for fiscal year 2014, and we anticipate in future years, will be RSUs.
Non-employee directors may only exercise stock options once they vest. Stock options are generally exercisable until not later than three months after termination of director status (except in the case of termination due to death or disability), but that period is extended for non-employee directors with at least four years of Board service to Adobe, to one year following termination of director status or the expiration date of the stock option, if earlier. If a non-employee director’s service terminates due to death or disability, the director will be given credit for an additional 12 months of service for the vesting of both stock options and RSUs, and stock options will remain exercisable for one year following the termination or until the expiration of the stock option, if earlier.
In the event of a change of control, any unvested portion of a non-employee director option shall become fully vested and exercisable as of immediately prior to the transaction resulting in a change of control, subject to the consummation of the change of control. If the stock option is not assumed or substituted by the acquiring company, it will terminate to the extent it is not exercised on or before the date of such a transaction. Any unvested portion of RSUs will become vested in full immediately prior to the effective date of a change of control.
Deferred Compensation Plan
Our Deferred Compensation Plan allows non-employee directors to defer from 5% up to 100% of their cash compensation, which amounts are deemed invested in the investment funds selected by the director from the same fund options as generally available in Adobe’s 401(k) Plan (other than the individual direct brokerage account and Retirement Savings Trust). Participants may also contribute 100% per vesting tranche of their RSU awards. Deferred Compensation Plan participants must elect irrevocably to receive the deferred funds on a specified date at least three years in the future in the form of a lump sum or annual installments over 5, 10 or 15 years.  Mr. Calderoni, Mr. Daley and Ms. Desmond participated in the Deferred Compensation Plan with respect to 100% of their respective retainers and committee fees for their services in fiscal year 2012. Mr. Burgess, Mr. Cannon, Mr. Daley, and Mr. Warnock also elected to defer 100% of their RSU awards granted in 2013. See “Executive Compensation—Nonqualified Deferred Compensation” in this proxy statement for more information regarding our Deferred Compensation Plan.
Expenses
We reimburse our directors for their travel and related expenses in connection with attending Board and committee meetings, as well as costs and expenses incurred in attending director education programs and other Adobe-related seminars and conferences.
Other Benefits
Non-employee directors are offered an opportunity to purchase certain Adobe health, dental, and vision insurance while serving as a Board member. Participating directors pay 100% of their own insurance premiums.

Stock Ownership Guidelines
We have adopted stock ownership guidelines for members of our Board. Under these guidelines, each non-employee director should hold 50% of the net shares acquired from Adobe until the total number of shares held by such non-employee director equals or exceeds 6,000 shares. Once achieved, this 6,000 share guideline should be maintained going forward. An “acquired share” includes shares of vested restricted stock, shares of stock issued from RSUs, performance shares and performance units, and shares issued upon the exercise of vested options. “Net shares acquired” means acquired shares remaining after deducting acquired shares sold to cover the exercise price and withheld for taxes. Shares that count toward the minimum share ownership include shares owned outright or beneficially owned, shares acquired through the Employee Stock Purchase Plan, vested restricted stock, vested RSUs, and shares issued upon the exercise of vested options, as well as vested performance shares or performance units deferred into our Deferred Compensation Plan. As of November 29, 2013, each of our non-employee directors was in compliance with these guidelines.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION
The members of our Executive Compensation Committee for fiscal year 2013 prior to December 4, 2012, were Ms. Banse, Mr. Barnholt, Mr. Rosensweig and Dr. Sedgewick. Effective December 4, 2012, the members of our Executive Compensation Committee were Ms. Banse, Mr. Barlow, Mr. Barnholt, Mr. Rosensweig and Dr. Sedgewick. There are no members of our Executive Compensation Committee who were officers or employees of Adobe or any of our subsidiaries during fiscal year 2013. No members were formerly officers of Adobe or had any relationship otherwise requiring disclosure hereunder. During fiscal year 2013, no interlocking relationships existed between any of our executive officers or members of our Board or Executive Compensation Committee, on the one hand, and the executive officers or members of the board of directors or compensation committee of any other entity, on the other hand.
TRANSACTIONS WITH RELATED PERSONS
Review, Approval or Ratification of Transactions with Related Persons
Adobe’s Code of Business Conduct requires that all employees and directors avoid conflicts of interests that interfere with the performance of their duties or are not in the best interests of Adobe.
In addition, pursuant to its written charter, the Nominating and Governance Committee considers and approves or disapproves any related person transaction as defined under Item 404 of Regulation S-K promulgated by the SEC, after examining each such transaction for potential conflicts of interest and other improprieties. The Nominating and Governance Committee has not adopted any specific written procedures for conducting such reviews and considers each transaction in light of the specific facts and circumstances presented.
Transactions with Related Persons
Since the beginning of fiscal year 2013, there have not been any transactions, nor are there any currently proposed transactions, in which Adobe was or is to be a participant, where the amount involved exceeded $120,000, and any related person had or will have a material direct or indirect interest. As is the case with most multinational corporations, from time to time in the ordinary course of business we engage in arms-length transactions with companies in which members of the Board or our executive team have professional relationships.

PROPOSAL 1
ELECTION OF DIRECTORS
We currently have thirteen members of our Board, all of whose terms will expire at the 2014 Annual Meeting of Stockholders. Stockholders will vote for the thirteen nominees listed above in the section captioned “Board of Directors and Corporate Governance—Our Board of Directors” to serve until our 2015 Annual Meeting of Stockholders and until such director’s successor has been elected and qualified, or until such director’s death, resignation or removal. Under the terms of our Restated Certificate of Incorporation, all directors of Adobe are elected to one-year terms and stand for election annually.
Each of the nominees is currently a director of Adobe and has previously been elected by our stockholders. There are no family relationships among our directors or executive officers. If any nominee is unable or declines to serve as a director, the Board may designate another nominee to fill the vacancy and the proxy will be voted for that nominee.
Kelly Barlow was appointed to our Board on December 4, 2012. Mr. Barlow is an executive officer of ValueAct Capital, a significant Adobe stockholder, and his appointment to the Board resulted from discussions between Adobe’s management and Board and Mr. Barlow, in his capacity as a representative of ValueAct Capital. Adobe agreed to appoint Mr. Barlow to the Board in December 2012 in accordance with a Nomination and Standstill Agreement, dated December 4, 2012 among Adobe, Mr. Barlow and the various members of the ValueAct group listed therein.
Vote Required and Board Recommendation
Our Bylaws require that each director be elected by the majority of votes cast with respect to such director in uncontested elections. Any nominee for director, in an uncontested election, who receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election shall promptly tender his or her resignation to the Board, and the Board, after taking into consideration the recommendation of the Nominating and Governance Committee of the Board, will determine whether or not to accept the director’s resignation. The election of directors pursuant to this Proposal is an uncontested election, and, therefore, the majority vote standard will apply. Abstentions and broker non-votes will not have any effect on the outcome of this Proposal. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL NOMINEES

PROPOSAL 2
APPROVAL OF AN AMENDMENT TO THE
ADOBE SYSTEMS INCORPORATED 2003 EQUITY INCENTIVE PLAN
At the annual meeting, our stockholders will be asked to approve an amendment to the Adobe Systems Incorporated 2003 Equity Incentive Plan (the “2003 Plan”) to increase the number of shares reserved for issuance by 8.85 million shares of common stock.
Our Board believes that the 2003 Plan is a vital component of our employee compensation programs, since it allows us the ability to compensate our employees and non-employee directors whose contributions are important to our success, by offering them the opportunity to participate in our future performance, while at the same time providing an incentive to build long-term stockholder value. We operate in a competitive market and new hire grants are essential in helping us attract talented individuals. Likewise, annual grants are essential in helping us retain and motivate our most valuable employees. Both new hire grants and annual grants help keep their interests aligned with our stockholders. Stockholder approval of our request for additional shares is necessary to enable us to grant equity to new employees and continue with our annual grant program for existing employees through our fiscal year 2016 annual grants. In February 2014, the Executive Compensation Committee approved the increase to the available share reserve, subject to approval by our stockholders. Our Board and management, therefore, recommend that stockholders approve the amendment to our 2003 Plan. If our stockholders do not approve the amendment to the 2003 Plan, it will remain in effect with its current terms and conditions and the number of shares reserved for issuance will not increase.
2003 Plan Share Reserve
As of January 31, 2014, an aggregate of 36,123,517 shares of our common stock remained available for future grants under our 2003 Plan. The Board believes that this share reserve amount is insufficient to meet the future needs of the company, and without the requested share reserve increase, the company could be unable to sustain its current new hire and annual equity grant programs through our fiscal year 2016 annual grants.
Adobe is committed to effectively managing its employee equity compensation programs while minimizing stockholder dilution. For this reason, in administering our equity compensation program, we consider both our “burn rate” and our “overhang” in evaluating the impact of the program on our stockholders. We define “burn rate” as the number of equity awards granted during the year, divided by the number of shares outstanding. The burn rate measures the potential dilutive effect of our equity grants. We define “total overhang” as the full value awards and stock options outstanding but not exercised (in the case of stock options), plus equity awards available to be granted (the “available equity award shares”), divided by the total shares of common stock outstanding. The overhang measures the potential dilutive effect of outstanding equity awards and available equity award shares.
We endeavor to ensure that our burn rate and overhang approximate the average rates of our peer group, and that they are within the limits recommended by independent shareholder advisory groups. We calculate a burn rate (without excluding forfeited or canceled awards) of 2.9% for fiscal year 2013 using a fungible ratio of 1.77 for each full value share; from time to time, the Board also calculates the burn rate using other ratios as we evaluate our burn rate in comparison to our peers and industry standards. We estimate our burn rate for our fiscal year 2013 to be below the 40th percentile and total overhang to be below the 55th percentile when compared to our peer group and using a 2.5:1 full value share multiple.  In addition, our average burn rate for fiscal years 2010 through 2012 was reasonable in relation to companies in our industry and within the guidelines recommended by certain independent shareholder advisory groups.  It is our current intention to continue to limit burn rate and total overhang to a level consistent with our historical usage. Additionally, purchases under our share repurchase program (as described in our Annual Report on Form 10-K) have enabled us to mitigate the dilutive effect of past awards under our equity plans.
In recent years, to help the company conserve shares, Adobe has focused on its top performers and reduced the percentage of employees eligible to receive annual grants.  In an effort to understand how we compared to our peer group, in fiscal year 2013 we conducted a full review of our broad-based equity strategy and adjusted our approach where we desired closer alignment, continuing to focus on top performers and limiting equity grants to a subset of employees. However, even with this approach, given our current burn rate, as well as our anticipated new hire grants for fiscal year 2014, the Board anticipates that without an increase to the share reserve, the existing share reserve could potentially be exhausted by the end of fiscal year 2015, especially in the case of material acquisitions or other one-time events.
The Board considers its share reserve on an annual basis, as the vast majority of our equity grants are made each January, as further discussed below under “Equity Awards Made in Fiscal Year 2014 and Future Equity Awards.” Based on

our expected annual share usage under all of our equity plans (including those discussed below under “Our Other Equity Plans”), we believe our current reserve will be sufficient for our January 2015 grants, but might not be sufficient for our expected January 2016 grants. Our policy is to maintain a reserve at all times sufficient for at least two subsequent annual grant cycles. The Board believes that the request for an additional 8.85 million shares will allow us to replenish our share usage under all equity plans during fiscal year 2013 and to continue and maintain our current granting practices through our 2016 annual grants and until our annual meeting of shareholders to be held thereafter in 2016.
The closing market price of our common stock on January 31, 2014 was $59.19.
Our Other Equity Plans
While the 2003 Plan is the primary equity plan we use to grant equity awards, we also have a small number of shares available in our 2005 Equity Incentive Assumption Plan. The burn rate and overhang figures included above take into account equity awards available for grant under these plans. As of January 31, 2014, we had a total of 639,735 shares available in our 2005 Equity Incentive Assumption Plan. This plan has four separate share reserves. Three of the reserves, representing 526,058 of the available shares, require that each full value award reduces the share reserve by 1.77 shares. The final reserve, representing 113,677 of the available shares, does not have a fungible ratio provision (so each full value share reduces the share reserve by one share). Additional information regarding our 2005 Equity Incentive Assumption Plan and its various reserves can be found in “Equity Compensation Plan Information” below.
As of January 31, 2014, under our two equity incentive plans described above and equity plans and other grants assumed as the result of acquisitions, we had an aggregate of 6,058,733 outstanding stock options and stock appreciation rights (“SARs”), with a weighted average exercise price of $29.49 and a weighted average remaining term of 3.28 years, as well as 17,139,806 outstanding full value awards.
Given the small share reserve and limited use of these other plans, we do not believe that these plans are a viable option for maintaining our equity award programs if the 2003 Plan share reserve increase is not approved by our stockholders.
Vote Required and Board Recommendation
Stockholders are requested to approve the adoption of an amendment to our 2003 Plan to increase the number of shares reserved for issuance by 8.85 million shares of common stock. The 2003 Plan, giving effect to the amendment described in this Proposal 2, is attached to this proxy statement as Annex A.

We firmly believe that the approval of an amendment to the 2003 Plan is essential to continue to grow our business. The Board believes that equity awards in meaningful amounts motivate high levels of performance, align the interests of our employees and stockholders by giving employees the perspective of an owner with an equity stake in the company, and provide an effective means of recognizing employee contributions to the success of the company. The Board believes that equity awards are a competitive necessity in the environment in which we operate, and are essential to our continued success at recruiting and retaining the highly qualified technical and other key personnel who help the company meet its goals, as well as rewarding and encouraging current employees. The Board believes that the ability to continue to grant meaningful equity awards will be important to our future success.

Approval of the amendment to the 2003 Plan requires the affirmative vote of the holders of a majority of the votes cast in person or by proxy and entitled to vote at the meeting. Abstentions and broker non-votes will not have any effect on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL

Summary of the 2003 Plan
The following paragraphs provide a summary of the principal features of the 2003 Plan currently in effect. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the 2003 Plan, giving effect to this Proposal 2, a copy of which has been filed with the SEC with this proxy statement as Annex A.
History. Our 2003 Plan was originally adopted by our Board in January 2003 and approved by our stockholders in April 2003 as a successor plan to our 1994 Stock Option Plan and our 1999 Equity Incentive Plan. On April 9, 2008, our stockholders approved the expansion of the eligible class of participants under the 2003 Plan to include non-employee directors, and our 2003 Plan became a successor plan to the 1996 Outside Directors Stock Option Plan. Since 2003, our Board, or a committee thereof, with stockholder approval as required, has amended the terms and conditions of our 2003 Plan from time to time.
General. Our 2003 Plan advances the interests of Adobe and our stockholders by providing equity-based incentives that are necessary in today’s competitive labor market to attract, reward and retain employees, consultants, directors and other advisors upon whose judgment and contributions we depend for our success. The 2003 Plan allows us to achieve these purposes by providing for grants of stock options, stock appreciation rights, stock purchase rights, stock bonuses, RSUs, performance shares and performance units in consideration for services rendered by the participant to Adobe.
Eligibility. We may grant awards to employees (including executive officers) and consultants of Adobe, our subsidiary corporations or other affiliated entities of Adobe, and members of our Board. Pursuant to applicable tax law, we may grant incentive stock options only to employees; however, we may grant all other awards to any eligible participant. As of January 31, 2014, we had a total of 11,968 employees and consultants and twelve non-employee directors who would be eligible to be granted awards from the 2003 Plan.
Shares Subject to the 2003 Plan. We are proposing an increase in the available share reserve under the 2003 Plan by 8.85 million shares of our common stock. If this increase is not approved, we may not have enough shares available to sustain our current new hire and annual equity grant programs through our fiscal year 2016 annual grants. As of January 31, 2014, awards covering 23,198,539 shares were outstanding under the Existing Share Reserve, and 36,123,517 shares remained available for future awards under the Existing Share Reserve.
Multiples for Determining the Number of Shares Available for Grant. The share reserve for the 2003 Plan is reduced:

•	by one share for each share granted pursuant to stock options or stock appreciation rights awarded at any time under the 2003 Plan;

•	by 1.77 shares for each share granted pursuant to all awards other than stock options or stock appreciation rights awarded under the 2003 Plan on or after April 1, 2009;

•	by 2.4 shares for each share granted pursuant to all awards other than stock options or stock appreciation rights awarded under the 2003 Plan from April 10, 2008 through March 31, 2009;

•	by 2.1 shares for each share granted pursuant to all awards other than stock options or stock appreciation rights awarded under the 2003 Plan from April 5, 2007 through April 9, 2008; and

•	by one share for each share granted pursuant to all awards granted under the 2003 Plan prior to April 5, 2007.

If any award granted under the 2003 Plan expires, lapses or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase upon failure to vest at termination are forfeited or repurchased, such shares will again become available for issuance under the 2003 Plan in proportion to the number of shares by which the reserve was originally reduced at the time of grant or issuance. Shares will not be treated as having been issued under the 2003 Plan, and will therefore not reduce the number of shares available for grant, to the extent an award is settled in cash (other than cash settled stock appreciation rights). Shares will be treated as having been issued under the 2003 Plan to the extent such shares are withheld in satisfaction of tax withholding obligations or the payment of the award’s exercise or purchase price.

Share Adjustments for Changes in Capital Structure. Appropriate adjustments will be made to the share reserve, to the other numerical limits described in the 2003 Plan and to outstanding awards in the event of any change in our common stock through stock splits and similar events.
Award Types. The 2003 Plan authorizes the award of stock options, stock appreciation rights, stock bonuses, stock purchase rights, RSUs, performance shares and performance units.
Administration. The 2003 Plan is administered by the Board and by two committees duly appointed by the Board: the Executive Compensation Committee and the Management Committee for Employee Equity Awards. The Board authorizes grants of awards to its directors pursuant to the terms of the 2003 Plan. The Executive Compensation Committee, which consists entirely of “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “outside directors” for purposes of Section 162(m) of the Code, is authorized to grant all types of awards to employees, executive officers and consultants. The Management Committee for Employee Equity Awards, which currently consists of our Chief Executive Officer and our Senior Vice President, People and Places, is authorized by the Board to grant stock options, stock appreciation rights, performance shares and RSUs to eligible employees who are not executive officers, directors or consultants. For purposes of this proposal, the term “Committee” refers to either of such duly appointed committees of the Board, unless the context or applicable law requires otherwise.
Subject to the provisions of the 2003 Plan and the authority delegated to it by the Board, the Committee determines, in its discretion, the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. The Committee interprets the 2003 Plan and may also establish rules and policies for administration of the 2003 Plan.
Stock Options. Subject to appropriate adjustment in the event of a change in our capital structure, we may not grant to any one employee in any fiscal year stock options which, together with Freestanding SARs (as defined below) granted that year, cover more than 4,000,000 shares in the aggregate. The shares of our common stock available for issuance pursuant to the exercise of incentive stock options is limited to the then-current share reserve number at any point in time, so that the limitation will always automatically equal the aggregate share reserve amount, subject to the requirements of the Code.
The exercise price of each stock option may not be less than the fair market value of a share of our common stock on the date of grant (except in connection with the assumption or substitution for another stock option in a manner qualifying under Sections 409A and 424(a) of the Code). In addition, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any subsidiary corporation of Adobe (a “Ten Percent Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of our common stock on the date of grant.
No stock option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the stock option, including, if permitted or required by us, through the optionee’s surrender of a portion of the stock option shares to Adobe.
Stock options become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. Stock options granted to our employees and directors will expire not later than seven years from the date of grant and in no event will the term of an incentive stock option granted to a Ten Percent Stockholder exceed five years. At the outset of our 2012 fiscal year, after weighing a variety of factors (including employee retention, recruitment, feedback from our stockholders and stockholder advisory firms), our Executive Compensation Committee determined to discontinue the granting of stock options to our employees as part of our equity grant program.
Stock Appreciation Rights. The Committee may grant stock appreciation rights either in tandem with a related stock option (a “Tandem SAR”) or independently of any stock option (a “Freestanding SAR”). A Tandem SAR requires the stock option holder to elect either the exercise of the underlying stock option for shares of common stock, the surrender of the stock option or the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The exercise price of a stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant. Subject to appropriate adjustment in the event of any change in our capital structure, we may not grant to any one employee in any fiscal year Freestanding SARs which, together with any stock options granted that year, cover in the aggregate more than 4,000,000 shares.

Upon the exercise of a stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. At the Committee’s discretion, we may pay this stock price appreciation in cash or in shares of common stock whose fair market value on the exercise date equals the payment amount. Payment is made in a lump sum as soon as possible following exercise. The maximum term of any stock appreciation right granted under the 2003 Plan is eight years.
Repricing Prohibition. Repricing a stock option or a stock appreciation right is prohibited without prior stockholder approval.
Stock Awards. Stock awards may be granted under the 2003 Plan in the form of a stock bonus, a stock purchase right or an RSU. No monetary payment is required for receipt of shares pursuant to a stock bonus, the consideration for which is services rendered by the participant, except that the participant must furnish consideration in the form of cash or past services rendered having a value not less than the par value of the shares acquired, to the extent required by law. The purchase price for shares issuable under each stock purchase right (and, if applicable, each RSU) will be established by the Committee in its discretion and may be paid in cash, by check, in cash equivalent or by such other lawful consideration as approved by the Committee.
Stock awards may be granted by the Committee subject to such restrictions for such periods as determined by the Committee and set forth in a written agreement between Adobe and the participant, and neither the award nor the shares acquired pursuant to the award may be sold or otherwise transferred or pledged until the restrictions lapse or are terminated. Restrictions may lapse in full or in installments on the basis of the participant's continued service or other factors, such as the attainment of one or more performance goals established by the Committee (see discussion of permitted performance goals under “Performance Awards” below).
Subject to appropriate adjustment in the event of any change in our capital structure, the 2003 Plan limits the granting of stock awards intended to be “performance based” under Section 162(m) of the Code in any fiscal year to any one employee to 1.5 million shares in the aggregate.
Performance Awards. The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines. These awards may be designated as performance shares or performance units. Performance shares and performance units are unfunded bookkeeping entries generally having initial values equal to the fair market value determined on the grant date of one share of common stock and $100 per unit, respectively. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. We may settle performance awards to the extent earned in cash, shares of our common stock (including shares of restricted stock) or any combination thereof.
Subject to appropriate adjustment in the event of any change in our capital structure, the 2003 Plan limits the granting of performance shares intended to be “performance based” under Section 162(m) of the Code to any one employee to the number that could result in the employee receiving more than 1.5 million shares in the aggregate during any fiscal year, or performance units intending to qualify as performance-based compensation under Section 162(m) of the Code to any one employee to the number that could result in the employee receiving more than $2,500,000 during any fiscal year of the company.
Award limits in previous fiscal years will not count toward award limits in subsequent years, even if the awards settle in future years, and more than one award of the same type can be granted in a fiscal year, as long as the aggregate number of shares of common stock granted pursuant to all awards of that type (and that are intended to qualify as performance-based compensation under Section 162(m) of the Code) do not exceed the fiscal year limit applicable to that award type.
Performance Factors. Awards may, but need not, include performance criteria that satisfy Section 162(m) of the Code. When such performance criteria are included, the Executive Compensation Committee will establish one or more performance goals applicable to the award, in each case prior to the beginning of the applicable performance period or such later date as permitted under applicable law (such as Section 162(m) of the Code if deductibility under Section 162(m) is desired with respect to a specific award). These goals will be based on the achievement of company-wide, divisional or individual goals, applicable federal or state securities laws, or any other basis determined by the Executive Compensation Committee in its discretion. As provided under the 2003 Plan, in order to qualify as performance-based compensation under Section 162(m) of the Code, the Executive Compensation Committee must base performance goals on one or more of the following measures: growth in revenue or product revenue; recurring revenue; annualized recurring revenue; growth in the market price of the stock; operating margin; margin, including gross margin; operating income; operating income after taxes; operating profit or net operating profit; pre-tax profit; earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; income, before or after taxes (including net income); total return on shares of stock or total stockholder return; earnings, including but not limited to earnings per share and net earnings; return on stockholder equity or average stockholders’ equity; return on net assets; return on assets, investment or capital employed; expenses; cost reduction goals; return on capital; economic value added; market share; operating cash flow; cash flow, as indicated by book earnings before interest, taxes, depreciation and amortization; cash flow per share; improvement in or attainment of working capital levels; debt reduction; debt levels; capital expenditures; sales or revenue targets, including product or product family targets; bookings; billings; workforce diversity; customer satisfaction; implementation or completion of projects or processes; improvement in or attainment of working capital levels; stockholders’ equity; and other measures of performance selected by the Executive Compensation Committee to the extent consistent with Section 162(m) of the Code.
Following completion of the applicable performance period, the Executive Compensation Committee will determine the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Executive Compensation Committee may otherwise make positive or negative adjustments to performance award payments to participants to reflect the participant’s individual job performance or other factors determined by the Executive Compensation Committee; however, if the award intends to qualify as performance-based compensation under Section 162(m) of the Code, the Executive Compensation Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable on the basis of the performance goals attained and to determine the actual award to be awarded to a participant upon termination of employment with the company.
Change of Control. For awards granted prior to January 24, 2008, in the event of a “Change of Control” (as defined in the 2003 Plan) the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume all outstanding stock options, RSUs and stock appreciation rights or substitute substantially equivalent stock options, RSUs or stock appreciation rights for its stock. If the outstanding awards are not assumed or substituted, then all unexercised and unvested portions of such outstanding awards will become immediately exercisable and vested in full. Any awards which are not assumed in connection with a Change of Control or exercised prior to the Change of Control will terminate effective as of the time of the Change of Control.
For awards granted on or after January 24, 2008, in the event of a “Change of Control” (as defined in the 2003 Plan, which definition is different from the definition of “Change of Control” that applies to awards granted prior to January 24, 2008), the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume Adobe’s rights and obligations under outstanding awards or substitute substantially equivalent equity awards. If the acquiring entity elects not to do so, then all unexercised and unvested portions of all outstanding awards will become immediately exercisable and vested in full. Any awards which are not assumed or replaced in connection with a Change of Control or exercised prior to the Change of Control will terminate effective as of the time of the Change of Control.
Equity awards granted to directors will fully accelerate immediately prior to the effective date of a Change of Control, subject to the consummation of the Change of Control.
The Executive Compensation Committee has provided, and may provide in the future, additional benefits upon a Change of Control or other similar transactions. For example, our executive officers are either covered by the terms of a separate retention agreement or an Executive Severance Plan in the Event of a Change of Control, which provide for certain acceleration benefits applicable to equity compensation awards in the event of a Change of Control (see “Compensation Discussion and Analysis—Severance and Change of Control Compensation” and “Executive Compensation—Change of Control” contained in this proxy statement for more information).
Transferability. Generally, awards under the 2003 Plan may not be transferred.
Termination or Amendment. The 2003 Plan will continue in effect until the first to occur of (i) its termination by the Executive Compensation Committee, or (ii) the date on which all shares available for issuance under the 2003 Plan have been issued and all restrictions on such shares under the terms of the 2003 Plan and the agreements evidencing awards granted under the 2003 Plan have lapsed. All incentive stock options must be granted, if at all, within ten years from the earlier of the date the 2003 Plan is adopted, as amended, by the Board (or the Executive Compensation Committee) or the date the 2003 Plan is duly approved, as amended, by our stockholders. Therefore, currently no incentive stock option may be granted under the 2003 Plan on or after April 12, 2023, the 10th anniversary of the last amendment to the 2003 Plan approved by our stockholders.

The Executive Compensation Committee may terminate or amend the 2003 Plan at any time, provided that without stockholder approval the 2003 Plan cannot be amended to effect any change that would require stockholder approval under any applicable law.

Summary of Federal Income Tax Consequences
The following summary is intended only as a general guide to the current U.S. federal income tax consequences of participation in the 2003 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Furthermore, the tax consequences are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable.
Incentive Stock Options. A participant recognizes no taxable ordinary income as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.
If a participant holds stock acquired through the exercise of an incentive stock option for more than two years from the date on which the stock option was granted and more than one year after the date the stock option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, Adobe will not be entitled to any income tax deduction.
Generally, if the participant disposes of the stock before the expiration of either of those holding periods (a “disqualifying disposition”), then at the time of such disqualifying disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long term or short term depending on whether the stock was held for more than one year. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally Adobe will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.
Nonstatutory Stock Options. Stock options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable ordinary income as the result of the grant of such a stock option. Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the stock option exercise price and the fair market value of the shares on the date of purchase. Generally, Adobe will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant.
Upon the disposition of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss.
Stock Appreciation Rights. A participant recognizes no taxable ordinary income at the time of grant of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Adobe generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.
Stock Bonuses and Stock Purchase Rights. A participant acquiring restricted stock generally will recognize ordinary income equal to the difference between the fair market value of the shares on the “determination date” (as defined below) and the participant’s purchase price, if any. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable, or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as a capital gain or loss. Such gain or loss will be long term or short term depending on whether the stock was held for more than one year. Adobe will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which ordinary income is recognized by the participant.
Restricted Stock Units. No taxable income is recognized upon the grant of an RSU award. In general, the participant will recognize ordinary income in the year in which the shares subject to that award vest and are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. Adobe will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.
Performance Awards. A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received, if any, and the fair market value of any unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above in “Stock Bonuses and Stock Purchase Rights.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date,” will be taxed as a capital gain or loss. Adobe generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
Potential Limitation on Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to each covered employee exceeds $1 million. The 2003 Plan is intended to enable Adobe to provide certain forms of performance-based compensation to executive officers that is exempt from the $1million deduction limitation under Section 162(m) of the Code. Regardless, it is possible that compensation attributable to awards granted under the 2003 Plan, when combined with all other types of compensation received by a covered employee from Adobe, may cause this limitation to be exceeded in any particular year.
New Plan Benefits
Equity Awards Made in Fiscal Year 2013. We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to participants under the 2003 Plan; therefore, the following table sets forth information with respect to equity awards made in fiscal year 2013 under the 2003 Plan as if the amended 2003 Plan was in effect to each of (i) the named executive officers identified in the “Executive Compensation—Summary Compensation Table” contained in this proxy statement, (ii) all current executive officers as a group, (iii) our current non-executive officer directors as a group, and (iv) all employees other than executive officers as a group.

2003 Plan Grants During Fiscal Year 2013

	Stock Options(#)	Restricted Stock Units (#)	Performance Shares(1)
Name			Threshold (% of target)	Target (#)	Maximum (#)

Shantanu Narayen, President and Chief Executive Officer	—	157,500(2)	37.5%	157,500(3)	315,000(3)
Mark Garrett, Executive Vice President and Chief Financial Officer	—	35,000(2)	37.5%	35,000(3)	70,000(3)
Matthew Thompson, Executive Vice President, Worldwide Field Operations	—	55,000(2)	37.5%	55,000(3)	110,000(3)
David Wadhwani, Senior Vice President and General Manager, Digital Media	—	47,500(2)	37.5%	47,500(3)	95,000(3)
Bradley Rencher, Senior Vice President and General Manager, Digital Marketing	—	40,000(2)	37.5%	40,000(3)	80,000(3)
Executive Group (7 persons)(4)	—	367,825(2)	37.5%	367,825(3)	735,650(3)
Non-Executive Director Group (12 persons)	25,146(5)	49,829(5)	—	—	—
Non-Executive Officer Employee Group (11,974 persons as of fiscal year end)	—	6,025,562(6)	37.5%	577,675(6)	1,155,350(6)
_________________________

(1)
Represents the target and maximum (200% of target, up to the plan maximum of 1,500,000 shares) number of shares of our common stock that could have been earned at the respective performance levels in accordance with the terms of our 2013 Performance Share Program. Performance shares will be earned, if at all, following our 2015 fiscal year end, subject to the achievement of a performance goal. The actual award of any earned performance shares would fully vest upon the certification by our Executive Compensation Committee of the level of achievement following the three-year anniversary of the grant date (January 24, 2016).

(2)	Granted on January 24, 2013 with a fair market value of $38.10 per share. These RSUs vest 50% on each anniversary of the grant date over two years.

(3)	Granted on January 24, 2013 with a fair market value of $38.10 per share.

(4)	Executive Group data does not include grants made to Kevin Lynch, who was not with Adobe at the end of the fiscal year.

(5)
Granted pursuant to the terms of our 2013 Non-Employee Director Compensation Policy. Weighted average exercise price of $45.03 per share for stock options, and weighted average fair market value of $42.39 per share for RSUs. For additional information regarding equity awards made pursuant to our Non-Employee Director Compensation Policy, see “Director Compensation” in this proxy statement.

(6)
These equity awards represent various new hire, annual, promotion and retention grants with a weighted average fair market value of $38.12 and $40.01 per share for performance shares and RSUs, respectively. For additional information regarding the terms and conditions of our equity awards, including standard vesting provisions, see “Summary of the 2003 Plan” above.

Equity Awards Made in Fiscal Year 2014 and Future Equity Awards. Although we cannot currently determine the benefits or number of shares subject to awards that may be granted during the remainder of the 2014 fiscal year to participants under the 2003 Plan, we did award our annual equity grants for fiscal year 2014 on January 24, 2014 to our employees, including our executive officers, under the 2003 Plan. The largest portion of our grants under the 2003 Plan are typically made during this annual January grant process, and if the proposed increase in the share limit for the 2003 Plan had been in effect in January 2014, we believe that the awards granted to our executive officers and employees would not have been different. We also issued certain promotion and new hire grants in fiscal year 2014 through January 24, 2014. In addition, pursuant to the terms of our current Non-Employee Director Compensation Policy, our eligible directors will each receive, on the first business day after the 2014 Annual Meeting of Stockholders, an annual grant of RSUs, which will vest 100% on the day immediately preceding our next annual meeting of stockholders. The annual grant is valued at $260,000 (on the date of grant) and is converted into RSUs as described in “Director Compensation—Equity Awards” in this proxy statement. The following table sets forth information with respect to grants made in fiscal year 2014 through January 24,

2014 under the 2003 Plan to each of (i) the named executive officers identified in the “Executive Compensation—Summary Compensation Table” contained in this proxy statement, (ii) all current executive officers as a group, and (iii) all current employees, other than executive officers, as a group. It also includes the dollar value of the anticipated awards to be made to our non-executive officer directors on the first business day after the scheduled date of the 2014 Annual Meeting of Stockholders.
2003 Plan Grants During Fiscal Year 2014

	Restricted Stock Units (#)	Performance Shares(1)			Non-Executive Director Award Dollar Value ($)
Name		Threshold (% of target)	Target (#)	Maximum (#)

Shantanu Narayen, President and Chief Executive Officer	126,550(2)	37.5%	126,550(3)	253,100(3)	—
Mark Garrett, Executive Vice President and Chief Financial Officer	35,900(2)	37.5%	35,900(3)	71,800(3)	—
Matthew Thompson, Executive Vice President, Worldwide Field Operations	40,100(2)	37.5%	40,100(3)	80,200(3)	—
David Wadhwani, Senior Vice President and General Manager, Digital Media	31,650(2)	37.5%	31,650(3)	63,300(3)	—
Bradley Rencher, Senior Vice President and General Manager, Digital Marketing	27,450(2)	37.5%	27,450(3)	54,900(3)	—
Executive Group (11 persons)	368,100(2)	37.5%	368,100(3)	736,200(3)	—
Non-Executive Director Group (12 persons)	—	—	—	—	3,120,000(4)
Non-Executive Officer Employee Group (11,968 persons as of January 31, 2014)	2,872,800(5)	37.5%	334,500(3)	669,000(3)	—
_________________________

(1)
Represents the target and maximum (200% of target) number of shares of our common stock that may be earned by our employees under the 2003 Plan in accordance with the terms of our 2014 Performance Share Program. Performance shares will be earned, if at all, following our 2016 fiscal year end, subject to the achievement of a performance goal. The actual award of any earned performance shares would fully vest upon the certification by our Executive Compensation Committee of the level of achievement following the three-year anniversary of the grant date (January 24, 2017).

(2)
Granted on January 24, 2014 with a fair market value of $59.09 per share. RSUs granted as part of our fiscal year 2014 annual award process vest 1/3 on each anniversary of the grant date over three years.

(3)	Granted on January 24, 2014 with a fair market value of $59.09 per share.

(4)
Represents the aggregate dollar value of anticipated awards to be made to our 12 non-employee directors eligible to receive awards under the 2003 Plan on April 11, 2014 (the first business day after the scheduled date of the 2014 Annual Meeting of Stockholders), pursuant to the terms of our 2014 Non-Employee Director Compensation Policy, based on the valuation method described under “Director Compensation—Equity Awards” in this proxy statement.

(5)
These equity awards represent various new hire, annual, promotion and retention grants granted during fiscal year 2014 with a weighted average fair market value of $59.12 per share for performance shares and RSUs. For additional information regarding the terms and conditions of our equity awards, including standard vesting provisions, see “Summary of the 2003 Plan” above.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending on November 28, 2014, and urges you to vote for ratification of KPMG’s appointment. KPMG has audited our financial statements since fiscal year 1983. Although we are not required to seek your approval of this appointment, we believe it is good corporate governance to do so. No determination has been made as to what action our Audit Committee would take if you do not ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm if the Audit Committee concludes such a change would be in the best interests of Adobe and its stockholders.
We expect representatives of KPMG to be present at the meeting and available to respond to appropriate questions by stockholders. Additionally, the representatives of KPMG will have the opportunity to make a statement if they so desire.
Vote Required and Board Recommendation
Stockholder ratification of KPMG as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the votes cast in person or by proxy and entitled to vote at this meeting. Abstentions and broker non-votes will have no effect on the outcome of this Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL

PRINCIPAL ACCOUNTING FEES AND SERVICES
During fiscal years 2013 and 2012, we retained KPMG to provide services in the following categories and amounts:

Fee Category	Fiscal 2013	Fiscal 2012(1)

Audit Fees	$3,672,651	$3,438,258
Audit-Related Fees	$306,986	$336,554
Tax Fees	$675,749	$531,231
All Other Fees	$900,290	$127,330
Total	$5,555,676	$4,433,373
_________________________

(1)
Audit-Related Fees shown for fiscal 2012 include fees related to diligence in connection with completed acquisitions; these fees were previously included in “All Other Fees” in the fee table filed with our definitive proxy statement dated March 1, 2013.

Audit fees include the audit of Adobe’s annual financial statements, review of financial statements included in each of our Quarterly Reports on Form 10-Q, and services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements for those fiscal years.
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category includes fees primarily related to due diligence in connection with completed acquisitions.
Tax fees consist of fees for professional services for tax compliance, tax advice and tax planning. This category includes fees primarily related to the preparation and review of federal, state and international tax returns and assistance with tax audits.
All other fees include assurance services not related to the audit or review of our financial statements.
Our Audit Committee determined that the rendering of non-audit services by KPMG is compatible with maintaining the independence of KPMG.
AUDIT COMMITTEE PRE-APPROVAL OF SERVICES PERFORMED BY OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
It is the policy of our Audit Committee to pre-approve all audit and permissible non-audit services to be performed by KPMG. Our Audit Committee pre-approves services by authorizing specific projects within the categories outlined above, subject to a budget for each category. Our Audit Committee’s charter delegates to a subcommittee when appropriate, or to one or more members of the Audit Committee, the authority to address any requests for pre-approval of services between Audit Committee meetings, and the subcommittee or such member or members must report any pre-approval decisions to our Audit Committee at its next scheduled meeting.
All services related to audit fees, audit-related fees, tax fees and all other fees provided by KPMG during fiscal years 2013 and 2012 were pre-approved by the Audit Committee in accordance with the pre-approval policy described above.
For more information on KPMG, please see “Report of the Audit Committee.”

REPORT OF THE AUDIT COMMITTEE*
The Audit Committee’s role includes the oversight of our financial, accounting and reporting processes; our system of internal accounting and financial controls; our enterprise risk management program; and our compliance with related legal, regulatory and ethical requirements. The Audit Committee oversees the appointment, compensation, engagement, retention, termination and services of our independent registered public accounting firm, including conducting a review of its independence; reviewing and approving the planned scope of our annual audit; overseeing our independent registered public accounting firm’s audit work; reviewing and pre-approving any audit and non-audit services that may be performed by it; reviewing with management and our independent registered public accounting firm the adequacy of our internal financial and disclosure controls; reviewing our critical accounting policies and the application of accounting principles; monitoring the rotation of partners of our independent registered public accounting firm on our audit engagement team as required by regulation; reviewing the company’s policies and practices with respect to swaps transactions; and overseeing the performance of our internal audit function. The Audit Committee establishes procedures, as required under applicable regulation, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee’s role also includes meeting to review our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm. The Audit Committee held 11 meetings during fiscal year 2013.
Each member of the Audit Committee meets the independence criteria prescribed by applicable regulation and the rules of the SEC for audit committee membership and is an “independent director” within the meaning of applicable NASDAQ listing standards. Each Audit Committee member meets NASDAQ’s financial sophistication requirements, and the Board has further determined that Mr. Burgess, Mr. Calderoni, Mr. Cannon and Mr. Daley are “audit committee financial experts” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC. The Audit Committee acts pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and NASDAQ, a copy of which can be found on our website at http://www.adobe.com/corporate-responsibility/governance-policies-guidelines.html.
We have reviewed and discussed with management and KPMG our audited financial statements. We discussed with KPMG and Adobe’s internal auditors the overall scope and plans of their audits. We met with KPMG, with and without management present, to discuss results of its examinations, its evaluation of Adobe’s internal controls, and the overall quality of Adobe’s financial reporting.
We have reviewed and discussed with KPMG matters required to be discussed pursuant to the Public Company Accounting Oversight Board Auditing Standard No. 16 “Communications with Audit Committees.”  . We have received from KPMG the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence. We have discussed with KPMG matters relating to its independence, including a review of both audit and non-audit fees, and considered the compatibility of non-audit services with KPMG’s independence.

Based on the reviews and discussions referred to above and our review of Adobe’s audited financial statements for fiscal year 2013, we recommended to the Board that Adobe’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended November 29, 2013, for filing with the SEC.
Respectfully submitted,
AUDIT COMMITTEE
James E. Daley, Chair
Robert K. Burgess
Frank A. Calderoni
Michael R. Cannon
_________________________

*
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Adobe under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14 of the Exchange Act, Adobe is asking its stockholders to cast an advisory vote to approve the fiscal year 2013 compensation of our named executive officers as disclosed in this proxy statement (our “NEOs”). This Proposal, commonly known as “say-on-pay,” gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation programs.
As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to align the interests of our executive officers with those of our stockholders, as well as attracting, motivating, and retaining key employees who are critical to our success. Under these programs, our executive officers, including our NEOs, are motivated to achieve specific financial and strategic objectives that are expected to increase stockholder value. Please read the “Compensation Discussion and Analysis” and the accompanying tables and narrative discussion for additional details about our executive compensation programs, including information about the fiscal year 2013 compensation of our NEOs. Biographical information regarding our executive officers is contained in the section titled “Executive Officers” in our 2013 Annual Report on Form 10-K and is incorporated herein by reference.
Advisory Vote and Board Recommendation; Vote Required
We request stockholder approval of the fiscal year 2013 compensation of our NEOs as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules (which disclosure includes the “Compensation Discussion and Analysis,” the compensation tables, and the narrative discussion that accompanies the compensation tables within the Executive Compensation section of this proxy statement). We encourage you to review the Compensation Discussion and Analysis and accompanying compensation tables and narrative discussion elsewhere in this proxy statement for a description and analysis of our principal executive compensation actions and decisions for fiscal year 2013.
This vote is not intended to address any specific element of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies, practices and disclosures described in this proxy statement.
Accordingly, we ask that you vote “FOR” the following resolution at this meeting:
“RESOLVED, that the stockholders of Adobe Systems Incorporated approve, on an advisory basis, the compensation of the named executive officers as disclosed in the company’s proxy statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2013 Summary Compensation Table and the accompanying compensation tables and narrative discussion within the Executive Compensation section of this proxy statement.”
Approval of the above resolution requires the affirmative vote of the holders of a majority of the votes cast in person or by proxy and entitled to vote at this meeting. Abstentions and broker non-votes will have no effect on the outcome of this Proposal.
As an advisory vote, the outcome of the vote on this Proposal is not binding upon us or our Board. However, our Executive Compensation Committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our stockholders in their vote on this Proposal and will consider the outcome of this vote when making future compensation decisions for our executive officers. We hold such advisory votes on executive compensation each year and will hold another advisory vote at our 2015 Annual Meeting of Stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL

HOUSEHOLDING OF PROXY MATERIALS
We have adopted a procedure approved by the SEC known as “householding.” This procedure allows multiple stockholders residing at the same address the convenience of receiving a single copy of our Notice, 2013 Annual Report and proxy materials, as applicable, unless we have received contrary instructions from one or more of the stockholders. This allows us to save money by reducing the number of documents we must print and mail, and helps reduce the environmental impact as well.
Householding is available to both registered stockholders and beneficial owners of shares held in street name.
Registered Stockholders
If you are a registered stockholder and have consented to our mailing of proxy materials and other stockholder information to only one account in your household, as identified by you, we will deliver or mail a single copy of our Notice, 2013 Annual Report and proxy materials, as applicable, for all registered stockholders residing at the same address. Your consent will be perpetual unless you revoke it, which you may do at any time by contacting Broadridge Financial Solutions, Inc., either by calling 1-800-542-1061 (toll free), or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. If you received a householded mailing this year, and you would like to receive additional copies of our Notice, 2013 Annual Report and proxy materials, as applicable, mailed to you, please submit your request to Broadridge who will promptly deliver the requested copies.
Registered stockholders who have not consented to householding will continue to receive copies of our Notice, Annual Reports and proxy materials, as applicable, for each registered stockholder residing at the same address. As a registered stockholder, you may elect to participate in householding and receive only a single copy of annual reports or proxy statements for all registered stockholders residing at the same address by contacting Broadridge as outlined above.
Street Name Holders
Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.
ANNUAL REPORT
Accompanying this proxy statement is our Annual Report on Form 10-K for the fiscal year ended November 29, 2013. The 2013 Annual Report contains audited financial statements covering our fiscal years ended November 29, 2013, November 30, 2012 and December 2, 2011. Copies of our Annual Report on Form  10-K for the fiscal year ended November 29, 2013, as filed with the SEC, are available free of charge on our website at www.adobe.com/adbe or you can request a copy free of charge by calling 408-536-4700 or sending an email to adobe@kpcorp.com. Please include your contact information with the request.
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON APRIL 10, 2014
This proxy statement and our 2013 Annual Report on Form 10-K for the fiscal year ended November 29, 2013, as filed with the SEC, are available at http://materials.proxyvote.com/00724F.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
Stockholder proposals may be included in our proxy statement for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting to be held in 2015, we must receive the proposal at our principal executive offices, addressed to the Corporate Secretary, no later than October 31, 2014. In addition, a stockholder proposal that is not intended for inclusion in our proxy statement under Rule 14a-8 may be brought before the 2014 annual meeting so long as we receive information and notice of the proposal in compliance with the requirements set forth in our Bylaws, addressed to the Corporate Secretary at our principal executive offices, not later than December 15, 2014 nor earlier than November 15, 2014 for nominations for election to the Board of Directors and for all other business, not later than October 31, 2014 nor earlier than October 1, 2014.

Michael Dillon Senior Vice President, General Counsel & Corporate Secretary
February 28, 2014
San Jose, California

ANNEX A

_____________

ADOBE SYSTEMS INCORPORATED
2003 EQUITY INCENTIVE PLAN

Amended and Restated as of April 11, 2013
As Amended April [ ], 2014
_____________

1.	Establishment, Purpose and Term of Plan	A-1
1.1	Establishment	A-1
1.2	Purpose	A-1
1.3	Term of Plan	A-1
2.	Definitions and Construction	A-1
2.1	Definitions	A-1
2.2	Construction	A-5
3.	Administration	A-5
3.1	Administration by the Committee	A-5
3.2	Authority of Officers	A-5
3.3	Administration with Respect to Insiders	A-6
3.4	Committee Complying with Section 162 (m)	A-6
3.5	Powers of the Committee	A-6
3.6	Repricing	A-7
3.7	Indemnification	A-7
4.	Shares Subject to Plan	A-7
4.1	Maximum Number of Shares Issuable	A-7
4.2	Adjustments for Changes in Capital Structure	A-8
5.	Eligibility and Award Limitations	A-8
5.1	Persons Eligible for Awards	A-8
5.2	Participation	A-8
5.3	Incentive Stock Option Limitations	A-9
5.4	Award Limits	A-9
6.	Terms and Conditions of Options	A-10
6.1	Exercise Price	A-10
6.2	Exercisability and Term of Options	A-10
6.3	Payment of Exercise Price	A-11
6.4	Effect of Termination of Service	A-11
6.5	Transferability of Options	A-12
7.	Terms and Conditions of Stock Appreciation Rights	A-12
7.1	Types of SARs Authorized	A-12
7.2	Exercise Price	A-12
7.3	Exercisability and Term of SARs	A-12
7.4	Exercise of SARs	A-13
7.5	Deemed Exercise of SARs	A-13
7.6	Effect of Termination of Service	A-13
7.7	Nontransferability of SARs	A-13
8.	Terms and Conditions of Stock Awards	A-13
8.1	Types of Stock Awards Authorized	A-13
8.2	Purchase Price	A-14
8.3	Purchase Period	A-14
8.4	Payment of Purchase Price	A-14
8.5	Vesting; Restrictions on Transfer; Deferral	A-14
8.6	Voting Rights; Dividends and Distributions	A-14
8.7	Effect of Termination of Service	A-15

A-i

8.8	Nontransferability of Stock Award Rights	A-15
9.	Terms and Conditions of Performance Awards	A-15
9.1	Types of Performance Awards Authorized	A-15
9.2	Initial Value of Performance Shares and Performance Units	A-16
9.3	Establishment of Performance Period, Performance Goals and Performance Award Formula	A-16
9.4	Measurement of Performance Goals	A-16
9.5	Settlement of Performance Awards	A-16
9.6	Dividend Equivalents	A-17
9.7	Effect of Termination of Service	A-17
9.8	Nontransferability of Performance Awards	A-17
10.	Performance-Based Compensation under Code Section 162(m)	A-18
10.1	General	A-18
10.2	Performance Goals	A-18
10.3	Performance Goals Based on Performance Measures	A-20
11.	Standard Forms of Award Agreement	A-22
11.1	Award Agreements	A-22
11.2	Authority to Vary Terms	A-22
11.3	Clawback/Recovery	A-22
12.	Change of Control	A-22
12.1	Awards Granted Prior to January 24, 2008	A-22
12.2	Awards Granted On or After January 24, 2008	A-23
13.	Compliance with Securities Law	A-25
14.	Tax Withholding	A-25
14.1	Tax Withholding in General	A-25
14.2	Withholding in Shares	A-25
15.	Termination or Amendment of Plan	A-26
16.	Miscellaneous Provisions	A-26
16.1	Repurchase Rights	A-26
16.2	Provision of Information	A-26
16.3	Rights as Employee, Consultant or Director	A-26
16.4	Rights as a Stockholder	A-26
16.5	Fractional Shares	A-26
16.6	Beneficiary Designation	A-27
16.7	Unfunded Obligation	A-27
16.8	Section 409A	A-27

A-ii

ADOBE SYSTEMS INCORPORATED
2003 EQUITY INCENTIVE PLAN

1.ESTABLISHMENT, PURPOSE AND TERM OF PLAN.
1.1    Establishment. Adobe Systems Incorporated, a Delaware corporation, hereby establishes the Adobe Systems Incorporated 2003 Equity Incentive Plan (as amended and restated, the “Plan”) effective as of April 9, 2003, the date of its approval by the stockholders of the Company (the “Effective Date”).
1.2    Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Stock Purchase Rights, Stock Bonuses, Restricted Stock Units, Performance Shares and Performance Units.
1.3    Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all Incentive Stock Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted, as amended, by the Board or the date the Plan is duly approved, as amended, by the stockholders of the Company.
2.DEFINITIONS AND CONSTRUCTION.
2.1    Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:
(a)“Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities. For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S‑8 under the Securities Act.
(b)“Award” means any Option, SAR, Stock Purchase Right, Stock Bonus, Restricted Stock Unit, Performance Share or Performance Unit granted under the Plan.
(c)“Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant. An Award Agreement may be an “Option Agreement, an “SAR Agreement,” a “Stock Purchase Agreement,” a “Stock Bonus Agreement, “ a “Restricted Stock Unit Agreement,” “ a “Performance Share Agreement” or a “Performance Unit Agreement.”

(d)“Board” means the Board of Directors of the Company.
(e)“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.
(f)“Committee” means the Executive Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.
(g)“Company” means Adobe Systems Incorporated, a Delaware corporation, or any successor corporation thereto.
(h)“Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on (i) registration on a Form S‑8 Registration Statement under the Securities Act, or (ii) Rule 701 of the Securities Act, or (iii) other means of compliance with the securities laws of all relevant jurisdictions.
(i)“Director” means a member of the Board or the board of directors of any other Participating Company.
(j)“Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) and 409A(a)(2)(c)(i) of the Code.
(k)“Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.
(l)“Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan.
(m)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(n)“Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:
(i)If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the

Stock is so quoted instead) as quoted on the Nasdaq Global Select Market, The Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.
(ii)If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.
(o)“Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option.
(p)“Insider” means an Officer, a member of the Board or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.
(q)“Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) an incentive stock option within the meaning of Section 422(b) of the Code.
(r)“Officer” means any person designated by the Board as an officer of the Company.
(s)“Option” means the right to purchase Stock at a stated price for a specified period of time granted to a participant pursuant to Section 6 of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.
(t)“Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.
(u)“Participant” means any eligible person who has been granted one or more Awards.
(v)“Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.
(w)“Participating Company Group” means, at any point in time, all corporations collectively which are then Participating Companies.
(x)“Performance Award” means an Award of Performance Shares or Performance Units.
(y)“Performance Award Formula” means, for an Award, a formula or table established by the Committee, which provides the basis for computing the value of an Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.
(z)“Performance Goal” means a performance goal established by the Committee and may or may not include performance goals relating to a Performance Measure (as defined in Section 10).
(aa)“Performance Period” means a period established by the Committee at the end of which one or more Performance Goals are to be measured.
(bb)    “Performance Share” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Share based on performance.
(cc)    “Performance Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Unit based upon performance.
(dd)    “Predecessor Plans” mean, collectively, the Adobe Systems Incorporated 1994 Stock Option Plan and the Adobe Systems Incorporated 1999 Equity Incentive Plan.
(ee)    “Restricted Stock Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 8 of the Plan to receive one share of Stock, a cash payment equal to the value of one share of Stock, or a combination thereof, as determined in the sole discretion of the Committee.
(ff)    “Restriction Period” means the period established in accordance with Section 8.5 of the Plan during which shares subject to a Stock Award are subject to Vesting Conditions.
(gg)    “Rule 16b‑3” means Rule 16b‑3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.
(hh)    “SAR” or “Stock Appreciation Right” means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 7 of the Plan to receive payment of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.
(ii)    “Section 162(m)” means Section 162(m) of the Code.
(jj)    “Securities Act” means the Securities Act of 1933, as amended.
(kk)    “Service” means a Participant’s employment or service with the Participating Company Group as an Employee, a Consultant or a Director, whichever such capacity the Participant held on the date of grant of an Award. Unless otherwise determined by the Committee, a Participant’s Service shall be deemed to have terminated if the Participant ceases to render service to the Participating Company Group in such initial capacity. However, a Participant’s Service shall not be deemed to have terminated merely because of a change in the Participating Company for which the Participant renders such Service in such initial capacity, provided that there is no interruption or termination of the Participant’s Service. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs

Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.
(ll)    “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2 of the Plan.
(mm)    “Stock Award” means an Award of a Stock Bonus, a Stock Purchase Right or a Restricted Stock Unit Award.
(nn)    “Stock Bonus” means Stock granted to a Participant pursuant to Section 8 of the Plan.
(oo)    “Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8 of the Plan.
(pp)    “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.
(qq)    “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.
(rr)    “Vesting Conditions” mean those conditions established in accordance with Section 8.5 of the Plan prior to the satisfaction of which shares subject to a Stock Award remain subject to forfeiture or a repurchase option in favor of the Company.
2.2    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
3.ADMINISTRATION.
3.1    Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.
3.2    Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election. To the extent consistent with applicable law (including but not limited to Delaware General Corporation Law Section 157(c)), the Board may, in its discretion, delegate to a committee comprised of one or more Officers (any such committee, an “Officer Committee”) the authority to designate Employees (other than themselves) to receive one or more Options or rights to acquire shares of Stock and to determine the number of shares of Stock subject to such Options and rights, without further approval of the Board or the Committee. Any such grants will be subject to the terms of the Board resolutions providing for such delegation of authority.

3.3    Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b‑3.
3.4    Committee Complying with Section 162(m). If the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of two or more “outside directors” within the meaning of Section 162(m) to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).
3.5    Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:
(a)to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award;
(b)to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;
(c)to determine the Fair Market Value of shares of Stock or other property;
(d)to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares purchased pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;
(e)to determine whether an Award of SARs, Restricted Stock Units, Performance Shares or Performance Units will be settled in shares of Stock, cash, or in any combination thereof;
(f)to approve one or more forms of Award Agreement;
(g)to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;
(h)to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;
(i)to prescribe, amend or rescind rules, guidelines and policies relating to the plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including,

without limitation, as the Committee deems necessary or desirable to comply with the laws of or to accommodate the laws, regulations, tax or accounting effectiveness, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and
(j)to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.
3.6    Repricing. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Board shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs and the grant in substitution therefor of new Awards having a lower exercise or purchase price or (b) the amendment of outstanding Options or SARs to reduce the exercise price thereof. This paragraph shall not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Section 424 of the Code.
3.7    Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.
4.SHARES SUBJECT TO PLAN.
4.1    Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be two hundred fifty-five million nine hundred ninety-nine thousand six hundred twenty (255,999,620). The number of shares of stock available for issuance under the Plan shall be reduced (a) by one share for each share issued pursuant to options or rights granted pursuant to the Predecessor Plans or pursuant to Options or Stock Appreciation Rights, and (b) by one and seventy seven-hundredths (1.77) shares for each share issued pursuant to Awards other than those set forth in the preceding clause (a); provided, however, that (A) for Awards granted prior to April 5, 2007, the reduction was one share of Stock for each share of Stock issued pursuant to any Awards, (B) for Awards granted on April 5, 2007 through and including April 9, 2008, the reduction was two and one-tenth (2.1) shares for each share issued pursuant to any Awards other than options or rights granted pursuant to the Predecessor Plans or pursuant to Options or Stock Appreciation Rights, and (C) for Awards granted on April 10, 2008 through and including March 31, 2009, the reduction was two and four-tenths (2.4) shares for each share issued pursuant to any Awards other than options or right

s granted pursuant to the Predecessor Plans or pursuant to Options or Stock Appreciation Rights. Such shares shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company at the Participant’s purchase price to effect a forfeiture of unvested shares upon termination of Service, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall be added back to the Plan share reserve in an amount corresponding to the reduction in such share reserve previously made in accordance with the rules described above in this Section 4.1 and again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award (other than a SAR that may be settled in shares of Stock and/or cash) that is settled in cash. Shares withheld in satisfaction of tax withholding obligations pursuant to Section 14.2 shall not again become available for issuance under the Plan. Upon exercise of a SAR, whether in cash or shares of Stock, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the SAR is exercised. If the exercise price of an Option is paid by “net exercise” (as described in Section 6.3(a)(iv)) or tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised.
4.2    Adjustments for Changes in Capital Structure. In the event of any change in the Stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and class of shares subject to the Plan, in the ISO Share Limit (as defined in Section 5.3(a)), the Award limits set forth in Section 5.4 and to any outstanding Awards, and in the exercise or purchase price per share under any outstanding Award. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.
5.ELIGIBILITY AND AWARD LIMITATIONS.
5.1    Persons Eligible for Awards. Awards may be granted only to Employees, Directors and Consultants. No Award shall be granted prior to the date on which such person commences Service.
5.2    Participation. Except as otherwise provided in Section 3.2, Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one (1) Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3    Incentive Stock Option Limitations.
(a)Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person, but who is otherwise an Employee or a Director of, or Consultant to, the Company or any of its Affiliates, may be granted only a Nonstatutory Stock Option.
(b)ISO Share Limit. Subject to adjustment as provided in Section 4.2, the maximum number of shares of Stock that may be issued upon the exercise of Incentive Stock Options granted under the Plan and the Predecessor Plans will equal the aggregate Share number stated in the first sentence of Section 4.1, plus, to the extent allowable under Code Section 422 and the Treasury Regulations promulgated thereunder, any shares of Stock that become available for issuance under the Plan pursuant to Section 4.1 (the “ISO Share Limit”).
(c)Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, each portion shall be separately identified.
(d)Leaves of Absence. For purposes of Incentive Stock Options, no leave of absence may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
5.4    Award Limits.
(a)    Section 162(m) Award Limits. The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a “publicly held corporation” within the meaning of Section 162(m).
(i)Options and SARs. Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Options or Freestanding SARs which in the aggregate are for more than four million (4,000,000) shares of Stock. An Option which is canceled (or a Freestanding SAR as to which the exercise price is reduced to reflect a reduction in the Fair Market Value of the Stock) in the same fiscal year of the Company in which it was granted shall continue to be counted against such limit for such fiscal year.
(ii)Stock Awards. Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Stock Awards intended to qualify as “performance-based compensation” under Section 162(m) for more than one million five hundred thousand (1,500,000) shares of Stock in the aggregate.
(iii)Performance Awards. Subject to adjustment as provided in Section 4.2, no Employee shall be granted (A) an Award of Performance Shares intended to qualify as “performance based compensation” under Section 162(m), which could result in such Employee receiving more than one million five hundred thousand (1,500,000) shares of Stock in the aggregate during any fiscal year of the Company, or (B) an Award of Performance Units intended to qualify as “performance-based compensation” under Section 162(m), which could result in such Employee receiving more than two million five hundred thousand dollars ($2,500,000) during any fiscal year of the Company.
(b)    Clarification of Limits. For purposes of clarification regarding the foregoing limits, (A) Awards granted in previous fiscal years will not count against the Award limits in subsequent fiscal years even if the Awards from previous fiscal years are earned or otherwise settled in fiscal years following the fiscal year in which they are granted, and (B) more than one Award of the same type can be granted in a fiscal year as long as the aggregate number of shares of Stock granted pursuant to all Awards of that type (and that are intended to qualify as “performance-based compensation” under Section 162(m)) do not exceed the fiscal year limit applicable to that Award type.
6.TERMS AND CONDITIONS OF OPTIONS.
Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
6.1    Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Sections 409A and 424(a) of the Code.
6.2    Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of seven (7) years after the effective date of grant of such Option, and (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder to an Employee, Consultant or Director shall terminate seven (7) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.
6.3    Payment of Exercise Price.
(a)Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided further, however, that shares of Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or (v) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.
(b)Limitations on Forms of Consideration.
(i)Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. Unless otherwise provided by the Committee, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months (or such longer or shorter period as necessary to avoid a charge to earnings for financial accounting purposes) and not used for another Option exercise by attestation during any such period or were not acquired, directly or indirectly, from the Company.
(ii)Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.
6.4    Effect of Termination of Service. An Option shall be exercisable after a Participant’s termination of Service to such extent and during such period as determined by the

Committee, in its discretion, and set forth in the Award Agreement evidencing such Option or in another written agreement between the Company and the Participant.
6.5    Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. No Option shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S‑8 Registration Statement under the Securities Act.
7.TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.
SARs shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
7.1    Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.
7.2    Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.
7.3    Exercisability and Term of SARs.
(a)Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.
(b)Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of eight (8) years after the effective date of grant of such SAR.
7.4    Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made in cash, shares of Stock, or any combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing such SAR, payment shall be made in a lump sum as soon as practicable following the date of exercise of the SAR. The Award Agreement evidencing any SAR may provide for deferred payment in a lump sum or in installments. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant.
7.5    Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.
7.6    Effect of Termination of Service. An SAR shall be exercisable after a Participant’s termination of Service to such extent and during such period as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such SAR or in another written agreement between the Company and the Participant.
7.7    Nontransferability of SARs. SARs may not be assigned or transferred in any manner except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant or the Participant’s guardian or legal representative.
8.TERMS AND CONDITIONS OF STOCK AWARDS.
Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Stock Bonus, a Stock Purchase Right or a Restricted Stock Unit, and the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No Stock Award or purported Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
8.1    Types of Stock Awards Authorized. Stock Awards may be in the form of a Stock Bonus, a Stock Purchase Right or a Restricted Stock Unit. Stock Awards may be granted or vest upon such conditions as the Committee shall determine, including, without limitation, service to a Participating Company or upon the attainment of one or more Performance Goals. If either the grant of a Stock Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals based on Performance Measures, the Committee shall follow procedures set forth in Section 10 if they are intended to qualify as “performance-based compensation” under Section 162(m).
8.2    Purchase Price. The purchase price for shares of Stock issuable under each Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to such Stock Award.
8.3    Purchase Period. A Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Stock Purchase Right; provided, however, that no Stock Purchase Right granted to an Employee, a Consultant or a Director may become exercisable prior to the date on which such person commences Service.
8.4    Payment of Purchase Price. Stock Bonuses shall be issued in consideration for past services actually rendered to a Participating Company or for its benefit. At the time of grant of Restricted Stock Units, the Committee will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Stock acquired pursuant to Restricted Stock Units. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Stock Purchase Right or delivered pursuant to a Restricted Stock Unit shall be made (i) in cash, by check, or cash equivalent, (ii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iii) by any combination thereof, in each case consistent with any requirements under applicable law regarding payment in respect of the “par value” of the Stock. The Committee may at any time or from time to time grant Stock Purchase Rights or Restricted Stock Units which do not permit all of the foregoing forms of consideration to be used in payment of the purchase price or which otherwise restrict one or more forms of consideration.
8.5    Vesting; Restrictions on Transfer; Deferral. Shares issued pursuant to any Stock Award (including, without limitation, the percentage of actual achievement relative to pre-established target Performance Goals) may or may not be made subject to vesting conditioned upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, a Performance Award Formula and/or Performance Goals (the “Vesting Conditions”), as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period (the “Restriction Period”) in which shares acquired pursuant to a Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to a Change of Control as provided in Section 12, or as provided in Section 8.8. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions. Restricted Stock Units may be subject to such conditions that may delay the delivery of the shares of Stock (or their cash equivalent) subject to Restricted Stock Units after the vesting of such Award.
8.6    Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 8.5 and any Award Agreement, during the Restriction Period applicable to shares subject to a Stock Bonus or Restricted Stock Purchase Right, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. With respect to Restricted Stock Units, the Committee may, in its sole discretion, provide that dividend equivalents shall not be paid or provide either for the current payment of dividend equivalents or for the accumulation and payment of dividend equivalents to the extent that the Restricted Stock Units become nonforfeitable. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, then any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Stock Award shall be immediately subject to the same Vesting Conditions and, if applicable, deferral elections as the shares subject to the Stock Award with respect to which such dividends or distributions were paid or adjustments were made.
8.7    Effect of Termination of Service. Unless otherwise provided by the Committee in the grant of a Stock Award and set forth in the Award Agreement or in another written agreement between the Company and the Participant, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (i) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service, (ii) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (iii) the Participant shall forfeit all rights in any portion of a Restricted Stock Unit award that has not vested as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.
8.8    Nontransferability of Stock Award Rights. Rights to acquire shares of Stock pursuant to a Stock Award may not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant or the Participant’s guardian or legal representative.
9.TERMS AND CONDITIONS OF PERFORMANCE AWARDS. Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
9.1    Types of Performance Awards Authorized. Performance Awards may be in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award. Awards intended to qualify as “performance-based compensation” under Section 162(m) shall also be subject to the provisions of Section 10.

9.2    Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.2, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial value of one hundred dollars ($100). The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.
9.3    Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.
9.4    Measurement of Performance Goals. The Performance Goals shall be established by the Committee on the basis of achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion, except with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m), in which case the provisions of Section 10 will apply thereto. Performance Goals may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Goal may be stated as an absolute value or as a value determined relative to a standard selected by the Committee. Performance Goals may differ from Participant to Participant and from Award to Award.
9.5    Settlement of Performance Awards.
(a)Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall determine the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.
(b)Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine, except with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m), in which case the provisions of Section 10 will apply thereto. If permitted under a Participant’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Participant upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula.

(c)Effect of Leaves of Absence. Unless otherwise required by law, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days of leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on a leave of absence.
(d)Notice to Participants. As soon as practicable following the Committee’s determination in accordance with Sections 9.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.
(e)Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination in accordance with Sections 9.5(a) and (b), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. An Award Agreement may provide for deferred payment in a lump sum or in installments at the election of the Participant or otherwise. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalents or interest.
(f)Provisions Applicable to Payment in Shares. If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the value of a share of Stock determined by the method specified in the Award Agreement. Such methods may include, without limitation, the closing market price on a specified date (such as the settlement date) or an average of market prices over a series of trading days. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.
9.6    Dividend Equivalents. In its discretion, the Committee may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the Performance Shares are settled or forfeited. Dividend Equivalents may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 9.5. Dividend Equivalents shall not be paid with respect to Performance Units.
9.7    Effect of Termination of Service. The effect of a Participant’s termination of Service on the Participant’s Performance Award shall be as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Performance Award or in another written agreement between the Company and the Participant.
9.8    Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award may be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
10.PERFORMANCE-BASED COMPENSATION UNDER CODE SECTION 162(M)
10.1    General. If the Committee, which is constituted to comply with Section 3.4, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Section 162(m), the provisions of this Section 10 will control over any contrary provision in the Plan; provided, however, nothing in this Section 10 will prohibit the ability of a Committee in its discretion to grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) to such Participants that are based on Performance Goals or other specific criteria or goals, but that do not satisfy the requirements of this Section 10.
10.2    Performance Goals. The granting and/or vesting of Stock Awards or Awards of Performance Shares or Performance Units may be made subject to the attainment of Performance Goals relating to one or more measures of business or financial performance (each, a “Performance Measure”), which may include one or more of the following, as determined by the Committee:

(i)	growth in revenue or product revenue;
(ii)	recurring revenue;
(iii)	annualized recurring revenue;
(iv)	growth in the market price of the Stock;
(v)	operating margin;
(vi)	margin, including gross margin;
(vii)	operating income;
(viii)	operating income after taxes;
(ix)	operating profit or net operating profit;
(x)	pre-tax profit;
(xi)	earnings before interest, taxes and depreciation;
(xii)	earnings before interest, taxes, depreciation and amortization;
(xiii)	income, before or after taxes (including net income);
(xiv)	total return on shares of Stock or total stockholder return;

(xv)	earnings, including but not limited to earnings per share and net earnings;
(xvi)	return on stockholder equity or average stockholders’ equity;
(xvii)	return on net assets;
(xviii)	return on assets, investment or capital employed;
(xix)	expenses;
(xx)	cost reduction goals;
(xxi)	return on capital;
(xxii)	economic value added;
(xxiii)	market share;
(xxiv)	operating cash flow;
(xxv)	cash flow, as indicated by book earnings before interest, taxes, depreciation and amortization;
(xxvi)	cash flow per share;
(xxvii)	improvement in or attainment of working capital levels;
(xxviii)	debt reduction;
(xxix)	debt levels;
(xxx)	capital expenditures;
(xxxi)	sales or revenue targets, including product or product family targets;
(xxxii)	bookings;
(xxxiii)	billings;
(xxxiv)	workforce diversity;
(xxxv)	customer satisfaction;
(xxxvi)	implementation or completion of projects or processes;
(xxxvii)	improvement in or attainment of working capital levels;
(xxxviii)	stockholders’ equity; and

(xxxix)	other measures of performance selected by the Committee to the extent consistent with Section 162(m).
10.3    Performance Goals Based on Performance Measures.
(a)Determination of Performance Goals Based on Performance Measures. Performance Goals based on Performance Measures may differ from Participant to Participant and from Award to Award. In establishing a Performance Goal based on Performance Measures, the Committee may provide that performance shall be appropriately adjusted as follows:
(i)to include or exclude restructuring and/or other nonrecurring charges;
(ii)to include or exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals;
(iii)to include or exclude the effects of changes to generally accepted accounting principles required by the Financial Accounting Standards Board;
(iv)to include or exclude the effects of any statutory adjustments to corporate tax rates;
(v)to include or exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles;
(vi)to include or exclude the effect of payment of bonuses under any cash bonus plan of the Company;
(vii)to include or exclude the effect of stock based compensation and/or deferred compensation;
(viii)to include or exclude any other unusual, non-recurring gain or loss or other extraordinary item;
(ix)to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development;
(x)to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; to include or exclude the effects of divestitures, acquisitions or joint ventures;
(xi)to include or exclude the effects on reported financial results of changes in accounting treatment for certain transactions as a result of business model changes;
(xii)to include or exclude the effects of discontinued operations that do not qualify as a segment of a business unit under generally accepted accounting principles;
(xiii)to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture;

(xiv)to include or exclude the effect of any change in the outstanding shares of Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends;
(xv)to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code);
(xvi)to reflect any partial or complete corporate liquidation;
(xvii)to reflect shippable backlog; and
(xviii)to include or exclude the amortization of purchased intangibles, technology license arrangements and incomplete technology.
An Award may contain provisions for achievement of Performance Goals that are not based on Performance Measures (“Non-Performance Measure Goals”), but achievement, or non-achievement of any such Performance Goals may only operate to reduce the amount of an actual Award determined based on achievement of Performance Goals that are based on Performance Measures. That is, achievement of Non-Performance Measure Goals shall be viewed as an act of negative discretion by the Committee for purposes of determining an actual Award.
(b)Procedures. To the extent necessary to comply with the performance-based compensation provisions of Section 162(m), with respect to any Award granted subject to Performance Goals based on Performance Measures and intended to qualify as “performance-based compensation” under Section 162(m), within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Section 162(m)), the Committee will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals based on Performance Measures applicable to the Performance Period, (iii) establish the Performance Goals based on Performance Measures, and amounts of such Awards, as applicable, which may be earned for such Performance Period, (iv) specify the relationship between Performance Goals based on Performance Measures and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period, and (v) provide for such other terms and conditions as the Committee may determine that would not otherwise cause Awards to cease to qualify as “performance-based compensation” under Section 162(m).
(c)Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance-based compensation under Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m), and the Plan will be deemed amended to the extent necessary to conform to such requirements.
(d)Determination of Amounts Earned. Following the completion of each Performance Period, the Committee will certify in writing whether the applicable Performance Goals based on Performance Measures have been achieved for such Performance Period. A Participant will be eligible to receive payment pursuant to an Award intended to qualify as “performance-based compensation” under Section 162(m) for a Performance Period only if the Performance Goals based on Performance Measures for such period are achieved. In determining the amounts earned by a Participant pursuant to an Award intended to qualified as “performance-based compensation” under Section 162(m), the Committee will have the right to (a) reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period, (b) determine what actual Award, if any, will be paid in the event of a termination of employment as the result of a Participant’s death or disability or upon a Change of Control (as defined in Section 12) or in the event of a termination of employment following a Change of Control prior to the end of the Performance Period, and (c) determine what actual Award, if any, will be paid in the event of a termination of employment other than as the result of a Participant’s death or disability prior to a Change of Control and prior to the end of the Performance Period to the extent an actual Award would have otherwise been achieved had the Participant remained employed through the end of the Performance Period.
11.STANDARD FORMS OF AWARD AGREEMENT.
11.1    Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms as the Committee may approve from time to time.
11.2    Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.
11.3    Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause.
12.CHANGE OF CONTROL.
12.1    Awards Granted Prior to January 24, 2008. The following provisions shall control for Awards granted prior to January 24, 2008:
(a)Except as otherwise provided in a Participant’s Award Agreement:
(i)An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company); or (iv) a liquidation or dissolution of the Company.
(ii)A “Change in Control” shall mean an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of an Ownership Change Event described in Section 12.1(a)(iii), the entity to which the assets of the Company were transferred.
(b)Effect of Change in Control on Options, SARs and Restricted Stock Units. In the event of a Change in Control, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume the Company’s rights and obligations under outstanding Options, SARs and Restricted Stock Units or substitute for outstanding Options, SARs and Restricted Stock Units substantially equivalent equity awards for the Acquiror’s stock. In the event the Acquiror elects not to assume or substitute for outstanding Options, SARs or Restricted Stock Units in connection with a Change in Control, the Committee shall provide that any unexercised and/or unvested portions of such outstanding Awards shall be immediately exercisable and vested in full as of the date thirty (30) days prior to the date of the Change in Control. The exercise and/or vesting of any Option, SAR or Restricted Stock Unit that was permissible solely by reason of this paragraph 11.2 shall be conditioned upon the consummation of the Change in Control. Any Options, SARs or Restricted Stock Units which are not assumed or replaced by the Acquiror in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.
(c)Effect of Change in Control on Stock Awards. The Committee may, in its discretion, provide in any Award Agreement evidencing a Stock Award that, in the event of a Change in Control, the lapsing of the Restriction Period applicable to the shares subject to the Stock Award held by a Participant whose Service has not terminated prior to such date shall be accelerated effective as of the date of the Change in Control to such extent as specified in such Award Agreement. Any acceleration of the lapsing of the Restriction Period that was permissible solely by reason of this Section 12.1(c) and the provisions of such Award Agreement shall be conditioned upon the consummation of the Change in Control.
(d)Effect of Change in Control on Performance Awards. The Committee may, in its discretion, provide in any Award Agreement evidencing a Performance Award that, in the event of a Change in Control, the Performance Award held by a Participant whose Service has not terminated prior to such date shall become payable effective as of the date of the Change in Control to such extent as specified in such Award Agreement.
12.2    Awards Granted On or After January 24, 2008. The following provisions shall control for Awards granted on or after January 24, 2008:
(a)    Except as otherwise provided in a Participant's Award Agreement, “Change of Control” shall mean a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement;

provided, however, that anything in this Plan to the contrary notwithstanding, a Change of Control shall be deemed to have occurred if:
(i)any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities entitled to vote in the election of directors of the Company;
(ii)during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board and any new directors, whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least three-fourths (3/4ths) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (the “Incumbent Directors”), cease for any reason to constitute a majority thereof;
(iii)there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a “Transaction”), in each case with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own securities representing more than 50% of the combined voting power of the Company, a parent of the Company or other corporation resulting from such Transaction (counting, for this purpose, only those securities held by the Company’s stockholders immediately after the Transaction that were received in exchange for, or represent their continuing ownership of, securities of the Company held by them immediately prior to the Transaction);
(iv)all or substantially all of the assets of the Company are sold, liquidated or distributed; or
(v)there is a “Change of Control” or a “change in the effective control” of the Company within the meaning of Section 280G of the Code and the regulations promulgated thereunder.
(b)    The Committee or the Board may, in its discretion, provide in any Award Agreement, severance plan or other individual agreement, that, in the event of a Change of Control of the Company, the Award held by a Participant shall become vested, exercisable and/or payable to such extent as specified in such document.
(c)    In the event of a Change of Control, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume the Company’s rights and obligations under outstanding Awards or substitute for outstanding Awards substantially equivalent equity awards for the Acquiror’s stock. In the event the Acquiror elects not to assume or substitute for outstanding Awards in connection with a Change of Control, any unexercised and/or unvested portions of such outstanding Awards shall become immediately exercisable and vested in full as of immediately prior to the effective date of the Change of Control. The exercise and/or vesting of any Award that was permissible solely by reason of this paragraph 11.2 shall be conditioned upon the consummation of the Change in Control. Any Awards which are not assumed or replaced by the Acquiror in connection with the Change of Control nor exercised as of the time of consummation of the Change of Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change of Control.
13.COMPLIANCE WITH SECURITIES LAW.
13.1    The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (i) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (ii) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
13.2    If the exercise of an Award, or the purchase or delivery of shares of Stock subject to an Award, following the termination of the Participant's Service would be prohibited at any time during the applicable post-termination period solely because the issuance of shares of Stock would violate the registration requirements under the Securities Act, then the Award shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Participant's Service during which the exercise of the Award would not be in violation of such registration requirements, or (ii) the expiration of the term of the Award as set forth in the Award Agreement.
14.TAX WITHHOLDING.
14.1    Tax Withholding in General. Unless prohibited by applicable law, the Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise of an Option, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.
14.2    Withholding in Shares. Unless prohibited by applicable law, the Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

15.TERMINATION OR AMENDMENT OF PLAN.
The Committee may terminate or amend the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with any applicable law, regulation or rule.
16.MISCELLANEOUS PROVISIONS.
16.1    Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.
16.2    Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.
16.3    Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, a Consultant or a Director, or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award can in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.
16.4    Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2 or another provision of the Plan.
16.5    Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

16.6    Beneficiary Benefits. Subject to local laws and procedures, the Company may request appropriate written documentation from a trustee or other legal representative, court, or similar legal body, regarding any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before such representative shall be entitled to act on behalf of the Participant and before a beneficiary receives any or all of such benefit.
16.6    Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee, the Officer Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.
16.8    Section 409A. It is intended that all of the benefits and payments provided under this Plan satisfy, to the greatest extent possible, the exemptions from the application of Code Section 409A (together, with any state law of similar effect, “Section 409A”) provided under Treasury Regulations Sections 1.409A 1(b)(4), 1.409A 1(b)(5), 1.409A-1(b)(6) and 1.409A 1(b)(9), and this Plan will be construed to the greatest extent possible as consistent with those provisions. To the extent not so exempt, this Plan and the payments and benefits to be provided hereunder are intended to, and will be construed and implemented so as to, comply in all respects with the applicable provisions of Section 409A. For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A 2(b)(2)(iii)), any right to receive any installment payments under this Plan shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment.
To the extent that the Committee determines that any Award granted under the Plan is, or may reasonably be, subject to Section 409A, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences described in Section 409A(a)(1) of the Code (or any similar provision). Such terms and conditions shall include, without limitation, the following provision (or comparable provision of similar effect): “To the extent that (i) one or more of the payments or benefits received or to be received by a Participant upon “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h) without regard to alternative definitions thereunder) pursuant to this Plan would constitute deferred compensation subject to the requirements of Section 409A, and (ii) the Participant is a “specified employee” within the meaning of Section 409A at the time of separation from service, then to the extent delayed commencement of any portion of such payments or benefits is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) and the related adverse taxation under Section 409A, such payments and benefits shall not be provided to the Participant prior to the earliest of (i) the expiration of the six-month period measured from the date of separation from service, (ii) the date of the Participant’s death or (iii) such earlier date as permitted under Section 409A without the imposition of adverse taxation on the Participant. Upon the first business day following the expiration of such applicable Section 409A(a)(2)(B)(i) period, all payments and benefits deferred pursuant to this paragraph shall be paid in a lump sum to the Participant, and any remaining payments and benefits due shall be paid as otherwise provided herein.” If an Award Agreement is silent as to such provision, the foregoing provision is hereby incorporated by reference directly into such Award Agreement.
In addition, and notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award is, or may reasonably be, subject to Section 409A and related Department of Treasury guidance (including such Department of Treasury guidance issued from time to time) or contains any ambiguity as to the application of Section 409A, the Committee may, without the Participant’s consent, adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (A) exempt (or clarify the exemption of) the Award from Section 409A, (B) preserve the intended tax treatment of the benefits provided with respect to the Award, and/or (C) comply with the requirements of Section 409A and related Department of Treasury guidance.
Notwithstanding anything to the contrary contained herein, neither the Company nor any of its Affiliates shall be responsible for, or required to reimburse or otherwise make any Participant whole for, any tax or penalty imposed on, or losses incurred by, any Participant that arises in connection with the potential or actual application of Section 409A to any Award granted hereunder.

YOU CAN VOTE OVER THE INTERNET OR BY TELEPHONE
QUICK * EASY * IMMEDIATE * AVAILABLE
24 HOURS A DAY * 7 DAYS A WEEK

Adobe Systems Incorporated encourages you to take advantage of convenient ways to vote. If voting by proxy, you may vote over the internet, by telephone or by mail. Your internet or telephone vote authorizes the named proxies to vote in the same manner as if you marked, signed, and returned your proxy card. To vote over the internet, by telephone, or by mail, please read the accompanying proxy statement and then follow these easy steps:

VOTE BY INTERNET - www.proxyvote.com
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 9, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 9, 2014. Have your proxy card in hand when you call and then follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Adobe Systems Incorporated in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in the future.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Adobe Systems Incorporated, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

345 PARK AVENUE SAN JOSE, CA 95110-2704

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M52493-P33586	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ADOBE SYSTEMS INCORPORATED

Vote on Directors						Vote on Proposals

The Board of Directors recommends a vote FOR all nominees.						The Board of Directors recommends a vote FOR Proposals 2, 3 and 4:
1.	Election of the thirteen (13) Directors proposed in the accompanying Proxy Statement to serve for a one-year term.		For	Against	Abstain			For	Against	Abstain

	1a.	Amy L. Banse	☐	☐	☐	2.	Approval of the amendment of the 2003 Equity Incentive Plan to increase the available share reserve by 8.85 million shares.	☐	☐	☐
	1b.	Kelly J. Barlow	☐	☐	☐
	1c.	Edward W. Barnholt	☐	☐	☐	3.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending on November 28, 2014.	☐	☐	☐
	1d.	Robert K. Burgess	☐	☐	☐
	1e.	Frank A. Calderoni	☐	☐	☐
	1f.	Michael R. Cannon	☐	☐	☐	4.	Approve, on an advisory basis, the compensation of the named executive officers.	☐	☐	☐
	1g.	James E. Daley	☐	☐	☐
	1h.	Laura B. Desmond	☐	☐	☐
	1i.	Charles M. Geschke	☐	☐	☐
	1j.	Shantanu Narayen	☐	☐	☐
	1k.	Daniel L. Rosensweig	☐	☐	☐
	1l.	Robert Sedgewick	☐	☐	☐
	1m.	John E. Warnock	☐	☐	☐

Sign exactly as your name(s) appear(s) on the stock certificate. If shares of stock stand of record in the names of two or more persons, or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy card. If shares of stock are held of record by a corporation, the proxy card should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the proxy card for a deceased stockholder should give their full title. Please date the proxy card.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

M52494-P33586

ADOBE SYSTEMS INCORPORATED

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints each of John E. Warnock and Shantanu Narayen with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Adobe Systems Incorporated (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at the Company’s headquarters, 321 Park Avenue, East Tower, San Jose, California 95110-2704 on Thursday, April 10, 2014 at 9:00 a.m. local time and at any adjournment or postponement thereof: (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (2) in their best judgment upon such other matters as may properly come before the meeting.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR the election of each of the nominees listed on the reverse side for the Board of Directors and FOR Proposals 2, 3 and 4. Whether or not you are able to attend the meeting, you are urged to sign and mail the proxy card in the return envelope so that the stock may be represented at the meeting.

IF YOU ELECT TO VOTE BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD

PROMPTLY

USING THE ENCLOSED ENVELOPE

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)